As Filed with the Securities and Exchange Commission on December 7, 2007

                                                    Registration No. 333-[_____]

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------

                       NATIONAL CITY MORTGAGE CAPITAL LLC
             (Exact name of registrant as specified in its charter)

            Delaware                                      20-3289642
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                               3232 Newmark Drive
                             Miamisburg, Ohio 45342
                                 (937) 910-4372

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Kelly C. Johnson
                       National City Mortgage Capital LLC
                               3232 Newmark Drive
                             Miamisburg, Ohio 45342
                                 (937) 910-4372

       (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the
                                   Registrant)
                      -------------------------------------
                                   Copies to:

                                                 Jordan Schwartz,Esq.
         Glenn S. Arden, Esq.                    Frank Polverino, Esq.
              Jones Day                    Cadwalader, Wickersham & Taft LLP
         222 East 41st Street                 One World Financial Center
      New York, New York  10017                New York, New York 10281
            (212) 326-7852                          (212) 504-6000


      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        -------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed      Proposed
                                         Maximum       Maximum
   Proposed Title of                     Offering     Aggregate      Amount of
   Securities Being      Amount Being   Price Per      Offering    Registration
      Registered          Registered     Unit(1)       Price(1)         Fee
----------------------- -------------- ------------ ------------- --------------
Mortgage Pass-Through   $1,000,000         100%      $1,000,000       $30.70
Certificates and
Mortgage-Backed Notes
  (Issuable in Series)


--------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

                        -------------------------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                        -------------------------------

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and prospectus are not an offer to sell these offered certificates and are not soliciting an offer to buy these offered certificates in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION DATED DECEMBER 7, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus Dated __________ __, ____)


                         $[______________] (Approximate)

                    National City [__________] Trust [______]
                                (Issuing Entity)

                       National City Mortgage Capital LLC
                                   (Depositor)

            National City Mortgage, a division of National City Bank
                                  (Originator)

                           National City Mortgage Co.
                  (Sponsor, Mortgage Loan Seller and Servicer)

          Mortgage Pass-Through Certificates, Series [______]-[______]

You should carefully consider the risk factors beginning on page S-__ of this prospectus supplement.

The certificates will represent ownership interests in the issuing entity consisting primarily of mortgage loans; the certificates will represent ownership interests in the issuing entity only and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.


The Issuing Entity--

            o will be a trust consisting primarily of a pool of one- to four-family fixed-rate, first lien and second lien residential mortgage loans; and will be represented by [_______] classes of certificates, [_______] of which are offered by this prospectus supplement.

The Offered Certificates--

            o will represent senior interests in the issuing entity and will receive distributions from the assets of the issuing entity;

            o will receive monthly distributions commencing on [________] [__], [____]; and

            o will have credit enhancement in the forms of a certificate insurance policy, excess interest, subordination and overcollateralization. The offered certificates will also have the benefit of a cap contract.

Interest Rate Support will be Provided for -

            o the class [______] certificates through a cap contract with [_______], as counterparty.


[NAME OF UNDERWRITER] (the "Underwriter") will offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of such certificates, before deducting expenses, will be approximately [_____]% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" in this prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              [NAME OF UNDERWRITER]

                            ------------------------

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

      You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

      National City Mortgage Capital LLC's registered office in Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Kelly C. Johnson, and its phone number is (937) 910-4372.

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-5
RISK FACTORS..............................................................S-11
AFFILIATIONS AND RELATED TRANSACTIONS.....................................S-17
USE OF PROCEEDS...........................................................S-17
THE MORTGAGE POOL.........................................................S-17
THE ORIGINATOR AND THE SERVICER...........................................S-22
STATIC POOL INFORMATION...................................................S-25
ADDITIONAL INFORMATION....................................................S-25
THE SPONSOR...............................................................S-26
THE DEPOSITOR.............................................................S-26
THE ISSUING ENTITY........................................................S-26
YIELD ON THE CERTIFICATES.................................................S-26
DESCRIPTION OF THE CERTIFICATES...........................................S-32
P&I ADVANCES..............................................................S-47
POOLING AND SERVICING AGREEMENT...........................................S-47
THE INSURER...............................................................S-55
RATINGS...................................................................S-55
CAPITALIZATION............................................................S-55
FEDERAL INCOME TAX CONSEQUENCES...........................................S-57
METHOD OF DISTRIBUTION....................................................S-58
SECONDARY MARKET..........................................................S-58
LEGAL OPINIONS............................................................S-59
EXPERTS...................................................................S-59
RATINGS...................................................................S-59
LEGAL INVESTMENT..........................................................S-60
ERISA CONSIDERATIONS......................................................S-60

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      Each Underwriter has represented and agreed that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

            (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a brief description of the certificates offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. Annex I, II and III are incorporated by reference in this prospectus supplement.

      Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Issuing Entity............... National City [__________] Trust [______.] The
                              issuing entity will be established under a pooling and servicing agreement among National City Mortgage Capital LLC, as depositor, National City Mortgage Co., as servicer, and [__________], as trustee.


Title of Series.............. National City Mortgage Capital LLC, National City
                              [__________] Trust [______], Mortgage Pass-Through Certificates, Series [____]-[___].

Cut-off Date................. ________ __, ____.


Closing Date................. On or about _______ __, ____.


Depositor.................... National City Mortgage Capital LLC (the
                              "Depositor"), a subsidiary of National City
                              Mortgage Co. The Depositor will deposit the mortgage loans into the issuing entity. See "The Depositor" in the prospectus.

Mortgage Loan Seller......... National City Mortgage Co. (the "Mortgage Loan
                              Seller"). See "The Originator and The
                              Servicer--Underwriting Standards" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]


Servicer..................... National City Mortgage Co. (the "Servicer"). See
                              "The Originator and The Servicer" and "Pooling and Servicing Agreement--The Servicer" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]


Originator................... National City Mortgage, a division of National
                              City Bank (the "Originator"). See "The Originator and The Servicer" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]

Trustee...................... [_________________] (the "Trustee") will be the
                              Trustee of the issuing entity. See "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]

Trust Administrator.......... [_________________] (the "Trust Administrator")
                              will perform certain administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. See "Pooling and Servicing Agreement--Trust Administrator" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]

Insurer...................... [_________________] (the "Insurer"). See "The
                              Insurer" in this prospectus supplement. [Disclose any affiliations or transactions with other transaction parties.]

[Any other known transaction
party]....................... [Insert a brief description of any other known transaction parties.]

Distribution Dates........... Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in -------.


Final Scheduled Distribution
Date......................... The final scheduled distribution date for the
                              [_____] Certificates will be the distribution date in [_____]. The final scheduled distribution date for the [_____] Certificates is based upon [_____]. The actual final distribution date for each class of [_____] Certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Offered Certificates......... Each class of Offered Certificates will have the approximate initial certificate principal balance and fixed pass-through rate set forth in the table below, [subject to the indicated limitation in the case of the Class A-6 Certificates].

                 Initial                             Initial
               Certificate      Pass-              Certificate
                Principal      Through              Principal     Pass-Through
    Class       Balance(1)      Rate     Class      Balance(1)        Rate
------------ -------------- ----------- -------- --------------- ---------------
     A-1       $__________     ___%       A-4      $________(2)  Variable(3)
     A-2       $__________     ___%       A-5      $_________        ___%
     A-3       $__________     ___%       A-6      $_________      ___%(2)

----------------
(1)   Approximate.

(2) The Pass-Through Rate will equal the lesser of the rate stated above and the weighted average net mortgage rate.

The Issuing Entity

      The Depositor will establish the issuing entity as a trust with respect to the Series [____]-[___] Certificates, pursuant to a pooling and servicing agreement dated as of _______ __, ____ among the Depositor, the Servicer, the Trust Administrator, the Mortgage Loan Seller and the Trustee. Each Series [____]-[___] Certificate will evidence a partial undivided interest in the issuing entity. See "Description of the Certificates" in this prospectus supplement. The issuing entity is sometimes referred to in this prospectus supplement as the trust.

      Distributions of interest and/or principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans described below and payments under the certificate insurance policy (the "Policy").

The Mortgage Loans

      The issuing entity will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of _______ __, ____.

      The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ____:

      Range of mortgage rates [_____]% to _[_____]%. (approximate): Weighted average mortgage [_____]%. rate (approximate): Weighted average remaining __ years and __ term to stated maturity months. (approximate): Second lien mortgage loans ____%. (approximate): Balloon loans (approximate): [_____]%.

      For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

The Certificates

      Offered Certificates. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date.

      The Offered Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denomination. See "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement.

      Class CE Certificates. The Class CE Certificates are one of the ______ classes of certificates representing the issuing entity, but are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $__________, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ____% in the issuing entity. The Class CE Certificates will be sold by the Depositor to [name of underwriter] on the closing date.

      Class P Certificates. The Class P Certificates are one of the ______ classes of certificates representing the issuing entity, but are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $___ and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the Depositor to [name of underwriter] on the closing date.

      Residual Certificates. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the issuing entity, but are not offered by this prospectus supplement. Such certificates will be sold by the Depositor to [name of underwriter] on the closing date.

Trigger Event

      The occurrence of a trigger event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Class A Certificates and Mezzanine Certificates and affecting the weighted average lives of such certificates. The Stepdown Date is the earlier to occur of
(1) the first distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in [______] and (y) the first distribution date on which the subordination available to the Class A Certificates has doubled. A trigger event will be met if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition of trigger event.

      See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement for additional information.

Fees and Expenses

      Before distributions are made on the certificates, the following fees and expenses will be payable: (i) the servicer will be paid a monthly fee equal to one-twelfth of the [____]% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period and (ii) the Trust Administrator will be paid a monthly fee equal to one-twelfth of [___]% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period. The servicing fee will be payable from amounts on deposit in the collection account. The administration fee will be payable from amounts on deposit in the distribution account.

      See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" and "Description of Certificates" in this prospectus supplement for additional information.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of the Policy, subordination and overcollateralization, each as described below and under "Description of the Certificates--Credit Enhancement," "--Overcollateralization Provisions" and "--Allocation of Losses; Subordination" in this prospectus supplement.

      Overcollateralization. The aggregate principal balance of the mortgage loans as of _______ __, ____ will exceed the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of ________ __, ____ and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

      The pooling and servicing agreement provides, however, that subject to certain trigger tests set forth in the pooling and servicing agreement, the required level of overcollateralization may increase or decrease over time. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes will be the first to forego payment.

      Certificate Insurance Policy. The Offered Certificates will be entitled to the benefit of the Policy to be issued by [_____________]. The Insurer will issue the Policy as a means of providing additional credit enhancement to the Offered Certificates. The Policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the Offered Certificates of an amount that will cover (i) any interest shortfalls (except for certain shortfalls as described in this prospectus supplement) allocated to the Offered Certificates,
(ii) the amount by which (a) the outstanding principal amount of the Offered Certificates exceeds (b) the principal amount of the mortgage loans and (iii) without duplication of the amount specified in clause (ii), the outstanding principal amount of the Offered Certificates to the extent unpaid on the final distribution date or the earlier termination of the issuing entity pursuant to the terms of the pooling and servicing agreement. See "Description of the Certificates--Financial Guaranty Insurance Policy" in this prospectus supplement.

Cap Contract

      On the closing date, the trustee will enter into a cap contract. The cap contract will require the counterparty to pay amounts to the issuing entity to the extent one-month LIBOR (as defined in the related cap contract) for any related interest accrual period exceeds [__]% per annum, in an amount equal to such excess multiplied by the notional amount for such interest accrual period set forth in Annex IV. The counterparty will make a payment to the Trust Administrator, as cap administrator and the cap administrator will distribute such amount in the manner and priority as set forth under "Description of the Certificates--Cap Contract" in this prospectus supplement. See "Description of the Certificates--The Cap Contract" in this prospectus supplement.

      [If the aggregate significance percentage is greater than 10%, provide applicable disclosure as outlined in Item 1115(b)(1) and (2) of Regulation AB].

      Allocation of Losses; Subordination. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the Offered Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the Policy, all realized losses allocated to the Offered Certificates will be covered by the Policy. See "Description of the Certificates--Allocation of Losses; Subordination" and "--Financial Guaranty Insurance Policy" in this prospectus supplement.

P&I Advances

      The Servicer is required to advance delinquent payments of principal and interest on the mortgage loans that it services, subject to the limitations described in this prospectus supplement. The Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "P&I Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

Optional Termination

      At its option, the majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Servicer or the Insurer) may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the issuing entity, and by purchasing all of the mortgage loans effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect of the mortgage loans) remaining in the issuing entity has been reduced to less than __% or __% (as further provided in this prospectus supplement) of the aggregate principal balance of the mortgage loans as of _______ __, ____. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Description of the Securities--Termination" in the prospectus.

Repurchase or Substitution of Mortgage Loans for Breaches of Representations and Warranties

      The Mortgage Loan Seller will make, and the originator made, certain representations and warranties with respect to each mortgage loan at the time of origination, or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the originator or the Mortgage Loan Seller, as applicable, will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan. The Trust Administrator will give or cause to be given written notice to the certificateholders and the Insurer that such substitution has taken place.

      See "Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement for additional information.

Federal Income Tax Consequences

      Three separate elections will be made to treat designated portions of the issuing entity as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Ratings

      It is a condition to the issuance of the certificates that the Offered Certificates receive a rating of "Aaa" from [_____________[ ("[______]") and a rating of "AAA" from [---------] ("[--------]").

      The ratings on the Offered Certificates are based in part on the ratings of the claims-paying ability of the Insurer by [_______] and [________].

      A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the mortgage pool includes certain mortgage loans that are secured by subordinate liens on the related mortgaged properties. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations

      The U.S. Department of Labor has issued an individual exemption to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Offered Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "ERISA Considerations" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the prospectus.

                                  RISK FACTORS

      In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

      [Insert appropriate Risk Factors as necessary and as relate to applicable product type.]

The Originator's Underwriting Standards May Influence the Performance of the Mortgage Loans

      THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER OR THOSE UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATEHOLDERS.

      The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the ability of the mortgagee to repay the mortgage loan, the originator also considers, among other things, a mortgagor's credit history, value of the mortgaged property, debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

      As a result of such underwriting standards, the mortgage loans in the mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

      Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Originator and The Servicer--Underwriting Standards" in this prospectus supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance or Market Value of Your Certificates

      Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

      In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

      Another factor, that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans and the increased prevalence of interest only mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Similarly, borrowers whose mortgage loans provide for the payment of interest only during an initial period will experience increased monthly payments regardless of changes in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. A borrower's ability to refinance may also be limited by the reduction in the number of subprime originators as a result of the failure of their businesses or industry consolidation and by the recent imposition of more restrictive underwriting criteria by many other originators. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher rates of delinquencies and losses on the mortgage loans.

      In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These general market conditions may affect the performance of the mortgage loans backing your certificates, and, even if they do not affect performance, may adversely affect the market value of your certificates.

      Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans or which are intended to encourage servicers to modify rather than to foreclose on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the value of the certificates.

Mortgage Securities Market Illiquidity May Adversely Affect the Value of Your Certificates

      The mortgage backed securities market has recently experienced reduced liquidity. Although such reduced liquidity has resulted primarily from investor concerns arising from increased delinquencies and foreclosures on subprime mortgage loans and the failure of several subprime and "Alternative A" mortgage lenders, reduced liquidity has not been limited solely to securities backed by those types of mortgage loans. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under "normal" market conditions. See "Risk Factors-- The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price" in the prospectus.

Certain Mortgage Loans Have High Loan-to-Value Ratios Which May Present a Greater Risk of Loss with Respect to such Mortgage Loans

      Approximately [_____]% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80%. [No mortgage loan in the mortgage pool with a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80% will be covered by a primary mortgage insurance policy.] No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding [_____]% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement.

Certain Mortgage Loans Are Delinquent as of the Cut-Off Date, Which May Present a Greater Risk of Loss with Respect to such Mortgage Loans

      Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately [_____]% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of _______ __, ____.

      A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

      [Provide delinquency information necessary to comply with 1111(c) and 1100(b) of Regulation AB.]

The Mortgage Loans are Concentrated in the State of ________ and the State of ______, Which May Present a Greater Risk of Loss with Respect to such Mortgage Loans

      Approximately [_____]% and [_____]% of the mortgage loans, in each case, by aggregate principal balance as of _______ __, ____, are secured by mortgaged properties located in the State of [________] and the State of [________], respectively. The aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of ________ __, ____, was approximately $_________. If the _________
or ________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially.

      [According to ss. 229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

Certain of the Mortgage Loans Are Balloon Loans, Which May Present a Greater Risk of Loss with Respect to such Mortgage Loans

   Approximately [_____]% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial single payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans.

Certain Mortgage Loans are Secured by Second Liens on the Related Mortgaged Property, Which May Present a Greater Risk of Loss with Respect to Such Mortgage Loans

      Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire outstanding balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The Certificates Are Beneficial Interests in the Issuing Entity Only

      The certificates will not represent an interest in or obligation of the Depositor, the Servicer, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Trustee, the Trust Administrator or any of their respective affiliates. The Offered Certificates are covered by the Policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance Policy" in this prospectus supplement. Proceeds of the assets included in the trust and proceeds from the Policy will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Servicer, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The Cap Contract Is Subject to Counterparty Risk

      The assets of the issuing entity will include the cap contract which will require the counterparty thereunder to make certain payments to the issuing entity. To the extent that distributions on the Floating Rate Certificates depend in part on payments to be received by the Trust Administrator under the cap contract, the ability of the trustee to make such distributions on the Floating Rate Certificates will be subject to the credit risk of the counterparty to the cap contract. Although there will be a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement cap contract.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The Rate and Timing of Principal Distributions on the Offered Certificates will be Affected by Prepayment Speeds and by the Priority of Payment on such Certificates

      The rate and timing of distributions allocable to principal on the Offered Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation of the principal payments to pay principal on the Offered Certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately [_____]% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" in this prospectus supplement.

      Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Offered Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Offered Certificates at a time when reinvestment at comparable yields may not be possible.

      Except as otherwise described in this prospectus supplement, distributions of principal will be made to the classes of Offered Certificates according to the priorities described in this prospectus supplement, rather than on a pro rata basis among such classes. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

      During certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class [____] Certificates. During certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class [____] Certificates as more fully described in this prospectus supplement.

      For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" in this prospectus supplement, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption."

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors

      The yield to maturity on the Offered Certificates will depend, in general, on:

      o     the applicable purchase price; and

      o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, payments by the Insurer, and the allocation of those payments to reduce the certificate principal balance of such certificates, as well as other factors.

      The yield to investors on the Offered Certificates will be adversely affected by any allocation to investors on the Offered Certificates of interest shortfalls on the mortgage loans not covered by the Insurer.

      In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the prepayment vector (as more fully described in this prospectus supplement) and weighted average lives corresponding to the Offered Certificates. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The Yield to Maturity on Certain Classes of the Offered Certificates Will Be Particularly Sensitive to the Rate of Prepayments on the Mortgage Loans, Especially the Class [____] Certificates

      The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of Offered Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

      In particular, the Class [____] Certificates do not receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class [____] Certificates will receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) a disproportionately small or large portion of the amount of principal then payable to the Offered Certificates thereafter. Therefore, the weighted average life of the Class [____] Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class [____] Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

      Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosure, and may require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      None of the mortgage loans are expected to be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

      The originator represented that each mortgage loan originated by it was in compliance with applicable federal and state laws and regulations at the time of origination. In the event of a breach of such representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

If the Insurer Fails to Meet Its Obligations Under the Policy, Holders of the Offered Certificates May Experience a Loss on Their Investment

      If the protection created by the overcollateralization is insufficient and the Insurer is unable to meet its obligations under the Policy, then you could experience a loss of some of your investment.

      In addition, any reduction in a rating of the claims-paying ability of the Insurer may result in a reduction in the rating of the Offered Certificates.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      National City Mortgage Co., which is the sponsor, the mortgage loan seller and the servicer of the mortgage loans, is the direct parent of the Depositor and is an affiliate of the Originator. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                 USE OF PROCEEDS

      National City Mortgage Co. (the "Mortgage Loan Seller") will sell the Mortgage Loans (as defined in this prospectus supplement) to National City Mortgage Capital LLC (the "Depositor") and the Depositor will convey the Mortgage Loans to the trustee in exchange for and concurrently with the delivery of the Certificates (as defined in this prospectus supplement). Net proceeds from the sale of the Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Mortgage Loan Seller. Such net proceeds will represent the purchase price to be paid by the Depositor to the Mortgage Loan Seller for the Mortgage Loans. Such Mortgage Loans were previously purchased by the Mortgage Loan Seller either directly or indirectly from National City Mortgage, a division of National City Bank (the "Originator").

[According to ss. 229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, a servicer contemplated by ss. 229.1108(a)(2), depositor, issuing entity, originator contemplated by ss. 229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                               THE MORTGAGE POOL

General

      The pool of Mortgage Loans (the "Mortgage Pool") will consist of approximately ____ conventional, one- to four-family, fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens or second liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of _______ __, ____ (the "Cut-off Date") of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years.

      [If applicable, include discussion of loan groups in accordance with
Section 1111(a)(3) of Regulation AB.]

      References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      The Mortgage Loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Mortgage Loan Seller, who acquired the Mortgage Loans either directly or indirectly from the Originator. National City Mortgage Co. will act as the servicer pursuant to the Pooling and Servicing Agreement (as defined in this prospectus supplement) for the Mortgage Loans. See "The Originator and the Servicer" in this prospectus supplement.

      __________ Mortgage Loans, representing approximately ____% of the Mortgage Loans, have first payment dates occurring in _________ ____. With respect to such Mortgage Loans, no principal amortization payments will be distributed in _______ ____ unless principal payments thereon are received in the Prepayment Period applicable to the Distribution Date occurring in _______ ____. On the Closing Date, however, cash will be deposited with the Trust Administrator in an amount equal to interest accrued on such Mortgage Loans (net of the related Servicing Fee (as defined in this prospectus supplement)) for the related Interest Accrual Period for distribution to the holders of the Offered Certificates on the first Distribution Date.

      The Mortgage Loans have scheduled monthly payments due generally on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

      Approximately [_____]% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related Mortgage Note. Such Mortgage Loans provide for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of such Mortgage Loan, as provided in the related Mortgage Note. The amount of the Prepayment Charge is as provided in the related Mortgage Note, but is generally equal to _____ month's interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related Mortgage Loan in any __-month period, as permitted by law. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described in the Pooling and Servicing Agreement, the Servicer may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the Servicer with respect to the waiver of Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, and decisions by the Servicer with respect to the waiver of Prepayment Charges, may have on the prepayment performance of the Mortgage Loans.

      None of the Mortgage Loans are Buydown Mortgage Loans.

      The Mortgage Loans were selected by the Mortgage Loan Seller and the Depositor using criteria established by the Mortgage Loan Seller, the Depositor, the Underwriters and the Rating Agencies.

      Approximately [_____]% of the Mortgage Loans are balloon loans ("Balloon Loans"). Each Balloon Loan amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

      The average principal balance of the Mortgage Loans at origination was approximately $______. No Mortgage Loan had a principal balance at origination greater than approximately $_________ or less than approximately $_____. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $_________ or less than approximately $______.

      The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [_____]% per annum to approximately [_____]% per annum, and the weighted average Mortgage Rate was approximately [_____]% per annum.

      The weighted average loan-to-value ratio (or combined loan-to-value ratio, in the case of second lien Mortgage Loans) of the Mortgage Loans at origination was approximately [_____]%. At origination, no Mortgage Loan will have a loan-to-value ratio (or combined loan-to-value ratio, in the case of any second lien Mortgage Loan) greater than approximately [_____]% or less than approximately ____%.

      Approximately ____% of the Mortgage Loans are secured by second liens on the related Mortgaged Property.

      The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is _______ ____.

      The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             Principal Balances of the Mortgage Loans at Origination

                                                                   % of
                                                Aggregate       Aggregate
                                     Number      Original        Original
                                     of         Principal       Principal
             Range ($)               Loans       Balance         Balance
-------------------------------- ----------- -------------- ----------------



Total

         Principal Balances of the Mortgage Loans as of the Cut-off Date

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
             Range ($)               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

           Mortgage Rates of the Mortgage Loans as of the Cut-off Date

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
         Mortgage Rate (%)           Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

             Original Loan-to-Value Ratios of the Mortgage Loans(1)

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
         Mortgage Rate (%)           Loans       Date            Date
-------------------------------- ----------- -------------- ----------------



Total

--------------------------
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

               Geographic Distribution of the Mortgaged Properties

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
              Location               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

                 Mortgaged Property Types of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
           Property Type             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

            Mortgage Property Occupancy Status of the Mortgage Loans*

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
             Occupancy               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

--------------------------
* The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                          Purpose of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
            Loan Purpose             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

                    Documentation Type of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
         Documentation Type          Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

                   Debt-to-Income Ratios of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
       Debt-to-Income Ratios         Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

                 Risk Categories of the [______] Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
            Loan Purpose             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

--------------------------
*     Underwritten pursuant to the Mortgage Credit Only program.

**    Underwritten pursuant to the Home Saver program.

                 Risk Categories of the [______] Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
            Loan Purpose             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total

--------------------------
*     Underwritten pursuant to the Mortgage Credit Only program.

**    Underwritten pursuant to the Home Saver program.

Delinquency and Loss Information

      [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

      [The following tables set forth the historical delinquency experience of the related mortgage loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or
(3) the period for which information is known or reasonably available to the depositor. The mortgage loans have been categorized in the following table based on the longest period of delinquency during the period on which the table is based. None of the mortgage loans has been 120 or more days delinquent during the period on which the table is based.]

                  Historical Delinquency of the Mortgage Loans

                                                           Aggregate                               Average         Weighted
                                           Number of       Principal        % of Aggregate        Principal         Average
        Historical Delinquency          Mortgage Loans      Balance       Principal Balance        Balance       Mortgage Rate
------------------------------------ ------------------- ------------- ---------------------- --------------- ------------------
Never Delinquent                             [__]           $ [__]           [__]%                $ [__]            [__]%
30-59 Days                                   [__]             [__]           [__]                   [__]            [__]
60-89 Days                                   [__]             [__]           [__]                   [__]            [__]
90-119 Days                                  [__]             [__]           [__]                   [__]            [__]
Total                                        [__]           $ [__]            100.00%             $ [__]            [__]%

                                                           Weighted
                                          Weighted          Average
                                           Average         Adjusted
                                          Original         Original         Weighted
                                        Loan-to-Value    Loan-to-Value   Average Credit
        Historical Delinquency              Ratio            Ratio            Score
------------------------------------ ----------------- ---------------- ----------------
Never Delinquent                             [__]%            [__]%           [__]
30-59 Days                                   [__]             [__]            [__]
60-89 Days                                   [__]             [__]            [__]
90-119 Days                                  [__]             [__]            [__]
Total                                        [__]%            [__]%           [__]

      The following table sets forth the delinquency status of the mortgage loans as of the cut-off date.

         Delinquency Status of the Mortgage Loans as of the Cut-off Date

                                                           Aggregate                               Average         Weighted
                                           Number of       Principal        % of Aggregate        Principal         Average
        Historical Delinquency          Mortgage Loans      Balance       Principal Balance        Balance       Mortgage Rate
------------------------------------ ------------------- ------------- ---------------------- --------------- ------------------

Current                                      [__]           $ [__]           [__]%               $ [__]              [__]%
30-59 Days                                   [__]             [__]           [__]                  [__]              [__]
60-89 Days                                   [__]             [__]           [__]                  [__]              [__]
Total                                        [__]           $ [__]            100.00%            $ [__]              [__]%

                                                        Weighted
                                       Weighted          Average
                                        Average         Adjusted
                                       Original         Original         Weighted
                                     Loan-to-Value    Loan-to-Value   Average Credit
        Historical Delinquency           Ratio            Ratio            Score
------------------------------------ -------------- ---------------- ----------------

Current                                  [__]%            [__]%           [__]
30-59 Days                               [__]             [__]            [__]
60-89 Days                               [__]             [__]            [__]
Total                                    [__]%            [__]%           [__]

--------------------------
* None of the Mortgage Loans are 90 or more days delinquent as of the cut-off date.

      With respect to any mortgage loan, delinquencies are determined and reported as follows: a mortgage loan would be 30-days delinquent with respect to a monthly payment due on a due date if such monthly payment is not made by the close of business on the last business day prior to the next due date, and a mortgage loan would be 60-days delinquent with respect to such monthly payment if such monthly payment were not made by the last business day prior to the mortgage loan's second succeeding due date and so on.

Pre-Funding Accounts and Other Changes to Pool Assets

      [If the transaction contemplates a pre-funding period, provide the information required by ss. 229.1111(g)].

      [Additionally, add any language necessary to comply with Item 1103(a)(5) of Regulation AB].

Legal and Regulatory Provisions

      [Insert information required by ss. 229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

Claims on Pool Assets

      [Describe any material direct or contingent claim that parties other than holders of the certificates have on any pool assets pursuant to ss. 229.1111(f). Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]

                         THE ORIGINATOR AND THE SERVICER

The Originator

      The Mortgage Loans were originated by National City Mortgage ("National City Mortgage") a division of National City Bank, which is a wholly owned subsidiary of National City Corporation ("NCC"), by a subsidiary of National City Bank or by unaffiliated third party correspondent lenders. National City Mortgage is located in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately [_____] employees and operates [____] lending offices in [___] states from coast to coast. National City Mortgage has over 50 years of experience in originating residential mortgage loans. The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955. That company was owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989 and changing its name to National City Mortgage Co. After its acquisition by NCC, National City Mortgage Co. grew through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage. As of January 1, 2005, as a part of the restructure of National City's residential mortgage operations, all first and second lien mortgage origination functions formerly performed by National City Mortgage Co. were transferred to the National City Mortgage division of National City Bank of Indiana. Effective on July 22, 2006, all of NCC's subsidiary banks, including National City Bank of Indiana were consolidated into National City Bank. National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States and a wholesale network of mortgage brokers. National City Mortgage is one of the largest mortgage originators in the nation. National City Mortgage Co., an operating subsidiary of National City Bank, acquires mortgage loans from National City Mortgage and other affiliated and unaffiliated correspondent mortgage lenders.

      The following table summarizes National City Mortgage's one- to four-family residential mortgage loan origination activity and National City Mortgage Co.'s sales activity for the periods shown below.

                           Total Originations by Year

              Year                  Origination Dollars    Origination Counts
---------------------------------  ---------------------  --------------------
2002...........................       $79,478,299,994            492,451
2003...........................       $105,561,114,324           655,287
2004...........................       $65,664,278,140            404,614
2005...........................       $59,031,348,835            325,916
2006...........................       $43,116,576,107            239,023

The Servicer

      The Mortgage Loans will have been acquired directly or indirectly by National City Mortgage Co. from National City Mortgage and will be sold to the depositor by National City Mortgage Co. (in such capacity, the "Mortgage Loan Seller") on the Closing Date. The Mortgage Loans will be serviced by National City Mortgage Co. (in such capacity, the "Servicer") pursuant to the pooling and servicing agreement. As of December 31, 2006, National City Mortgage Co. serviced nearly 1.1 million mortgage loans totaling more than $170.6 billion. National City Mortgage Co.'s portfolio is composed of $149.7 billion in conventional loans and $20.8 billion in FHA/VA loans.

      For additional information about National City Mortgage Co. in its capacity as Servicer, see "Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

Underwriting Standards

      The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller. The Mortgage Loan Seller will have acquired the Mortgage Loans, either directly or indirectly, from the Originator. All of the Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting criteria described below.

      The information set forth in this prospectus supplement with regard to the Originator's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Originator.

      As a result of the Originator's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

      National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

      Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager. National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

      Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

      National City Mortgage's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

      With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits will comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed.

      Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to-value ratio for super jumbos generally may not exceed 75%.

      For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

      For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 250 to 900 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

      Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

Full/Alternative Documentation

      Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

      o     Verbal verification of employment

      o     Less that 12 months employment verified

      o     12-23 months employment verified

      o     24 months or more employment verified

      o     1 or 2 months bank statements.

Stated Documentation

      Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

                             STATIC POOL INFORMATION

      [The depositor has made available, on its internet website located at https://www.______,] [Attached to this prospectus supplement as Annex [____] is] static pool information about prior vintage years originations by National City Mortgage Co. of [product type] mortgage loans beginning in [____], which information is incorporated by reference into this prospectus supplement. The static pool information includes (i) information about the characteristics of the previously originated or purchased mortgage loans and (ii) delinquency, loss and prepayment information about such mortgage loans in monthly increments through [____]. The static pool information about vintages that were originated before January 1, 2006 is not deemed to be a part of this prospectus supplement.

      There can be no assurance that the rates of delinquencies, losses and prepayments experienced by such prior vintages will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

                             ADDITIONAL INFORMATION

      The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                                   THE SPONSOR

      The sponsor is National City Mortgage Co. The sponsor is the same entity as the Mortgage Loan Seller and Servicer of the Mortgage Loans, is a wholly-owned subsidiary of National City Bank and is the parent company of the depositor (National City Mortgage Capital LLC). Acting as the seller and servicer, the sponsor was involved in two mortgage loan securitization transactions in 2004 with Citigroup Mortgage Loan Trust Inc. acting as depositor. The following table describes the approximate volume of those mortgage loan securitizations:

                        Year            Approximate Volume
            ----------------------- -------------------------
                        2004              $1.02 billion

      As the sponsor, National City Mortgage Co. acquires mortgage loans and initiates their securitizations by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

                                  THE DEPOSITOR

      National City Mortgage Capital LLC was incorporated in the State of Delaware on August 5, 2005 as a direct wholly-owned subsidiary of National City Mortgage Co. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Depositor's registered office in Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Kelly C. Johnson, and its phone number is
(937) 910-4372. See "The Depositor" in the prospectus.

                               THE ISSUING ENTITY

      [_____________], the issuing entity, will be a [__________] common law trust established pursuant to the Pooling and Servicing Agreement. The trust will not own any assets other than the mortgage loans and the other assets described under "Pooling and Servicing Agreement--General." The trust will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The trust will not have any directors, officers, or other employees. No equity contribution will be made to the trust by the sponsor, the depositor or any other party, and the trust will not have any other capital. The fiscal year end of the trust will be December
31. The trust will act through the trustee. The issuing entity is sometimes referred to in this prospectus supplement as the trust, and its assets are sometimes referred to as the trust fund.

                            YIELD ON THE CERTIFICATES

Delay in Distributions on the Offered Certificates

      The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates (as defined in this prospectus supplement) and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though __ days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 24 days prior to such Distribution Date and (iii) during each Interest Accrual Period (as defined in this prospectus supplement) (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of such class actually outstanding for the first 24 days of such Interest Accrual Period.

Certain Shortfalls in Collections of Interest

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related Mortgage Loans, but only to the extent of one half of its Servicing Fee for the related Due Period (as defined in this prospectus supplement). See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "--Overcollateralization Provisions" in this prospectus supplement. The Policy will not cover any shortfalls resulting from application of the Relief Act.

General Prepayment Considerations

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Originator, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer or the Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately [_____]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Offered Certificates that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates (as defined in this prospectus supplement), as described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, during certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in _______ ____.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described in this prospectus supplement, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Market Interest Rate Considerations

      To the extent the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

Balloon Payments

      The Mortgage Loans with Balloon Payments will not be fully-amortizing over their terms to maturity and will require substantial principal payments at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability to either refinance the loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Mortgage Loan may delay distributions of principal on the Offered Certificates and by delaying distributions of principal extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans) and the timing of payment of principal on the Mortgage Loans.

      Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, distributions of principal will be made to the classes of the Offered Certificates according to the priorities described in this prospectus supplement, rather than on a pro rata basis among such classes, unless an Insurer Default (as defined in this prospectus supplement) exists. The timing of commencement of principal distributions to each class of the Offered Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in _______ ____ and thereafter will receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. A __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at [_____]% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Mortgage Pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

      The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Certificates. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of ______ Mortgage Loans with the characteristics set forth below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in _______ ____,
(iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Originator, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer, the Servicer or any other person purchases from the Trust Fund (as defined in this prospectus supplement) any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables below, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Certificates are purchased on _______ __, ____, (x) the Servicing Fee Rate is equal to ____% per annum, the Administration Fee Rate is equal to _____% per annum and the amount of the premium payable to the Insurer is as described under the heading "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer," (xi) the first _____ Mortgage Loans in the table below are Mortgage Loans that do not by their terms have Prepayment Charges and the last _____ Mortgage Loans in the table below are Mortgage Loans that by their terms do have Prepayment Charges, (xii) the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and (xiii) the _____, _____, _____, ______, _____ and _____ Mortgage Loans in the table below are Mortgage Loans that have been originated by [__________] and the _____, _____, _____, _____,
_____ and ______ Mortgage Loans in the table below are Mortgage Loans that have been originated by [_________].

                      Assumed Mortgage Loan Characteristics

                                                     Remaining
                 Principal Balance   Original Term    Term to
                 as of the Mortgage   to Maturity     Maturity
                        Rate            (Months)      (Months)
                -------------------- -------------- -----------



      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

                        Class A-1 Certificates        Class A-2 Certificates
                    ----------------------------- -----------------------------
 Distribution Date    0%    50% 100%   150%  200%   0%   50%   100%  150%  200%
------------------- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----


Weighted
  Average Life
  in Years(1)
Weighted
  Average Life
  in Years(1)(2)

--------------------------

* Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

                        Class A-3 Certificates        Class A-4 Certificates
                    ----------------------------- -----------------------------
 Distribution Date    0%   50%   100%  150%  200%   0%   50%  100%   150%  200%
------------------- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----


Weighted
  Average Life
  in Years(1)
Weighted
  Average Life
  in Years(1)(2)

--------------------------
*     Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

 Distribution Date    0%   50%  100%   150%  200%   0%   50%   100%  150%  200%
------------------- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----


Weighted
  Average Life
  in Years(1)
Weighted
  Average Life
  in Years(1)(2)

--------------------------
*     Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                Percent of Initial Certificate Principal Balance Outstanding
                 at the Specified Percentages of the Prepayment Assumption

                        Class A-7 Certificates

 Distribution Date    0%   50%  100%   150%  200%
------------------- ----- ----- ----- ----- -----


Weighted
  Average Life
  in Years(1)
Weighted
  Average Life
  in Years(1)(2)

--------------------------

*     Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

      There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                         DESCRIPTION OF THE CERTIFICATES

General

      The National City Mortgage Capital LLC Mortgage Pass-Through Certificates, Series [____]-[___] (the "Certificates") will consist of ______ classes of certificates, designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Senior Sequential Certificates"); (ii) the Class A-7 Certificates (the "Lockout Certificates", and collectively with the Senior Sequential Certificates, the "Offered Certificates"); (iii) the Class CE Certificates; (iv) the Class P Certificates; and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates"). Only the Offered Certificates are offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered by this prospectus supplement, will be sold by the Depositor to [name of underwriter] on the Closing Date.

      Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

      The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The Certificates have an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described under "The Mortgage Pool" in this prospectus supplement.

      Each class of Offered Certificates will have the approximate initial Certificate Principal Balance and Pass-Through Rate as set forth under "Summary of Prospectus Supplement" above. The Pass-Through Rate on the Class A-6 Certificates for any Distribution Date will be a rate per annum be equal to the lesser of (i) [_____]% and (ii) the Net WAC Pass-Through Rate for such Distribution Date. The Offered Certificates in the aggregate evidence an initial undivided interest of approximately [_____]% in the Trust Fund and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the Trust Fund.

      The "Net WAC Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance (as defined in this prospectus supplement) of the then outstanding Mortgage Loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans.

      The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Administration Fee Rate and (ii) the Servicing Fee Rate. For any Distribution Date, the Administration Fee Rate is equal to [_____]% per annum and the Servicing Fee Rate is equal to ____% per annum. See "Pooling and Servicing Agreement--The Trustee," "--The Trust Administrator" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The amount of the premium payable to the Insurer with respect to the Policy for any Distribution Date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" in this prospectus supplement.

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants (as defined in this prospectus supplement) in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

      The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any Offered Certificate (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until a certificate is issued in fully registered certificated form (a "Definitive Certificate") under the limited circumstances described in this prospectus supplement, all references to actions by Certificateholders with respect to the Offered Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references in this prospectus supplement to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates will refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Offered Certificates" and "--Definitive Certificates" in this prospectus supplement.

      Any Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made by the Trust Administrator on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date. The "Record Date" for each Distribution Date (i) with respect to any book-entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trust Administrator at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Fees and Expenses of the Trust

      The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

                          Frequency of                      How and When Fee Is
   Fee Payable to:          Payment:       Amount of Fee:        Payable:
----------------------- ---------------- ----------------- ---------------------
Sub-Servicer               [Monthly]      [____________]       [____________]

Servicer and
  Trust
  Administrator            [Monthly]      [____________]       [____________]

--------------------------
(1) See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement for a description of additional compensation that the Servicer may receive.

Registration of the Offered Certificates

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including [NAME OF UNDERWRITER]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trust Administrator through DTC and DTC Participants. The Trust Administrator will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trust Administrator as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Offered Certificates. In addition, under a book-entry format, Certificate

Owners may experience delays in their receipt of payments since distribution will be made by the Trust Administrator to CEDE, as nominee for DTC.

      Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose DTC account the Offered Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Offered Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Offered Certificates evidence such Voting Rights, authorize divergent action.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The Depositor, the Servicer, the Trustee, the Trust Administrator, the Originator, the Insurer and the Mortgage Loan Seller will have no liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

      Definitive Certificates will be issued to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Offered Certificates advise the Trust Administrator and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the Certificate Owners' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trust Administrator is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and receipt of instructions for re-registration, the Trust Administrator will reissue the Offered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement. Such Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by an Offered Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate will be issued in a minimum denomination equal to the amount represented by such Offered Certificate.

Distributions--General

      The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Interest Distributions on the Offered Certificates

      Distributions in respect of interest will be made on each Distribution Date to the holders of each class of Offered Certificates in an amount (allocable among such Certificates pro rata in accordance with the respective amounts payable as to each in respect of interest) equal to the Interest Distribution Amount for such class for such Distribution Date.

      The "Interest Distribution Amount" for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date at the Pass-Through Rate for such class, reduced (to not less than zero), in the case of each such class, by the allocable share for such class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for such class from any previous Distribution Dates. On any Distribution Date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest (as defined in this prospectus supplement) paid by the Servicer will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the Offered Certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement. The Pass-Through Rate applicable to the calculation on the Interest Distribution Amount for each class of Offered Certificates is fixed and set forth under "Summary of Prospectus Supplement--The Certificates" above; subject to the Net WAC Pass-Through Rate in the case of the Class A-6 Certificates.

      The "Interest Accrual Period" for any Distribution Date and the Offered Certificates of any class is the one-month period preceding the month in which such Distribution Date occurs, and all distributions of interest on the Offered Certificates will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the Certificates of each such class.

      Subject to the terms of the Policy, any interest losses incurred by the Offered Certificates (other than shortfalls resulting from the application of the Relief Act) will be covered under the Policy. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, any such interest losses may be borne by the Offered Certificates to the extent the amount of such losses is not paid from Net Monthly Excess Cashflow (as defined in this prospectus supplement), in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

      The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder of the Offered Certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Offered Certificates as of any date of determination is equal to the initial Certificate Principal Balance of the class of Offered Certificates reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then-aggregate principal balance of the Mortgage Loans over (b) the then-aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates.

Principal Distributions on the Offered Certificates

      On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to such distributions. The "Principal Distribution Amount" for any Distribution Date will be the lesser of:

            (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the Offered Certificates; and

            (b) The sum of:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled
            collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

                  (v) the amount of any Overcollateralization Increase Amount
            (as defined in this prospectus supplement) for such Distribution Date; minus

                  (vi) the amount of any Overcollateralization Reduction Amount
            (as defined in this prospectus supplement) for such Distribution
            Date.

      Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" in this prospectus supplement, no amounts will be distributed to the holders of the Offered Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the Offered Certificates of all amounts in respect of Realized Losses pursuant to clause (iv) above and payment to the Insurer of any Cumulative Insurance Payments. As of any Distribution Date, "Cumulative Insurance Payments" refers to the aggregate of any payments made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

      In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

      The "Available Distribution Amount" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Servicer, any sub-servicers, the Trust Administrator or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fees, the Administration Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Distribution Date. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Offered Certificates.

      The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined in this prospectus supplement) occurring out of a Deficient Valuation (as defined in this prospectus supplement) that was incurred prior to the calendar month in which the date of determination occurs.

      In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Offered Certificates will be distributed by the Trust Administrator on behalf of the Trustee to the holders of such Certificates. See "--Financial Guaranty Insurance Policy" in this prospectus supplement.

      Distributions of the Principal Distribution Amount (and any amounts distributable in accordance with clauses first and third under "--Overcollateralization Provisions" in this prospectus supplement) on the Offered Certificates on each Distribution Date will be made as follows:

                  (i) First, to the holders of the Lockout Certificates, the
            Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero;

                  (ii) Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                  (iii) Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                  (iv) Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                  (v) Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                  (vi) Sixth, to the holders of the Class A-5 Certificates,
            until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

                  (vii) Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero; and

                  (viii) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

      Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the Offered Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Offered Certificates, on a pro rata basis, based on the Certificate Principal Balances of the Offered Certificates.

      The "Lockout Certificate Percentage" for the Lockout Certificates will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to such Distribution Date divided by the sum of the aggregate Certificate Principal Balances of the Offered Certificates immediately prior to such Distribution Date. The "Lockout Distribution Percentage" for the Lockout Certificates and for any Distribution Date occurring prior to the Distribution Date in ________ ____ will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first three years following the Closing Date will be as follows: for any Distribution Date during the _____ or _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) ___% of the Lockout Certificate Percentage and (y) ___%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

Overcollateralization Provisions

      The weighted average Mortgage Rate (net of the Administration Fee Rate, the Servicing Fee Rate and the amount of the premium payable to the Insurer) for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rate on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Offered Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Offered Certificates and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount.

      With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) will be paid as follows:

      First, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

      Second, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

      Third, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

      Fourth, to the holders of the Offered Certificates, in an amount equal to such Certificates' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

      Fifth, to the Insurer, for any amounts remaining due to the Insurer under the terms of the Insurance Agreement (as defined in this prospectus supplement);

      Sixth, to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

      Seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance of the Class P Certificates has been reduced to zero; and second, to the holders of the Residual Certificates.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Distribution Date, over (b) the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates as of such date, after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date, is the "Overcollateralized Amount" for the Offered Certificates as of such Distribution Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount." In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In such event, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to such overcollateralization deficiency, which will constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Offered Certificates and any Distribution Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Distribution Date is an "Overcollateralization Increase Amount."

      With respect to any Distribution Date, the Required Overcollateralized Amount for the Offered Certificates will be an amount equal to approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, subject to increase ("step up") or, after __ months, decrease ("step down"), upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Pool set forth in the Pooling and Servicing Agreement.

      In the event that the Required Overcollateralized Amount is required to step up on any Distribution Date, the Pooling and Servicing Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first and second above will be distributed in respect of the Overcollateralization Increase Amount for the Offered Certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

      In the event that the Required Overcollateralized Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date will be distributed to the holders of the Class CE Certificates on such Distribution Date. With respect to each such Distribution Date, the Principal Distribution Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other distributions to be made on such Distribution Date. Any such Overcollateralization Reduction Amount will be distributed as part of Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans and of reducing the Overcollateralized Amount.

Financial Guaranty Insurance Policy

      The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

      Simultaneously with the issuance of the Offered Certificates, the Insurer will deliver the Policy to the Trust Administrator for the benefit of the holders of the Offered Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trust Administrator on behalf of the Trustee on each Distribution Date for the benefit of the holders of the Offered Certificates, the full and complete payment of Insured Payments with respect to the Offered Certificates calculated in accordance with the original terms of the Offered Certificates when issued and without regard to any amendment or modification of the Offered Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" will mean with respect to the Offered Certificates as of any Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account (as defined in the Pooling and Servicing Agreement) to pay the Interest Distribution Amount on such Certificates for the related Interest Accrual Period, (ii) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Offered Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause
(ii), the aggregate Certificate Principal Balance of the Offered Certificates to the extent unpaid on the final Distribution Date or the earlier termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement. The Policy does not cover Relief Act Shortfalls.

      If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trust Administrator of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Offered Certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Offered Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Offered Certificates, in such form as is reasonably required by the Insurer and provided to such holder of Offered Certificates by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Offered Certificates relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trust Administrator of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer will have

Received written notice from the Trust Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Administrator or holder of Offered Certificates directly, unless a holder of Offered Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment will be disbursed to the Trust Administrator for distribution to such holder of the Offered Certificates upon proof of such payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer will have the rights provided pursuant to the Pooling and Servicing Agreement.

      Payment of claims under the Policy made in respect of Insured Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

      The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, will be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and the Insurer or the fiscal agent will promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

      Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments will be discharged to the extent funds are transferred to the Trust Administrator as provided in the Policy, whether or not such funds are properly applied by the Trust Administrator.

      "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Offered Certificates are reduced to zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Offered Certificates could be avoided in whole or in part as a preference payment.

      The Insurer will be subrogated to the rights of the holders of the Offered Certificates to receive payments of principal and interest, as applicable, with respect to distributions on such Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trust Administrator), to the holders of the Offered Certificates, the Insurer will be subrogated to the rights of the holders of the Offered Certificates, as applicable, with respect to such Insured Payment and will be deemed to the extent of the payments so made to be a registered holder of the Offered Certificates for purposes of payment.

      Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank not less than pari passu with any other unsecured and unsubordinated indebtedness of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined in the Policy). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

      To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

      Pursuant to the terms of the Pooling and Servicing Agreement, unless an Insurer Default exists, the Insurer will be entitled to exercise certain rights of the holders of the Offered Certificates, without the consent of such Certificateholders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" in this prospectus supplement.

      The Depositor, the Mortgage Loan Seller, the Servicer and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Mortgage Loan Seller and the Servicer will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor, the Mortgage Loan Seller and the Servicer will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided in the Insurance Agreement, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Servicer under the Insurance Agreement will constitute an Event of Default under the Pooling and Servicing Agreement and allow the Insurer, among other things, to direct the Trustee to terminate the Servicer. An "event of default" by the Servicer under the Insurance Agreement includes (i) the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the Servicer's untruth or incorrectness in any material respect of any representation or warranty of such Servicer in the Insurance Agreement, the Pooling and Servicing Agreement (in its capacity as Servicer) or certain other documents, (iii) the Servicer's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement (in its capacity as Servicer) and certain other documents, (iv) the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Servicer and (v) the occurrence of an Event of Default relating to the Servicer under the Pooling and Servicing Agreement or certain other documents.

Credit Enhancement

      The holders of each class of Class A Certificates and each class of Mezzanine Certificates (subject to the priorities described under "--Overcollateralization Provisions" above and "--Allocation of Losses; Subordination" and "--Cap Contract" below) are entitled to the benefits of the credit enhancement consisting of excess interest, overcollateralization, subordination and the cap contract.

      Subordination. The rights of the holders of the Subordinate Certificates and the Residual Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates and Residual Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and Residual Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates and Residual Certificates.

      In addition, the rights of the holders of Mezzanine Certificates with higher distribution priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Mezzanine Certificates with lower distribution priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of interest and principal will be senior to the rights of the holders of the Class CE Certificates and Residual Certificates, in each case to the extent described in this prospectus supplement.

      The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the more senior classes of certificates of distributions in respect of interest and principal and to afford such holders limited protection against Realized Losses.

      Excess Interest and Overcollateralization. The mortgage loans, if they perform, are expected to generate more interest than is needed to distribute interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust. The weighted average of the mortgage rates of the mortgage loans (net of certain fees and expenses of the trust) is generally expected to be higher than the weighted average of the pass-through rates on the Floating Rate

Certificates. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of the Closing Date by approximately $[_______] which is approximately equal to the initial Overcollateralization Target Amount. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as an accelerated distribution of principal on the Floating Rate Certificates, whenever the Overcollateralization Amount is less than the required amount, subject to the priorities described below and under "--Principal Distributions on the Offered Certificates" above.

      The payment of portions of the Net Monthly Excess Cashflow (to the extent described above and subject to the priorities described below) as principal distributions to the holders of the Floating Rate Certificates is intended to maintain or restore overcollateralization (the excess of the aggregate principal balance of the mortgage loans over the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates). The Pooling and Servicing Agreement requires that the above described principal distributions to the holders of the Floating Rate Certificates entitled to principal continue whenever funds are available for such purpose, until the amount of overcollateralization is equal to the Overcollateralization Target Amount. There can be no assurance that Net Monthly Excess Cashflow will be generated in amounts sufficient to maintain the required level of overcollateralization. There can be no assurance as to the rate at which the Certificate Principal Balances of the certificates entitled to principal will be reduced, and there can be no assurance that Realized Losses will not be allocated to the Mezzanine Certificates. However, excess interest payments from the cap and overcollateralization are intended to absorb Realized Losses prior to the allocation of any such Realized Losses to the Mezzanine Certificates. See "--Allocation of Losses; Subordination" below.

      With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid in the following amounts and order of priority:

                  (i) to the holders of the class or classes of Floating Rate
            Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, without taking into account amounts, if any, received under the cap contract, distributable as part of the Group I Principal Distribution Amount and Group II Principal Distribution Amount;

                  (ii) sequentially, to the holders of the Class M-[__]
            Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such class for such distribution date;

                  (iii) sequentially, to the holders of the Class M-[__]
            Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class for such distribution date;

                  (iv) to the Net WAC Rate Carryover Reserve Account, the
            aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates, without taking into account amounts, if any, received under the cap contract;

                  (v) to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

                  (vi) to the holders of the Residual Certificates, any
            remaining amounts; provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance of the Class P Certificates has been reduced to zero; and second, to the holders of the Residual Certificates.

      In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balance of the Floating Rate Certificates. In such event, the Pooling and Servicing Agreement will require the distribution from Net Monthly Excess Cashflow, if any, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Floating Rate Certificates in reduction of the Certificate Principal Balances of the

Floating Rate Certificates in order to eliminate such overcollateralization deficiency. This will have the effect of accelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

      In the event that the Overcollateralized Amount exceeds the Overcollateralization Target Amount on any distribution date, the Pooling and Servicing Agreement will provide that a portion of the Principal Remittance Amount on such distribution date be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Floating Rate Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

      On the Closing Date, the Trust Administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Floating Rate Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each distribution date, after making the distributions and allocations of the last of the Available Distribution Amount for such distribution date as described above, the Trust Administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of the amount then on deposit in the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates for such distribution date and will distribute such amounts to the holders of such classes of certificates in the following amounts and order of priority:

                  (i) concurrently, to the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance for each such class prior to any distributions of principal on such distribution date and then on a pro rata basis based on any remaining Net WAC Rate Carryover Amount for each such class; and

                  (ii) sequentially, to the Class M-[__] Certificates, the Class
            M-[__] Certificates and the Class M-[__] Certificates.

      On each distribution date, the Trust Administrator will withdraw from the certificate account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

      [If the potential liability of any credit enhancement provider is greater than 10%, provide applicable disclosure as outlined in Item 1114(b)(1) and (2) of Regulation AB].

Cap Contract

      On the Closing Date, the trustee will enter into a cap contract. Pursuant to the cap contract, [________________] (together with any successor, the "Counterparty" or "Cap Provider") will agree to pay to the trust a monthly payment in an amount equal to the product of: (1) for the distribution date in [_______] through the distribution date in [_______], the excess, if any, of one-month LIBOR (as defined in the cap contract) over the rate set forth in Annex IV, (2) the notional amount for the related Interest Accrual Period set forth in Annex IV; and (3) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 360. The notional amount declines in accordance with a schedule set forth in Annex IV.

      On each distribution date beginning with the distribution date in [_______], the Trust Administrator pursuant to a Cap Administration Agreement (as further described below), will deposit into the cap account certain amounts, if any, received from the Cap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Cap Account will be an asset of the trust but not of any REMIC.

      [To the extent that the significance percentage of the cap contract is 10% or more, provide descriptive information and financial information meeting the requirements of Item 1115(b)(1) and (2).]

      [Insert additional language as may be required by Item 1115(a)(4) of Regulation AB.]

The Cap Provider

      [Insert Cap Provider info.]

The Cap Administration Agreement and Cap Account

      The cap contract will be administered by [________], as Cap Administrator pursuant to a cap administration agreement (the "Cap Administration Agreement"). Any payments made by the Cap Provider to the cap account will be distributed in accordance with the Cap Administration Agreement. Beginning on the distribution date in [_______] and on or prior to the distribution date in [__________], the Trust Administrator will be required to deposit into the cap account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Floating Rate Certificates, up to the payment received from the Cap Provider. Any excess amounts remaining in the cap account will be paid to the Mortgage Loan Seller or its designee.

      On each distribution date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account, amounts will be withdrawn from the cap account by the Cap Administrator and distributed to the Floating Rate Certificates in the following order of priority:

      first, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount, second, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore the Overcollateralization Target Amount as a result of realized losses after taking into account distributions made pursuant to clause
(i) under "--Overcollateralization Provisions;"

      third, sequentially, to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

      fourth, sequentially to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such distribution date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on the Certificate Principal Balance for each such Class prior to any distributions of principal on such Distribution Date and then on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and

      sixth, sequentially, to the Class M-[__] Certificates, the Class M-[__] Certificates and the Class M-[__] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

Allocation of Losses; Subordination

      With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "Realized Losses". In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer for P&I Advances and servicing advances, such amounts may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distribution on the Certificates.

      Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, and third, to the Offered Certificates on a pro rata basis. The Pooling and Servicing Agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The Policy will cover any Realized Losses allocable to the Offered Certificates pursuant to clause third above. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, Realized Losses will be allocated to the Offered Certificates.

      If Realized Losses have been allocated to the Offered Certificates and the Insurer has defaulted in its obligation to cover such Realized Losses, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent Distribution Dates).

      Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance of the Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. An allocation of a Realized Loss on a pro rata basis between two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of an Offered Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Offered Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Offered Certificate from Net Monthly Excess Cashflow or from amounts paid under the Policy.

      A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

Reports to Certificateholders

      The Trust Administrator will generate, based on information received from the Servicer, the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Certificate Principal Balance of each class of the offered certificates and the status of the applicable form of credit enhancement. The Trust Administrator will make each monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month via the Trust Administrator's internet website. Assistance in using the website can be obtained by calling [_______] Agency & Trust department at [_______]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling [__________]and indicating such. The Trust Administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible the recipients of the distribution, and the Trust Administrator will provide timely and adequate notification regarding any such changes.

      The primary source of information available to investors concerning the Class [_____] Certificates will be the monthly reports made available via the Trustee's internet website at [_________], which will include information as to the outstanding Certificate Principal Balance of the Class [_____] Certificates and the status of the applicable form of credit enhancement. Additionally, reports on Form 10-D will be filed with the SEC as necessary. Investors may read and copy any Form 10-D, Form 10-K or Form 8-K filed at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

      Any Form 10-D, annual report on Form 10-K or current report on Form 8-K will be filed on behalf of the Issuing Entity by, and will be signed by, the Depositor.

      The filing of Form 10-D will include such information as all amounts due on the mortgage loans during the related due period, amount of distributions to certificateholders to reduce the principal owed to each class, as well as other factors that may be other information which may be required to comply with Item 1118(b)(1) of Regulation AB.

                                  P&I ADVANCES

      Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance"). With respect to a delinquent Balloon Payment, the Servicer is not required to make a P&I Advance of such delinquent Balloon Payment. The Servicer will, however, make monthly P&I Advances with respect to a Balloon Loan with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due during the related Due Period based on the original principal amortization schedule for such Balloon Loan.

      P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

      All P&I Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan serviced by it as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event that the Servicer fails in its obligation to make any required advance, the Trust Administrator will be obligated to make any such advance and in the event that the Trust Administrator fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, in each case to the extent required in the Pooling and Servicing Agreement. In the event a sub-servicer is required to make any required advance on behalf of the Servicer and fails in its obligation to do so, the Servicer will be obligated to make any such advance prior to the obligation of the Trust Administrator or the Trustee to make such advances as provided above.

                         POOLING AND SERVICING AGREEMENT

General

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of _______ __, ____ (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Mortgage Loan Seller, the Trust Administrator and the Trustee, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission following the initial issuance of the Certificates. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon and (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Trust Fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator, located in ______, __________. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Secretary, National City Mortgage Capital LLC, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Assignment of the Mortgage Loans

      The Depositor will deliver to the Trust Administrator, as custodian for the Trustee, with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan,
(ii) the original mortgage with evidence of recording indicated thereon and
(iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

The Servicer

      The information set forth in the following paragraphs regarding the Servicer has been provided by National City Mortgage Co.

      Organization

      National City Mortgage Co. ("NCMC") is an operating subsidiary of National City Bank, which in turn is a wholly owned subsidiary of National City Corporation ("NCC"). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2006, NCMC serviced nearly
1.1 million mortgage loans totaling more than $170.6 billion. The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC grew through the consolidation of the residential mortgage servicing operations of all NCC banking affiliates. National City Bank and affiliated companies provide specialized services to NCMC in various areas of operations.

      On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by NCMC. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. NCMC is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

      On December 19, 2005, a class action suit was filed against NCMC in the U.S. District Court for the Southern District of Illinois. The lawsuit alleges that National City Mortgage loan originators were improperly designated as exempt employees and seeks monetary damages. On June 21, 2007, the court conditionally certified an opt-in class of loan originators. On November 6, 2007, a settlement in principle was reached to resolve all wage and hour claims of the loan originators employed during the class period who opt-in to the settlement class. The settlement is subject to court approval. National City Corporation established a reserve of $25 million for this matter as of September 30, 2007.

      Servicing

      NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

      There have been no material changes to the policies or procedures in the servicing function in the past three years.

      [Insert servicing summary table here.]

      The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

      NCMC maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

      The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

      Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

      NCMC's mortgage loan document custodial responsibilities are performed by National City Bank or as designated by the related servicing agreement.

      NCMC employs vendors to monitor and track hazard, flood and lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements lender placed flood insurance to cover any gap between the property value and insurance coverage.

      NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

      NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO) and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

      The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

      The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

      NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

      For accounts that are delinquent, NCMC maintains an active web site that allows borrowers to view workout options, submit their requests for assistance and obtain status updates online. Imaged documents substantiating their financial situation can be submitted online.

      NCMC's Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

      A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

      The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

Events of Default and Removal of a Sub-Servicer or Servicer

      The circumstances under which a sub-servicer or the Servicer may be removed are set forth under "Description of the Securities--Events of Default and Rights Upon Events of Default" in the prospectus.

      In the event of an Event of Default regarding the Servicer, the Trustee will become the successor Servicer under the Pooling and Servicing Agreement (or, the Trustee may, if it will be unwilling to continue to so act, or will, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor Servicer as are set forth in the Pooling and Servicing Agreement).

      The Trustee or Trust Administrator will be required to notify certificateholders and the rating agencies of any event of a default by a sub-servicer or the Servicer actually known to a responsible officer of the Trustee or Trust Administrator, and of the appointment of any successor sub-servicer or Servicer.

      All reasonable servicing transfer costs will be paid by the predecessor sub-servicer or Servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor sub-servicer or Servicer defaults in its obligation to pay such costs, such costs will be paid by the successor sub-servicer or Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, will be entitled to reimbursement therefor from the assets of the trust).

The Trustee

      The information set forth below regarding the Trustee has been provided by [__________].

      [Information to be provided by the Trustee in accordance with ss. 229.1109 of Regulation AB.]

      [_______________], a national banking association, will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at [_________________], and its telephone number is [__________]. In the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee will be obligated to perform such obligations until a new Trust Administrator is appointed.

      The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to the related portion of accrued interest at the Administration Fee Rate of [_____]% per annum on the Scheduled Principal Balance of the Mortgage Loans (the "Administration Fee"). The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trust Administrator's obligations and duties under the Pooling and Servicing Agreement, (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

The Trust Administrator

      The information set forth below regarding the Trust Administrator has been provided by [___________].

      [Information to be provided by the Trust Administrator in accordance with ss. 229.1109 of Regulation AB.]

      [_______________], a national banking association, will act as Trust Administrator for the Certificates pursuant to the Pooling and Servicing Agreement. The Trust Administrator's offices for notices under the Pooling and Servicing Agreement are located at [__________________], and its telephone number is [______________]. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as initial paying agent, certificate registrar and custodian.

      The principal compensation to be paid to the Trust Administrator in respect of its obligations under the Pooling and Servicing Agreement will be equal to the related portion of the Administration Fee. The Pooling and Servicing Agreement will provide that the Trust Administrator and any director, officer, employee or agent of the Trust Administrator will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trust Administrator's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trust Administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trustee's obligations and duties under the Pooling and Servicing Agreement, (ii) that constitutes a specific liability of the Trust Administrator under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trust Administrator's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trust Administrator's obligations and duties under the Pooling and Servicing Agreement.

Removal of the Trustee and the Trust Administrator

      If at any time the Trustee or Trust Administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the Insurer, or if at any time the Trustee or Trust Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Trust Administrator of its respective property is appointed, or any public officer takes charge or control of the Trustee or Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Servicer or the Insurer may remove the Trustee or Trust Administrator, as applicable, and appoint a successor Trustee or Trust Administrator acceptable to the Insurer by written instrument, in duplicate, which instrument will be delivered to the removed Trustee or Trust Administrator, as applicable, and to the successor Trustee or Trust Administrator. A copy of such instrument will be delivered to the certificateholders and the Servicer by the Depositor.

      The certificateholders entitled to at least 51% of the voting rights or the Insurer upon failure of the Trustee or Trust Administrator to perform its obligations may at any time remove the Trustee or Trust Administrator, as applicable, and appoint a successor Trustee or Trust Administrator acceptable to the Insurer, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed Trustee or Trust Administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the servicer by the Depositor.

      Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the Trustee or Trust Administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor Trustee or Trust Administrator will not become effective until acceptance of appointment by the successor Trustee or Trust Administrator.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to [___________], in its capacity as Servicer, in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it on the Scheduled Principal Balance of each such Mortgage Loan (the "Servicing Fee"). As additional servicing compensation, the Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of the Mortgage Loans serviced by it.

      The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of [__] of its Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement. See "Description of the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding certain taxes payable by the Servicer.

Optional Purchase of Defaulted Mortgage Loans

      The Servicer has the option to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that (i) the Servicer will purchase any such Mortgage Loans on the basis of delinquency, purchasing the most delinquent Mortgage Loans first and
(ii) after it has purchased __% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, pursuant to clause (i) above, the Servicer must also obtain the consent of the Insurer prior to any further purchases of delinquent Mortgage Loans. Notwithstanding the foregoing, prior to purchasing any Mortgage Loan serviced by [___________], the Servicer must give [___________] the right of first refusal to purchase such Mortgage Loan.

Events of Default

      In addition to those Events of Default (as defined in the prospectus) described under "Description of the Securities--Events of Default and Rights upon Events of Default" in the prospectus, upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Loans or upon the occurrence of certain other defaults set forth in the Pooling and Servicing Agreement, the Servicer may be removed as servicer in accordance with the terms of the Pooling and Servicing Agreement and the Insurance Agreement.

      Any successor to the Servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution acceptable to each Rating Agency (as defined in the prospectus) with a net worth at the time of such appointment of at least $15,000,000. See "Description of the Securities--Events of Default and Rights Upon Event of Default" in the prospectus.

Voting Rights

      At all times, __% of all Voting Rights will be allocated among the holders of the Offered Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and __/__ of __% of all Voting Rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Offered Certificates. See "--Certain Matters Regarding the Insurer" in this prospectus supplement.

Certain Matters Regarding the Insurer

      Under the Pooling and Servicing Agreement, on each Distribution Date, the Trust Administrator is required to pay to the Insurer a premium with respect to the Policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the Offered Certificates.

      Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a default by the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Trustee or the Trust Administrator pursuant to the Pooling and Servicing Agreement; and (iv) the right to institute proceedings against the Servicer in the event of default by the Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Offered Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee or the Trust Administrator, (ii) the appointment of any successor Trustee, Trust Administrator or Servicer, as the case may be, or (iii) any amendment to the Pooling and Servicing Agreement.

Termination

      The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination" in the prospectus. The majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Servicer or the Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect of the Mortgage Loans and by purchasing the remaining Mortgage Loans effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) remaining in the Trust Fund at the time of purchase is reduced to less than __%, in the event the majority holder of the Class CE Certificates exercises such option, or __%, in the event the Servicer or the Insurer exercises such option, of the aggregate principal balance of the

Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Class CE Certificates exercises such option, the purchase price payable in connection therewith generally will be equal to par, and in the event the Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, in each case plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Servicer for unpaid Servicing Fees and any unreimbursed advances. In the event the majority holder of the Class CE Certificates or the Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for such class, plus (iii) any previously accrued but unpaid interest on the Offered Certificates to which the holders of such Certificates are entitled. The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities--Termination" in the prospectus.

Amendment of the Pooling and Servicing Agreement

      The Pooling and Servicing Agreement may be amended from time to time by the depositor, the Servicer and the Trustee with the consent of the Insurer, and without the consent of the Certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of Certificates.

      The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Insurer and the Trustee with the consent of the Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

      None of the Depositor, the Servicer nor the Trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the Insurer and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

      Notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that on or before March __, 20__, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.

      The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

                                   THE INSURER

      [Information to be provided by the Insurer in accordance with ss. 229.1114 of Regulation AB.]

      The following information has been supplied by [__________________] (the "Insurer") for inclusion in this prospectus supplement.

General

      The principal executive offices of the Insurer are located at [_______________], and its telephone number at that location is [__________].

Reinsurance

      Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.

                                     RATINGS

      The Insurer's insurance financial strength is rated "Aaa" by [_________]. The Insurer's insurer financial strength is rated "AAA" by each of [____________] and [____________]. The Insurer's claims-paying ability is rated "AAA" by [___________] and [___________] and [____________]. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Certificates in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

      [In order to monitor such ratings while the Offered Certificates are outstanding, the [identify responsible party] will [describe arrangement.]]

                                 CAPITALIZATION

                        Actual as Adjusted(1) (Unaudited)
                                 (in Thousands)

Deferred Premium Revenue (net of prepaid reinsurance premiums)....  $___________

Surplus Notes.....................................................  $___________
Minority Notes....................................................  $___________
Shareholder's Equity Common Stock.................................  $___________
Additional Paid-In Capital........................................  $___________
Accumulated Other Comprehensive Income (net of deferred income taxes)..........................................................  $___________
Accumulated Earnings..............................................  $___________
Total Shareholder's Equity........................................  $___________
Total Deferred Premium Revenue, Surplus Notes, Minority Interest
  and Shareholder's Equity........................................  $___________

--------------------------
(1) Adjusted to give effect to the [____________] (a) purchase by [_________] of $__ million of surplus notes from the Insurer in connection with the formation of a new indirect [_________] subsidiary of the Insurer, initially capitalized with $___ million, including a $__ million minority interest owned by [____________], and (b) contribution by [_______] to the capital of the Insurer of approximately $__ million, representing a portion of the proceeds from the sale by [_____] of $___ million of _______% Senior Quarterly Income Debt Securities due ____.

      For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and subsidiaries, and the notes to the Consolidated Financial Statements of the Insurer, incorporated by reference in this prospectus supplement. The Insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") and may be reviewed at the EDGAR web site maintained by the Commission and at the Insurer's website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of [________] Insurance Department by the Insurer are available upon request to the State of [_______] Insurance Department.

Incorporation of Certain Documents by Reference

      In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by [_________], are incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, [___] and (b) the Quarterly Report on Form 10-Q for the period ended [__________].

      All financial statements of the Insurer and subsidiaries included in documents filed by [______] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates will be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

      The Depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, National City Mortgage Capital LLC, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Insurance Regulation

      The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [____], its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [______], the Insurer is subject to Article [_____] of the [______] Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [____] Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                         FEDERAL INCOME TAX CONSEQUENCES

      Three separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I", "REMIC II" and "REMIC III", respectively, and each, a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

      For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iv) separate non-certificated regular interests in REMIC II will be issued and will be the "regular interests" in REMIC II, (v) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, and (vi) the Offered Certificates, the Class CE Certificates and the Class P Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

      For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate equal to ___% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the Issuing Entity. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

      The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an Offered Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of Offered Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences-- Taxation of REMIC Regular Certificates--Acquisition Premium" in the prospectus.

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

      It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section

860G(c) of the Code. However, in the event that any such tax is imposed on REMIC I, REMIC II or REMIC III, such tax will be borne (i) by the Trust Administrator, if the Trust Administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Servicer, if the Servicer, has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by [___________], if [___________], in its capacity as a sub-servicer, has breached its obligations with respect to REMIC compliance under the applicable agreement, (iv) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (v) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--Taxes that May be Imposed on the REMIC Pool" in the prospectus.

      The responsibility for filing annual federal information returns and other reports will be borne by the Trustee, the Trust Administrator or the Servicer. See "Federal Income Tax Consequences--Administrative Matters" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [NAME OF UNDERWRITER] (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates if it purchases any. The Underwriter is an affiliate of the Depositor.

      Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [____]% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC on or about the Closing Date.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of the Underwriting Agreement.

                                SECONDARY MARKET

      There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Jones Day, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     EXPERTS

      The consolidated balance sheets of the Insurer and subsidiaries as of December 31, [____] and [____] and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, [____], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [_______________], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

      It is a condition to the issuance of the Certificates that the Offered Certificates be rated "Aaa" by [____________] ("[______]") and "AAA" by [_____________] ("[________]").

      The ratings of [________] and [___________] assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by [__________] and [_________] on the Offered Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by [_________] or [___________] may result in a change in the ratings on the Offered Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

      The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Certificates in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

      [In order to monitor such ratings while the Offered Certificates are outstanding, the [identify responsible party] will [describe arrangement.]]

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Mortgage Pool includes certain Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties.

      The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the Office of Thrift Supervision (the "OTS") issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any such thrift institution prior to investing in the Offered Certificates.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA, or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the prospectus under "Considerations for Benefit Plan Investors") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

      The U.S. Department of Labor has issued an individual exemption (the "Exemption") as described under "Considerations for Benefit Plan Investors" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Offered Certificates.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "Considerations for Benefit Plan Investors" in the prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______________ __, ____.

                  -----------------
                  TABLE OF CONTENTS

                Prospectus Supplement

                                                    Page

Summary of Prospectus Supplement.....................S-5
Risk Factors........................................S-11
Affiliations and Related Transactions...............S-17
Use of Proceeds.....................................S-17
The Mortgage Pool...................................S-17
The Originator and The Servicer.....................S-22
Static Pool Information.............................S-25
Additional Information..............................S-25
The Sponsor.........................................S-26
The Depositor.......................................S-26
The Issuing Entity..................................S-26
Yield on the Certificates...........................S-26
Description of the Certificates.....................S-32
P&I Advances........................................S-47
Pooling and Servicing Agreement.....................S-47
The Insurer.........................................S-55
Ratings.............................................S-55
Capitalization......................................S-55
Federal Income Tax Consequences.....................S-57
Method of Distribution..............................S-58
Secondary Market....................................S-58
Legal Opinions......................................S-59
Experts.............................................S-59
Ratings.............................................S-59
Legal Investment....................................S-60
ERISA Considerations................................S-60

                         Prospectus


                           $___________ (Approximate)

                                     [LOGO]
                       NATIONAL CITY MORTGAGE CAPITAL LLC
                                   (Depositor)

             Mortgage Pass-Through Certificates, Series [____]-[___]

            NATIONAL CITY MORTGAGE, a division of National City Bank
                                  (Originator)


                                  NATIONAL CITY
                                  MORTGAGE CO.
                       (Mortgage Loan Seller and Servicer)

                              [NAME OF UNDERWRITER]
                                  (Underwriter)

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                  [Information]

                                     [Date]

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and prospectus are not an offer to sell these offered notes and are not soliciting an offer to buy these offered notes in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION DATED DECEMBER 7, 2007


PROSPECTUS SUPPLEMENT
(To Prospectus dated , ______________)


                         $[______________] (Approximate)
                    Mortgage-Backed Notes, Series [___]-[___]

                    National City Mortgage Trust [___]-[___]
                                (Issuing Entity)

                       National City Mortgage Capital LLC
                                   (Depositor)

                           National City Mortgage Co.
                  (Sponsor, Mortgage Loan Seller and Servicer)

You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement and page __ in the prospectus.

The notes will represent obligations of the issuing entity , the assets of which consist primarily of mortgage loans; the notes will represent obligations of the issuing entity only and will not represent ownership interests in or obligations of any other entity. This prospectus supplement may be used to offer and sell the notes offered by this prospectus supplement only if accompanied by the prospectus


The Issuing Entity--

      o will be a trust consisting primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans; and

      o the assets of the issuing entity will secure [___] classes of notes, [___] of which are offered by this prospectus supplement.

The Offered Notes--

      o will represent senior and subordinate obligations of the issuing entity and will receive distributions from the assets of the issuing entity; and

      o will receive monthly distributions commencing on [________] [__], [____].

Credit Enhancement--

      o the notes will have credit enhancement in the form of excess interest, subordination and overcollateralization.

[NAME OF UNDERWRITER] (the "Underwriter") will offer the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Offered Notes") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of such notes, before deducting expenses, will be approximately [___]% of the initial note balance, plus accrued interest on such notes. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such notes and the amount it receives from the sale of such notes to the public. See "Method of Distribution" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------
                              [NAME OF UNDERWRITER]
                             ----------------------

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

      o this prospectus supplement, which describes the specific terms of this series of notes.

      National City Mortgage Capital LLC's registered office in Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Kelly C. Johnson, and its phone number is (937) 910-4372.

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-4
RISK FACTORS...............................................................S-9
USE OF PROCEEDS...........................................................S-15
LEGAL ACTIONS PENDING AGAINST [THE DEPOSITOR/ TRUSTEE]....................S-15
AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............S-15
THE MORTGAGE POOL.........................................................S-15
YIELD ON THE NOTES........................................................S-22
DESCRIPTION OF THE NOTES..................................................S-27
THE SPONSOR...............................................................S-39
THE DEPOSITOR.............................................................S-40
THE ISSUING ENTITY........................................................S-40
THE SELLER................................................................S-40
THE OWNER TRUSTEE.........................................................S-40
THE INDENTURE TRUSTEE.....................................................S-41
THE SERVICING AGREEMENT...................................................S-42
THE ORIGINATORS...........................................................S-42
THE SERVICER..............................................................S-44
THE INDENTURE AND OWNER TRUST AGREEMENT...................................S-50
FEDERAL INCOME TAX CONSEQUENCES...........................................S-52
METHOD OF DISTRIBUTION....................................................S-53
SECONDARY MARKET..........................................................S-53
LEGAL OPINIONS............................................................S-53
RATINGS...................................................................S-54
LEGAL INVESTMENT..........................................................S-54
ERISA CONSIDERATIONS......................................................S-55

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a brief description of the notes offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire prospectus supplement and the entire accompanying prospectus. Annex I, II and III are incorporated by reference in this prospectus supplement.

      Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Issuing Entity............... National City Mortgage Trust ____-__ (the "Issuing
                              Entity").


Title of Series.............. National City Mortgage Capital LLC, National City
                              Mortgage Trust ____-__, Asset-Backed Floating Rate Notes, Series ____-__.

Cut-off Date................. __________ __, ____.

Closing Date................. On or about __________ __, ____.

Depositor.................... National City Mortgage Capital LLC (the
                              "Depositor"), a subsidiary of the sponsor. The Depositor will deposit the mortgage loans into the issuing entity. See "The Depositor" in the prospectus.

Servicer..................... National City Mortgage Co. (the "Servicer"). See
                              "The Servicer" in this prospectus supplement.

                              [Disclose any affiliations or transactions with other transaction parties].

Originators.................. _____________, ___________ and ________________.
                              See "The Originators" in this prospectus supplement.

                              [Disclose any affiliations or transactions with other transaction parties].

Seller and Sponsor........... National City Mortgage Co. See "The Seller" in
                              this prospectus supplement.

                              [Disclose any affiliations or transactions with other transaction parties].

Owner Trustee................ ________________. See "The Owner Trustee" in this prospectus supplement.

                              [Disclose any affiliations or transactions with other transaction parties].

Indenture Trustee............ __________________. See "The Indenture Trustee" in
                              this prospectus supplement.

                              [Disclose any affiliations or transactions with other transaction parties].

[Any other transaction
  party]..................... [Insert brief description of any other known transaction party.]

Distribution Dates........... Distributions on the Offered Notes will be made on the __th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in ______.

Final Scheduled Payment Date. The final scheduled payment date for the Offered
                              Notes will be the payment date in [_____]. The final scheduled payment date for the Notes is based upon [_____]. The actual final payment date for each class of Offered Notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

Offered Notes................ The classes Offered Notes and their interest rates, note balances and final maturity date are set forth in the table below.

                              Initial
                              Note         Note           Final Maturity
                Class         Balance(1)   Interest Rate  Date
                ------------  -----------  -------------  --------------
                A             $__________  Variable(2)    ________ ____
                M-1           $__________  Variable(2)    ________ ____
                M-2           $__________  Variable(2)    ________ ____
                M-3           $__________  Variable(2)    ________ ____

----------------
(1)   Approximate.

(2)   Calculated as described in this prospectus supplement.

The Issuing Entity

      The Notes will be issued by the Issuing Entity, a Delaware statutory trust established pursuant to a trust agreement between the Depositor and the Owner Trustee (the "Owner Trust Agreement"). The Issuing Entity will issue _____ classes of notes representing non-recourse debt obligations of the Issuing Entity secured by the trust estate. See "Description of the Notes" in this prospectus supplement. The Issuing Entity is sometimes referred to in this prospectus supplement as the trust.

      Distributions of interest and/or principal on the Offered Notes will be made only from payments received in connection with the mortgage loans described below.

Equity Certificates

      Trust Certificates, Series ____-__, will be issued pursuant to the Owner Trust Agreement and will represent the beneficial ownership interest in the Issuing Entity. The equity certificates are not offered by this prospectus supplement.

The Mortgage Loans

      The issuing entity will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

      The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ----.

      Range of mortgage rates _____% to _____%. (approximate):

      Weighted average mortgage ______%. rate (approximate):

      Weighted average remaining ___ years and ___ term to stated maturity months. (approximate):

      Range of principal balances $__________ to (approximate): $______________.

      Average principal balance: $_____________.

      Range of loan-to-value ratios _____% to _____%. (approximate):

      Weighted average loan-to-value ratio (approximate): ______%.

      For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

The Notes

      Offered Notes. The Offered Notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of Offered Notes are variable and are calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Note Interest Rates" in this prospectus supplement.

      The Offered Notes will be sold by the Depositor to the Underwriter on the Closing Date.

      The Offered Notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denomination. See "Description of the Notes--Registration" in this prospectus supplement.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the Offered Notes consists of subordination, as described below and under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement, and excess interest and overcollaterization, as described below and under "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

      Subordination. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes (the "Subordinate Notes") to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes.

      In addition, the rights of the holders of Subordinate Notes with higher numerical class designations will be subordinated to the rights of holders of Subordinate Notes with lower numerical class designations, to the extent described in this prospectus supplement.

      Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans as described below.

      Excess Interest and Overcollateralization. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Balance of the Notes by an amount equal to approximately $_____________. Such amount represents approximately ______% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount." The Mortgage Loans, if they perform, are expected to generate more interest than is necessary to pay interest on the Notes and to pay the fees and expenses of the issuing entity which are payable from interest funds. If the level of overcollateralization is equal to the "Required Overcollateralized Amount." See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

      Allocation of Losses. Except as described below, if Subordinate Notes remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses. If none of the Subordinate Notes remain outstanding, losses on mortgage loans will generally be allocated to the Class A Notes.

P&I Advances

      The Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described in this prospectus supplement. The Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Notes--P&I Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

Trigger Events

      The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of the Notes and affecting the weighted average lives of such Notes. The Stepdown Date is the earlier to occur of (1) the first payment date on which the aggregate note principal balance of the Class A Notes has been reduced to zero and (2) the later of (x) the payment date occurring in [____] and (y) the first payment date on which the subordination available to the Class A Notes has doubled.

      We refer you to "Description of the Notes--Principal Payments on the Notes" and "Yield on the Notes" in this prospectus supplement.

Fees and Expenses

      Before payments are made on the notes, the Servicer will be paid a monthly fee calculated as an amount equal to one-twelfth of the Servicing Fee Rate for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

      The Servicing Fee will be payable from amounts on deposit in the Collection Account.

      See "Description of the Notes."

      The trustee will be paid [________].

Optional Redemption

      At its option, the majority holder of the equity certificates may redeem the notes and by redeeming the notes effect termination and early retirement of the Notes, after the aggregate Note balance has been reduced to less than [20%] of the aggregate initial Note balance. See "The Indenture and Owner Trust Agreement--Optional Redemption" in this prospectus supplement and "Description of the Securities--Termination" in the prospectus.

Repurchase or Substitution of Mortgage Loans for Breaches of Representations and Warranties

      The Seller will make, and each Originator made, make certain representations and warranties with respect to each related Mortgage Loan at the time of origination, or as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the related Originator or the Seller, as applicable, will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. The Depositor will give or cause to be given written notice to the noteholders that such substitution has taken place.

      See "The Servicer--Sale of Defaulted Mortgage Loans" in this prospectus supplement and "Mortgage Loan Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases" in the prospectus.

Servicing Fee

      The principal compensation to be paid to the Servicer in respect of its servicing activities for the Mortgage Loans will be equal to [_]% per annum with respect to each Mortgage Loan in the issuing entity (the "Servicing Fee"). The Servicing Fee will be paid prior to payments to the noteholders from amounts received from the Mortgage Loans.

      We refer you to "The Servicer--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Federal Income Tax Consequences

      Upon the issuance of the Notes, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that the Notes will be characterized as indebtedness. In addition, for federal income tax purposes, the Issuing entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Notes, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Ratings

      It is a condition to the issuance of the notes that the Offered Notes receive the following ratings from [______________ ("_____") and ______________
("___________")]:

                    Class             [RA]             [RA]
              ------------------- -------------- ----------------
              Class A                 AAA              AAA
              Class M-1                AA               AA
              Class M-2                A                A
              Class M-3               BBB              BBB

      A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. [The "r" symbol in certain _____________ ratings is attached to highlight notes that __________ believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a note will exhibit no volatility or variability in total return.]

      See "Yield on the Notes" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

      The Offered Notes (other than the Class ___ and Class ___ Notes) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Notes and the Class ___ Notes will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations

      The U.S. Department of Labor has issued an individual exemption to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to notes such as the Class A Notes, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.

      Such exemption will only apply to the Class A Notes. ACCORDINGLY, THE OTHER CLASSES OF NOTES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. See "ERISA Considerations" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the prospectus.

                                  RISK FACTORS

      In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Notes.

      [Insert appropriate Risk Factors as necessary and as relate to applicable product type]

The Underwriting Standards of the Mortgage Loans Are Not as Stringent as Those Underwritten in a More Traditional Manner, or Underwritten to the Standards of Fannie Mae and Freddie Mac, Which May Result in Losses Allocated to the Offered Notes

      The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines. While the Originators' primary consideration in underwriting a mortgage loan is the ability of the mortgagee to repay the mortgage loan, each Originator also considers, among other things, a mortgagor's credit history, value of the mortgaged property, debt service-to-income ratio, as well as the type and use of the mortgaged property. None of the Originators' underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of the related Originator's first lien. Any such secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination.

      As a result of the Originators' underwriting standards, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

      Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance or Market Value of Your Notes

      Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your Notes.

      In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

      Another factor, that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans and the increased prevalence of interest only mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Similarly, borrowers whose mortgage loans provide for the payment of interest only during an initial period will experience increased monthly payments regardless of changes in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. A borrower's ability to refinance may also be limited by the reduction in the number of subprime originators as a result of the failure of their businesses or industry consolidation and by the recent imposition of more restrictive underwriting criteria by many other originators. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher rates of delinquencies and losses on the mortgage loans.

      In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These general market conditions may affect the performance of the mortgage loans backing your securities, and, even if they do not affect performance, may adversely affect the market value of your Notes.

      Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans or which are intended to encourage servicers to modify rather than to foreclose on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the value of the Notes.

Certain Mortgage Loans Are Delinquent as of the Cut-Off Date, Which May Present a Greater Risk of Loss with Respect to Such Mortgage Loans

      Approximately ____% of the mortgage loans were thirty days or more but less than sixty days delinquent in their monthly payments and approximately ____% of the mortgage loans were sixty days or more but less than ninety days delinquent in their monthly payments as of _________ __, ____, in each case by aggregate principal balance as of ________ __, ____. However, approximately _____% of the mortgage loans, by aggregate principal balance as of ________
__,____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of ________ __,
----.

Mortgage Securities Market Illiquidity May Adversely Affect the Value of Your Notes

      The mortgage backed securities market has recently experienced reduced liquidity. Although such reduced liquidity has resulted primarily from investor concerns arising from increased delinquencies and foreclosures on subprime mortgage loans and the failure of several subprime and "Alternative A" mortgage lenders, reduced liquidity has not been limited solely to securities backed by those types of mortgage loans. Accordingly, it is possible that for some period of time investors who desire to sell their Notes in the secondary market may find fewer potential purchasers and experience lower resale prices than under "normal" market conditions. See "Risk Factors-- The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price" in the prospectus.

Certain Mortgage Loans Have High Loan-to-Value Ratios Which May Present a Greater Risk of Loss With Respect to Such Mortgage Loans

      Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, had a loan-to-value ratio at origination in excess of 80%. [No mortgage loan with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy.] Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

      [Provide delinquency and loss information for the asset pool, including statistical information regarding delinquencies and losses pursuant to ss.229.1111(c).]

The Mortgage Loans Are Concentrated in the State of __________, Which May Present a Greater Risk of Loss with Respect to Such Mortgage Loans

      Approximately _____% of the mortgage loans are secured by mortgaged properties located in the State of ___________, by aggregate principal balance as of _________ __, ____. As of ________ __, ____, the aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of _________ __, ____, was approximately $_________. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially.

      [According to ss.229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

[Delinquency Status of the Mortgage Loans

      Approximately [___]% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of [________]. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

The Class M-1, Class M-2 and Class M-3 Notes Will Be Particularly Sensitive to Losses on the Mortgage Loans

      The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of such Note may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the Note balance of the class of Notes then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of subordinate Notes than would otherwise be the case.

The Class M-1, Class M-2 and Class M-3 Notes Will Generally Not Be Entitled to Receive Principal Payments Until All Principal Payments Have Been Made on the Class A Notes Which May Lead to a Greater Risk of Loss with Respect to Such Notes

      Unless the Note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of such notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such Notes, the holders of such Notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such Notes to receive no principal payments even if no losses have occurred on the mortgage pool.

Fico Scores

      A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 250 to the
900. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

The Notes Are Obligations of the Issuing Entity Only

      The Notes will not represent an interest in or obligation of the Originators, the Depositor, the Servicer, the Seller, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Notes or any Mortgage Loan will be the obligations of the Seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the Servicer with respect to its servicing obligations under the Servicing Agreement (including the limited obligation to make certain advances, as described in this prospectus supplement). Neither the Notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Issuing Entity, the Originators, the Depositor, the Servicer, the Seller, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the Notes, and there will be no recourse to the Issuing Entity, the Originators, the Depositor, the Servicer, the Seller, the Owner Trustee, the Indenture Trustee or any of their respective affiliates or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The Difference between the Interest Rates on the Notes and the Mortgage Loans May Result in Interest Shortfalls Allocated to the Notes

      The Note interest rate for each class of the notes adjusts monthly based on a particular index, subject to certain limitations as described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of certain adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the Notes, leading one or more classes of Notes to accept payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum Note interest rate to apply to one or more classes of Notes, as described in this prospectus supplement.

      Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____.

The Rate and Timing of Principal Distributions on the Offered Notes Will Be Affected by Prepayment Speeds

      The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation of the principal payments to pay principal on the offered notes as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" in this prospectus supplement.

      Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

      Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each such class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" and the table entitled "Percent of Initial Note Balance Outstanding at the Following Percentages of the Prepayment Assumption" in this prospectus supplement.

The Yield to Maturity on the Offered Notes Will Depend on a Variety of Factors

      The yield to maturity on the offered notes will depend, in general, on:

      (1) the applicable Note interest rate and Note accrual rate thereon from time to time;

      (2)   the applicable purchase price; and

      (3) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation of the principal payments to reduce the Note balance of such Notes, as well as other factors.

      The yield to investors on any class of offered notes will be adversely affected by any allocation to investors of interest shortfalls on the mortgage loans.

      In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      The proceeds to the Depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [Constant Prepayment Rate Model] and weighted average lives corresponding to the offered notes. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

      Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      (1) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

      (2) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

      The Seller will represent that as of the closing date, each mortgage loan was in compliance with applicable federal and state laws and regulations at the time of origination. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

The Servicing Rights to Certain Mortgage Loans Will Be Transferred to the Servicer Which May Lead to an Increase in Delinquencies With Respect to Such Mortgage Loans

      The Servicer and _____________ have advised the Depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing of those mortgage loans is expected to be transferred to the Servicer by _________ __, ____, whereupon the Servicer will act in the capacity as "servicer" under the servicing agreement to the extent of such mortgage loans. Such portion of the mortgage loans that are expected to be subject to such servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with such transfer.

                                 USE OF PROCEEDS

      The Seller will transfer the mortgage loans to the Depositor, the Depositor will convey the mortgage loans to the trust and the trust will pledge the mortgage loans to the indenture trustee, in exchange for and concurrently with the delivery of the notes. The net proceeds, after deduction of expenses, equal to approximately $[_____], from the sale of the offered notes, together with the Owner Trust Certificates, will represent the purchase price to be paid by the Depositor to the Seller for the mortgage loans. The Seller will have acquired the Mortgage Loans prior to the sale of the Mortgage Loans to the Depositor.

      [According to ss.229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by ss.229.1108(a)(2), depositor, issuing entity, originators contemplated by ss.229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

             LEGAL ACTIONS PENDING AGAINST [THE DEPOSITOR/ TRUSTEE]

      [To the extent material, insert any legal proceedings pending against the Depositor or trustee].

          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      National City Mortgage Co., which is the sponsor, the mortgage loan seller and the servicer of the mortgage loans, is a wholly owned subsidiary of National City Bank, the direct parent of the depositor and is an affiliate of the originator. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered notes.

                                THE MORTGAGE POOL

      The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

      The Depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date.

General

      The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans") and approximately _____ conventional, one-to four-family, adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans" and, together with the Fixed Rate Mortgage Loans, the "Mortgage Loans"), in each case secured by first liens on residential real properties (the "Mortgaged

Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years. References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

      The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Issuing Entity on the Closing Date from the Depositor, who will have acquired the Mortgage Loans on the Closing Date from the Seller. Investors should note that, in the case of the Adjustable Rate __________ Mortgage Loans, the Seller will have acquired such Mortgage Loans on the Closing Date in connection with the termination on the Closing Date of the trust funds underlying two series of mortgage pass-through certificates previously issued by the Depositor, which trust funds hold the Adjustable Rate __________ Mortgage Loans as of the date of this prospectus supplement. Such previously issued mortgage pass-through certificates were entitled (i) _____________ and (ii) _____________. Adjustable Rate __________ Mortgage Loans acquired upon the termination of the Series ____-___ trust fund (the "_____-___ Mortgage Loans") represent approximately _____% of the Mortgage Loans, and Adjustable Rate ___________ Mortgage Loans acquired upon the termination of the Series ____-___ trust fund represent approximately _____% of the Mortgage Loans (the "____-___ Mortgage Loans"), in each case by aggregate principal balance as of the Cut-off Date. The Seller will have acquired the remainder of the Mortgage Loans in whole loan purchases directly from ______________ in the case of ____% of the Mortgage Loans (the "Fixed Rate ______________ Mortgage Loans"), _______________ in the case of _____% of the Mortgage Loans (the "__________ Mortgage Loans") and ____________ in the case of _____% of the Mortgage Loans (the "___________ Mortgage Loans"), in each case by aggregate principal balance as of the Cut-off Date.

      Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate on the Adjustable Rate Mortgage Loan and for corresponding adjustments to the monthly payment amount due on the Adjustable Rate Mortgage Loan, in each case on each adjustment date applicable to the Adjustable Rate Mortgage Loan (each such date, an "Adjustment Date"); provided, however, that in the case of approximately _____% and approximately _____% of the Adjustable Rate Mortgage Loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of the Adjustable Rate Mortgage Loan (each, a "Delayed First Adjustment Mortgage Loan"). The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the Mortgage Rate on each Adjustable Rate Mortgage Loan will be adjusted to equal the sum, rounded as provided in the related Mortgage Note, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each Adjustable Rate Mortgage Loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than a specified periodic adjustment limitation (the "Periodic Rate Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Minimum Mortgage Rate"). For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the Adjustable Rate Mortgage Loans is 1.00% per annum, and with respect to substantially all of the Adjustable Rate Mortgage Loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. See "--The Index" in this prospectus supplement. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

      The Mortgage Loans generally have scheduled monthly payments due (with respect to each Mortgage Loan, a "Due Date") on the first day of the month . Each Mortgage Loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related Mortgaged Property.

      Approximately ______% of the Mortgage Loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on certain voluntary prepayments in full made within one to five years from the date of origination of such Mortgage Loans. The amount of the Prepayment Charge is as provided in the related Mortgage Note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amount will [not] be available for distribution on the Notes. Under certain instances, as described in the Servicing Agreement, the Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans.

      None of the Mortgage Loans are Buydown Mortgage Loans.

      Approximately ____% of the Mortgage Loans are balloon loans (the "Balloon Loans"). Each Balloon Loan is a Fixed Rate Mortgage Loan that amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

      The average principal balance of the Mortgage Loans at origination was approximately $_______. No Mortgage Loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $_______.

      The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average Mortgage Rate was approximately ______% per annum. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

      The weighted average remaining term to maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is _______________.

      As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-off Date is _______ ____.

      The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             Principal Balances of the Mortgage Loans at Origination

                                                                   % of
                                                Aggregate       Aggregate
                                     Number      Original        Original
                                     of         Principal       Principal
             Range ($)               Loans       Balance         Balance
-------------------------------- ----------- -------------- ----------------



Total..............................

         Principal Balances of the Mortgage Loans as of the Cut-off Date

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
             Range ($)               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

           Mortgage Rates of the Mortgage Loans as of the Cut-off Date

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
         Mortgage Rate (%)           Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

               Gross Margins of the Adjustable-Rate Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
          Gross Margin (%)           Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

          Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
     Maximum Mortgage Rate (%)       Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

          Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
     Minimum Mortgage Rate (%)       Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

          Next Adjustment Dates for the Adjustable-Rate Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
   Month of Next Adjustment Date     Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

               Original Loan-to-Value Ratios of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
      Loan-to-Value Ratio (%)        Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

    Geographic Distribution of the Mortgaged Properties on the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
              Location               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

                 Mortgaged Property Types of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
           Property Type             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

          Mortgaged Property Occupancy Status of the Mortgage Loans(1)

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
             Occupancy               Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

                          Purpose of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
            Loan Purpose             Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

                    Documentation Type of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
        Documentation Types          Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

                   Debt-to-Income Ratios of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
       Debt-to-Income Ratios         Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

                      Risk Categories of the Mortgage Loans

                                                Aggregate    % of Aggregate
                                                Principal       Principal
                                                 Balance         Balance
                                     Number  Outstanding as  Outstanding as
                                     of      of the Cut-off  of the Cut-off
        Risk Categories              Loans        Date            Date
-------------------------------- ----------- -------------- ----------------



Total..............................

Delinquency and Loss Information

      [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

      [The following tables set forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the tables below based on the longest period of delinquency during the period on which the table is based. None of the loans will have been delinquent 120 days or more, during the period on which the table is based.]

                  Historical Delinquency of the Mortgage Loans

                                                           Aggregate                               Average         Weighted
                                           Number of       Principal        % of Aggregate        Principal         Average
        Historical Delinquency          Mortgage Loans      Balance       Principal Balance        Balance       Mortgage Rate
------------------------------------ ------------------- ------------- ---------------------- --------------- ------------------
Never Delinquent                             [__]           $ [__]           [__]%                $ [__]            [__]%
30-59 Days                                   [__]             [__]           [__]                   [__]            [__]
60-89 Days                                   [__]             [__]           [__]                   [__]            [__]
90-119 Days                                  [__]             [__]           [__]                   [__]            [__]
Total                                        [__]           $ [__]            100.00%             $ [__]            [__]%

                                                           Weighted
                                          Weighted          Average
                                           Average         Adjusted
                                          Original         Original         Weighted
                                        Loan-to-Value    Loan-to-Value   Average Credit
        Historical Delinquency              Ratio            Ratio            Score
------------------------------------ ----------------- ---------------- ----------------
Never Delinquent                             [__]%            [__]%           [__]
30-59 Days                                   [__]             [__]            [__]
60-89 Days                                   [__]             [__]            [__]
90-119 Days                                  [__]             [__]            [__]
Total                                        [__]%            [__]%           [__]

      The following table sets forth the delinquency status of the mortgage loans as of the cut-off date.

         Delinquency Status of the Mortgage Loans as of the Cut-off Date

                                                           Aggregate                               Average         Weighted
                                           Number of       Principal        % of Aggregate        Principal         Average
        Historical Delinquency          Mortgage Loans      Balance       Principal Balance        Balance       Mortgage Rate
------------------------------------ ------------------- ------------- ---------------------- --------------- ------------------

Current                                      [__]           $ [__]           [__]%               $ [__]              [__]%
30-59 Days                                   [__]             [__]           [__]                  [__]              [__]
60-89 Days                                   [__]             [__]           [__]                  [__]              [__]
Total                                        [__]           $ [__]            100.00%            $ [__]              [__]%

                                                        Weighted
                                       Weighted          Average
                                        Average         Adjusted
                                       Original         Original         Weighted
                                     Loan-to-Value    Loan-to-Value   Average Credit
        Historical Delinquency           Ratio            Ratio            Score
------------------------------------ -------------- ---------------- ----------------

Current                                  [__]%            [__]%           [__]
30-59 Days                               [__]             [__]            [__]
60-89 Days                               [__]             [__]            [__]
Total                                    [__]%            [__]%           [__]

--------------------------
* None of the Mortgage Loans are 90 or more days delinquent as of the cut-off date.

      With respect to any mortgage loan, delinquencies are determined and reported as follows: a mortgage loan would be 30-days delinquent with respect to a monthly payment due on a due date if such monthly payment is not made by the close of business on the last business day prior to the next due date, and a mortgage loan would be 60-days delinquent with respect to such monthly payment if such monthly payment were not made by the last business day prior to the mortgage loan's second succeeding due date and so on.

Legal and Regulatory Provisions

      [Insert information required by ss.229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

Claims on Pool Assets

      [Describe any material direct or contingent claim that parties other than holders of the notes have on any pool assets pursuant to ss.229.1111(f). Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]

The Index

      As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related Mortgage Note. In the event that the Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

      The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.

                                   Year                      Month
                        -------------------------- --------------------------
Static Pool Information

      Static pool information material to this offering may be found at
http://[________   ________].

      Information provided through the Internet address above will not be deemed to be part of this prospectus or the registration statement for the securities offered by this prospectus supplement if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. See "Mortgage Loan Program" in the prospectus.

Representations

      The Seller will make, and each Originator made, certain representations and warranties with respect to each related Mortgage Loan as of the Closing Date or at the time of origination, and will be obligated to repurchase any such Mortgage Loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on Behalf of the Seller; Repurchases" in the prospectus.

Additional Information

      The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Notes unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                               YIELD ON THE NOTES

General Prepayment Considerations

      The rate of principal payments on the Notes, the aggregate amount of payments on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Seller or the majority holder of the Equity Certificates, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is ________ ____.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments in respect of principal to the holders of the class or classes of Notes then entitled to receive such payments that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which such Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the Adjustable Rate Mortgage Loans in the Mortgage Pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Because principal payments are paid to certain classes of Notes before other such classes, holders of classes of Notes having a later priority of payment bear a greater risk of losses (because such Notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal thereon) than holders of classes having earlier priorities for payment of principal. As described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the Mortgage Loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among all classes of the Notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Special Yield Considerations

      The Note Interest Rate for each class of the Notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the Mortgage Rates on the Fixed Rate Mortgage Loans are fixed and will not vary with any index, and the Mortgage Rates on the Adjustable Rate Mortgage Loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One-Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the Mortgage Loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the Mortgage Loans are _____ year Delayed First Adjustment Loans and approximately _____% of the Mortgage Loans are Fixed Rate Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the Notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of Notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the Mortgage Pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the Mortgage Rates on the Mortgage Loans
(i) could cause the Current Interest Payment Amount generated by the Mortgage Pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the Notes, leading one or more classes of Notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of Notes.

      Because the Mortgage Rate for each Adjustable Rate Mortgage Loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after their adjustments.

      As described under "Description of the Notes--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors on such classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of such classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of the payments of principal.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of __% CPR. The Constant Prepayment Rate model ("CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at __% CPR or any other rate.

      The tables following the next paragraph indicate the percentage of the initial Note Balance of the Notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Notes. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of __ Mortgage Loans with the characteristics set forth below, (ii) payments on such Notes are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans,
(v) none of the majority holder of the Equity Certificates, the Seller, the Servicer or any other person purchases from the Trust Estate any Mortgage Loan or redeems the Notes pursuant to any obligation or option under the Indenture, the Servicing Agreement or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the Notes occurs with respect to the ___________ Mortgage Loans, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each Adjustable Rate Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause
(viii) above and (xiii) the Servicing Fee Rate for the Servicer is equal to ____% per annum and the Servicing Fee is payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                 Assumed Mortgage Loan Characteristics

 Principal
 Balance as              Remaining   Original                                                   Initial
   of the     Gross      Term to     Term to     Next                    Maximum    Minimum     Periodic    Periodic
  Cut-off     Mortgage   Maturity    Maturity    Adjustment  Gross       Mortgage   Mortgage    Rate Cap    Rate Cap
  Date($)     Rate (%)    (Months)    (Months)      Date     Margin (%)  Rate (%)    Rate (%)      (%)         (%)
----------- ----------- ----------- ----------- ----------- ------------ --------- ----------- ----------- ----------





      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the Notes set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the Notes, affecting the weighted average lives of the Notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Note Balance of such Notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the

Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

              Percent of Initial Note Principal Balance Outstanding
                       at the Specified Percentages of CPR

                                Class A                      Class M-1
                    ----------------------------- -----------------------------
 Distribution Date    0%   15%   28%   35%    45%   0%   15%   28%   35%    45%
------------------- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----

Weighted
  Average Life
  in Years(1).....
Weighted
  Average Life
  in Years(2).....

--------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the Notes.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the Notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust
      Agreement--Optional Redemption" in this prospectus supplement.

      There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

      If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing of losses on the Mortgage Loans) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing of losses on the Mortgage Loans) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing of losses on the Mortgage Loans) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate

Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

      Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                            DESCRIPTION OF THE NOTES

General

      National City Mortgage Trust ____-__, Mortgage-Backed Notes, Series ____-__ (the "Notes") will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Subordinate Notes"). The Notes will be issued by National City Mortgage Trust ____-__ (the "Issuing Entity") pursuant to an indenture, dated as of ________ __, ____ (the "Indenture"), between the Issuing Entity and the Indenture Trustee. Only the Notes are offered by this prospectus supplement. Trust Certificates, Series ____-__ (the "Equity Certificates") will be issued pursuant to a trust agreement, dated as of ________ __, ____ (the "Owner Trust Agreement"), between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuing Entity. The Equity Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the Mortgage Loans by ____________ to the Depositor.

      Distributions on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

      The Notes represent non-recourse debt obligations of the Issuing Entity secured by a trust estate (the "Trust Estate"), which consists primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of _________ __, ____ (the "Cut-off Date") of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool". Proceeds of the Trust Estate will be the sole source of payments on the Notes. The Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes.

      The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the Notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Note Interest Rates" in this prospectus supplement. The "Final Maturity Date" of the Notes is the Payment Date occurring in _______ ____.

      The Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denomination.

      The Notes will initially be represented by one or more global notes registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Notes (a "Note Owner") will be entitled to receive a note representing such person's interest, except as set forth below under "--Definitive Notes". Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by Noteholders with respect to the Notes will refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to Noteholders with respect to the Notes will refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the Notes, for payment to Note Owners in accordance with DTC procedures. See "--Registration" and "--Definitive Notes" in this prospectus supplement.

      Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All payments to holders of the Notes, other than the final payment on any class of Notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names such Notes are registered at the close of business on each Record Date. The "Record Date" for each Payment Date (i) with respect to the Notes (other than any Definitive Notes) will be the close of business on the business day immediately preceding such Payment Date or (ii) with respect to the Definitive Notes will be the close of business on the last business day of the month preceding the month in which such Payment Date occurs. Such payments will be made either (a) by check mailed to the address of each such Noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of Notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of such class of Notes, by wire transfer in immediately available funds to the account of such Noteholder specified in the request. The final payment on any class of Notes will be made in like manner, but only upon presentment and surrender of such Notes at the corporate trust office of the Indenture Trustee or such other location specified in the notice to Noteholders of such final payment.

Fees and Expenses of the Trust

      The Servicer, trustee [and other parties] will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the trust, prior to payments to noteholders, as set forth in the following table:

        Party               Purpose          Amount of Fee          Frequency
------------------- ---------------------- ------------------- -----------------
[_________]                Servicer            [______]%*            Monthly
[_________]            Indenture Trustee       [______]%*            Monthly
[Insert other
  parties as
  applicable]         [________________]       [______]%*            Monthly
[_________]              Owner Trustee          [______]            [______]

--------------
* Per annum rate based on the aggregate principal balance of the Mortgage Loans in the trust for such payment date.

Registration

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [NAME OF UNDERWRITER]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the Notes will be CEDE, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for the Notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

      Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect such actions on its behalf through DTC. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Notes evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Notes evidence such Voting Rights, authorize divergent action.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The Issuing Entity, the Originators, the Depositor, the Servicer, the Seller, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the Notes advise the Indenture Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the Note Owners' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture. Such Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note will be issued in a minimum denomination equal to the amount represented by such Note.

Book-Entry Facilities

      Note Owners may elect to hold their interests in the Notes through DTC in the United States or Clearstream, Luxembourg ("Clearstream") or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The Notes of each class will be issued in one or more notes which equal the aggregate Note Balance of such class and will initially be registered in the name of Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      Clearstream, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks. Clearstream holds securities for its for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I to this prospectus supplement.

Note Interest Rates

      The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) _____% per annum (the "Maximum
Note Interest Rate").

      The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

      The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

      The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate. See "--Calculation of One-Month LIBOR" in this prospectus supplement.

With respect to any class of Notes and any Payment Date, the lesser of the rate described for such class in clause (i) above and the Maximum Note Interest Rate is referred to in this prospectus supplement as the "Note Accrual Rate" or such class and such Payment Date. The "Available Interest Rate" for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for such Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the Notes immediately prior to such Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

      The Note Interest Rate and the Note Accrual Rate for the Notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

Interest Payments on the Notes

      To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of Notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for such class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

      First, to the holders of the Class A Notes, the Interest Payment Amount for such Notes;

      Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for such Notes;

      Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for such Notes; and

      Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for such Notes.

      The "Current Interest Payment Amount" for any Payment Date is an amount equal to interest collections or advances on the Mortgage Loans during the related Due Period (net of the Servicing Fee and the Indenture Trustee Fee).

      The "Interest Payment Amount" for the Notes of any class on any Payment Date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of such Notes immediately prior to such Payment Date at the then-applicable Note Interest Rate for such class.

      With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the Notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of certain classes of Notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for such classes and such Payment Date. With respect to any class of Notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on such class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on such class at the Available Interest Rate, together with any such shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued thereon at the related Note Accrual Rate, is referred to as an "Interest Carry Forward Amount". The Interest Carry Forward Amount, if any, for any class of the Notes for any Payment Date is payable to the extent of available funds remaining after certain other payments on the Notes on such Payment Date, but before any payments on the Equity Certificates on such Payment Date. See "--Overcollateralization Provisions" in this prospectus supplement.

      The "Interest Accrual Period" for any Payment Date is the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Payment Date. All payments of interest on the Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

      The Note Balance of a Note outstanding at any time represents the then maximum amount that the holder of the Note is entitled to receive as payments allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Estate. The "Note Balance" of any class of Notes as of any date of determination is equal to the initial Note Balance of that class of Notes reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Note and (b) any reductions in the Note Balance of that class of Notes deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

Calculation of One-Month LIBOR

      With respect to each Interest Accrual Period, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and
(y) the Reserve Interest Rate (as defined in this prospectus supplement).

      As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuing Entity; and "Reserve Interest Rate" will be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Principal Payments on the Notes

      On each Payment Date, the Principal Payment Amount will be distributed to the holders of the Notes then entitled to payments of principal. The "Principal Payment Amount" for any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the Notes due to an Event of Default, will be the lesser of:

            (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the Notes; and

            (b) The Sum of:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as contemplated in the Servicing Agreement;

                  (iii) the principal portion of all other unscheduled
            collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Payment Date to the extent covered by Net Monthly Excess Cashflow (as defined in this prospectus supplement) for such Payment Date; and

                  (v) the amount of any Overcollateralization Increase Amount
            (as defined in this prospectus supplement) for such Payment Date;

      Minus

                  (vi) the amount of any Overcollateralization Reduction Amount
            (as defined in this prospectus supplement) for such Payment Date.

      The "Principal Payment Amount" for the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to an Event of Default will equal the amount necessary to reduce the Note Balance of any Notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the Notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicer in respect of prepayments on the Mortgage Loans during the _________ ____ Prepayment Period.

      On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount will be distributed: first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

      On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes will be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

      First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, will be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

      Second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A Notes pursuant to clause First above and (y) the Class M-1 Principal Payment Amount, will be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

      Third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause First above and to the holders of the Class M-1 Notes pursuant to clause Second above and (y) the Class M-2 Principal Payment Amount, will be distributed to the holders of the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

      Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause First above, to the holders of the Class M-1 Notes pursuant to clause Second above and to the holders of the Class M-2 Notes pursuant to clause Third above and (y) the Class M-3 Principal Payment Amount, will be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

      On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default principal will be payable on each class of Notes in an amount equal to the Note Balance of each class of Notes on such Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of Notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any such date to retire the Note Balances and pay such other amounts.

      The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

      The "Available Payment Amount" for any Payment Date is equal to the sum, net of amounts reimbursable therefrom to the Servicer, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fee and the Indenture Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Payment Date. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Notes.

      The "Class A Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

      The "Class M-1 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

      The "Class M-2 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

      The "Class M-3 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and

(ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

      The "Stepdown Date" for any Payment Date is the later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal Payment Amount to the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to _____%.

      With respect to any Payment Date, a "Trigger Event" is in effect if the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

      The "Credit Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the Notes on such Payment Date.

Credit Enhancement

      The Credit Enhancement provided for the benefit of the holders of the Notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" in this prospectus supplement.

      The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

      In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses, as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

Overcollateralization Provisions

      The weighted average Mortgage Rate for the Mortgage Loans (adjusted to reflect the Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the Mortgage Loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on class or classes of Notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for such Payment Date over (y) the sum for such Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the Notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

      With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause First below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) will be paid as follows:

      First, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

      Second, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

      Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

      Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

      Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

      Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

      Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

      Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

      Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes; and

      Tenth, to the holders of the Equity Certificates as provided in the Indenture.

      With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Payment Date over (b) the Note Balance of the Notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on such Payment Date, is the "Overcollateralized Amount" for the Notes as of such Payment Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Balance of the Notes by an amount equal to approximately $_________. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Note Balance of the Notes. In such event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any such overcollateralization deficiency, which will constitute a principal payment on the Notes in reduction of the Note Balances of the Notes. This has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Notes and any Payment Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Payment Date is the "Overcollateralization Increase Amount".

      On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $___________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on such Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the Notes on such Payment Date will be distributed to the holders of the Equity Certificates, subject to the priorities set forth above. With respect to each such Payment Date, the Principal Payment Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other payments to be made on such Payment Date, which amount will be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such Payment Date.

Allocation of Losses; Subordination

      With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for P&I Advances, servicing advances and Servicing Fee) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "Realized Losses".

      Any Realized Loss on the Mortgage Loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any such Realized Loss allocated to such class of Subordinate Notes on such Payment Date and (ii) any Allocated Realized Loss Amount for such class remaining unpaid from previous Payment Dates plus accrued interest thereon at the Note Accrual Rate for such class is referred to as an "Allocated Realized Loss Amount". The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the such Notes, under certain loss scenarios there will not be enough principal and interest collected on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

      Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

      Any allocation of a Realized Loss to a Note will be made by reducing the Note Balance of the Note by the amount so allocated on the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such Notes in respect of Realized Losses and (ii) payable as principal to the holder of such Notes from Net Monthly Excess Cashflow.

      A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

P&I Advances

      Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Payment Date its own funds, or funds in the Certificate Account that are not included in the Available Payment Amount for such Payment Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by the Servicer and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

      P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

      All P&I Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Certificate Account prior to the payments on the Notes. In the event that any Servicer fails in its obligation to make any required advance, the Servicer will be obligated to make such advance, and in the event that the Servicer fails in its obligation to make such advance, the Indenture Trustee will be obligated to make such advance, in each such case to the extent required in the Servicing Agreement.

Form of Reports to the Noteholders

      Under the terms of the Servicing Agreement and as described in the prospectus, the noteholders will receive important information concerning matters about the payment of and performance of the mortgage loans for the related payment date from the trustee on each payment date. Such information will be made available each month to the noteholders, the Servicer and the rating agencies by calling the trustee's investor relations desk at [____]. Parties that are unable to use the payment options provided by the Trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

      The primary source of information available to investors concerning the Class A Notes will be the monthly reports made available via the Trustee's internet website at [_________], which will include information as to the outstanding Note Principal Balance of the Class A Notes and the status of the applicable form of credit enhancement. Additionally, reports on Form 10-D will be filed with the SEC as necessary. Investors may read and copy any Form 10-D, Form 10-K or Form 8-K filed at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

      Any Form 10-D, annual report on Form 10-K or current report on Form 8-K will be filed on behalf of the Issuing Entity by, and will be signed by, the Depositor.

                                   THE SPONSOR

   The sponsor is National City Mortgage Co. The sponsor is the same entity as the Seller and Servicer of the mortgage loans, and is the parent company of the Depositor (National City Mortgage Capital LLC). Acting as the Seller and Servicer, the sponsor was involved in two securitization transactions in 2004 with Citigroup Mortgage Loan Trust Inc. acting as Depositor. The following table describes the approximate volume of those loan securitizations:

                         Year                   Approximate Volume
            ------------------------------ --------------------------
            2004........................          $1.02 billion

      As the sponsor, National City Mortgage Co. acquires mortgage loans and initiates their securitizations by transferring the mortgage loans to the Depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

                                  THE DEPOSITOR

      The depositor is National City Mortgage Capital LLC, which was incorporated in the State of Delaware on August 5, 2005 as a direct wholly-owned subsidiary of National City Mortgage Co. It is not expected that the depositor will have any business operations other than offering the notes and related activities. The depositor's registered office in Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Kelly C. Johnson, and its phone number is
(937) 910-4372. See "The Depositor" in the prospectus.

                               THE ISSUING ENTITY

      National City Mortgage Trust ____-__ is a statutory trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds from the Mortgage Loans, (ii) issuing the Notes and the Equity Certificates, (iii) making payments on the Notes and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with accomplishing the foregoing. The Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. The assets of the Issuing Entity will consist of the Mortgage Loans pledged to secure the Notes. The Issuing Entity's principal offices are in __________, ________, in care of ________________, as Owner Trustee.

                                   THE SELLER

      __________________ (the "Seller"), in its capacity as mortgage loan seller, will sell the Mortgage Loans to the Depositor pursuant to a [Mortgage Loan Purchase Agreement], dated as of _________ __, ____, between the Seller and the Depositor.

                                THE OWNER TRUSTEE

      The information set forth in the following paragraphs regarding the Owner Trustee has been provided by [______________].

      _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Owner Trust Agreement.

      The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

      [Provide any other relevant information as required by Item 1109(b) of Regulation AB.]

                              THE INDENTURE TRUSTEE

      The information set forth in the following paragraphs regarding the Indenture Trustee has been provided by [______________].

      ____________________, a ____________ banking association, will act as
Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.

      The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture (the "Indenture Trustee Fee") will be equal to (i) accrued interest at ________% per annum (the "Indenture Trustee Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan, payable monthly, and (ii) any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Servicer) as provided in the Indenture. The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

      The Indenture will provide that the Indenture Trustee may withdraw funds from the Certificate Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuing Entity (from the assets of the Trust Estate) will indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

      [Provide any other relevant information as required by Item 1109 of Regulation AB.]

Removal and Termination of the Indenture Trustee

      The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for the offered notes or such class of offered notes within the period specified in the indenture. The indenture trustee also may be removed at any time by noteholders representing more than 50% of the aggregate Note Balance of the offered notes. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the indenture trustee or its property. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

      The indenture trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred. The issuing entity will reimburse the indenture trustee and the owner trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the indenture trustee's or the owner trustee's agents, counsel, accountants and experts. The issuing entity will indemnify the indenture trustee and the owner trustee and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys' fees and expenses) of any kind whatsoever incurred by either of them in connection with the administration of the trust and the performance of their respective duties under any of the agreements to which it is a party.

                             THE SERVICING AGREEMENT

      The following summary describes certain terms of the Servicing Agreement, dated as of __________ __, ____ (the "Servicing Agreement"), among the Issuing Entity, the Indenture Trustee and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreement. Requests should be addressed to the Secretary, National City Mortgage Capital LLC, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                 THE ORIGINATORS

National City Mortgage

      The information set forth in the following paragraphs has been provided by National City Mortgage.

      Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the cut-off date, were originated by National City Mortgage ("National City Mortgage") a division of National City Bank, which is a wholly owned subsidiary of National City Corporation ("NCC"), by a subsidiary of National City Bank or by unaffiliated third party correspondent lenders. National City Mortgage is located in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately [_____] employees and operates [____] lending offices in [___] states from coast to coast. National City Mortgage has over 50 years of experience in originating residential mortgage loans. The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955. That company was owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989 and changing its name to National City Mortgage Co. After its acquisition by NCC, National City Mortgage Co. grew through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage. As of January 1, 2005, as a part of the restructure of National City's residential mortgage operations, all first and second lien mortgage origination functions formerly performed by National City Mortgage Co. were transferred to the National City Mortgage division of National City Bank of Indiana. Effective on July 22, 2006, all of NCC's subsidiary banks, including National City Bank of Indiana were consolidated into National City Bank. National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States and a wholesale network of mortgage brokers. National City Mortgage is one of the largest mortgage originators in the nation. National City Mortgage Co., an operating subsidiary of National City Bank, acquires mortgage loans from National City Mortgage and other affiliated and unaffiliated correspondent mortgage lenders.

      The following table summarizes National City Mortgage's one- to four-family residential mortgage loan origination activity and National City Mortgage Co.'s sales activity for the periods shown below.

                           TOTAL ORIGINATIONS BY YEAR

              YEAR          ORIGINATION DOLLARS    ORIGINATION COUNTS
           -------------- ---------------------- ---------------------
2002.................          $79,478,299,994          492,451
2003.................         $105,561,114,324          655,287
2004.................          $65,664,278,140          404,614
2005.................          $59,031,348,835          325,916
2006.................          $43,116,576,107          239,023

      Underwriting Standards

      National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

      Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

      National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

      Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

      The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

      With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits will comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed.

      Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to-value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

      For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 250 to 900 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

      Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

      Full/Alternative Documentation

      Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

      o     Verbal verification of employment

      o     Less that 12 months employment verified

      o     12-23 months employment verified

      o     24 months or more employment verified

      o     1 or 2 months bank statements

      Stated Documentation

      Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

[Originator]

      The information set forth in the following paragraphs has been provided by
______________.

[Originator]

      The information set forth in the following paragraphs has been provided by
______________.

                                  THE SERVICER

      Pursuant to the Servicing Agreement, National City Mortgage Co. will serve as servicer for the Mortgage Loans (in such capacity, with respect to such Mortgage Loans, the "Servicer").

National City Mortgage Co.

      The information set forth in the following paragraphs regarding the Servicer has been provided by National City Mortgage Co.

      Organization

      National City Mortgage Co. ("NCMC") is an operating subsidiary of National City Bank, which in turn is a wholly owned subsidiary of National City Corporation ("NCC"). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2006, NCMC serviced nearly
1.1 million mortgage loans totaling more than $170.6 billion. The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC grew through the consolidation of the residential mortgage servicing operations of all NCC banking affiliates. National City Bank and affiliated companies provide specialized services to NCMC in various areas of operations.

      On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by NCMC. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. NCMC is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

      On December 19, 2005, a class action suit was filed against NCMC in the U.S. District Court for the Southern District of Illinois. The lawsuit alleges that National City Mortgage loan originators were improperly designated as exempt employees and seeks monetary damages. On June 21, 2007, the court conditionally certified an opt-in class of loan originators. On November 6, 2007, a settlement in principle was reached to resolve all wage and hour claims of the loan originators employed during the class period who opt-in to the settlement class. The settlement is subject to court approval. National City Corporation established a reserve of $25 million for this matter as of September 30, 2007.

      Servicing

      NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

      There have been no material changes to the policies or procedures in the servicing function in the past three years.

      [Summary Table]

      The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

      NCMC maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

      The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

      Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

      NCMC's mortgage loan document custodial responsibilities are performed by National City Bank or as designated by the related servicing agreement.

      NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

      NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

      NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

      The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

      The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

      NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

      For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

      NCMC's Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

      A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines.

The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

      The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to the Servicer in respect of its servicing activities for the Notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of Mortgage Loans serviced by it.

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. The Servicer is obligated to pay from its own funds ("Compensating Interest") only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans ("Prepayment Interest Shortfall"), but only to the extent of [___]% of its aggregate Servicing Fee for the related Due Period. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement and is entitled to reimbursement therefor as provided in the Servicing Agreement. With respect to the Mortgage Loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of such Mortgage Loans prior to the Cut-off Date. See "Description of the Securities--Retained Interest; Servicing or Administration Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Servicer.

      With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a backup servicing fee as provided in the servicing agreement.

      The Servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related contract or otherwise relating to the mortgage loans in respect of which such unreimbursed amounts are owed. The Servicer's right to those reimbursements is prior to the rights of noteholders. However, if any Servicing Advance is determined by the Servicer to be non-recoverable from such sources, the amount of that Nonrecoverable Advances may be reimbursed to the Servicer from other amounts received with respect to the mortgage loans.

Sale of Defaulted Mortgage Loans

      If consent to the operation of the provisions described below will have been given by the Servicer (unless the Directing Holder, as defined below, is the Seller or an affiliate of the Seller, in which case such consent will not be required), then with respect to any Mortgage Loan that is delinquent in excess of the number of days provided in the Servicing Agreement, (i) the holder of a majority in Percentage Interest of the Equity Certificates (the "Directing Holder") may direct the Servicer to commence foreclosure and (ii) prior to commencement of foreclosure of any Mortgage Loan, the Servicer will notify the Directing Holder of such proposed foreclosure in order to permit the Directing Holder the right to instruct the Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to the Servicer an appraisal of the related Mortgaged Property (the "Loan Appraisal"). Within two business days of instructing the Servicer to commence or delay foreclosure, the Directing Holder will deposit in a segregated account maintained with the Servicer (the related "Collateral Account") for the benefit of the Noteholders an amount equal to ___% of the Valuation (as defined below) of the related Mortgage Loan plus three months' interest at the related Mortgage Rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the Servicer to proceed with foreclosure at anytime.

      With respect to any election by the Directing Holder to delay foreclosure, the "Valuation" of any Mortgage Loan will be the greater of the outstanding principal balance of the Mortgage Loan and the fair market value of the Mortgage Loan as provided in the related Loan Appraisal. With respect to any election by the Directing Holder to commence foreclosure, the "Valuation" of any Mortgage Loan will equal the outstanding principal balance of the Mortgage Loan.

      Upon the liquidation of the related Mortgage Loan or the disposition of the related Mortgaged Property in accordance with the requirements set forth in the Servicing Agreement, the Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related Mortgage Loan or the Mortgaged Property, as the case may be, and the Servicer will withdraw the amount of such excess from the Collateral Account and deposit such amount into the related Certificate Account. If the amount realized pursuant to the above-described procedures exceeds the Valuation, the Servicer will deposit immediately upon realization from such proceeds such excess into the Certificate Account. The Servicer will apply all such amounts as additional liquidation proceeds pursuant to the Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related Mortgage Rate. If the above-described procedures do not result in the Mortgage Loan being brought current within six months of the Directing Holder's direction to the Servicer to delay foreclosure, the Directing Holder will be required to either
(i) purchase the Mortgage Loan for a purchase price equal to the fair market value of the Mortgage Loan as shown on the Loan Appraisal or (ii) allow the Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the Mortgage Loan, the Servicer will first apply funds on deposit in the related Collateral Account towards such purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

      With respect to any Mortgage Loan as to which the Directing Holder has directed the Servicer to commence foreclosure or to delay foreclosure, the Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse the Servicer for all P&I Advances and servicing advances in accordance with the Servicing Agreement. In the event that the related Mortgage Loan is brought current, the amounts so withdrawn from the Collateral Account by the Servicer as reimbursement for P&I Advances or servicing advances will be redeposited in the Collateral Account by the Servicer and the Servicer will be reimbursed as provided in the Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related Mortgage Loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Certificate Account, the Directing Holder will be obligated to pay such amounts to the Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on such funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the Servicer for the benefit of the Noteholders a security interest in the Collateral Account, all amounts deposited in the Collateral Account or invested in Permitted Investments, and all proceeds of the foregoing.

Waiver or Modification of Mortgage Loan Terms

      The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the servicing agreement; provided, however, the Servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan, unless
(i) the borrower is in default or (ii) such default is reasonably foreseeable.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

      The Servicer will establish and maintain or cause to be maintained a separate trust account, the collection account, for the benefit of the noteholders. The collection account will be an eligible account (as defined in the servicing agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in permitted investments (as defined in the servicing agreement) maturing no later than one business day prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account. The indenture trustee will establish an account, the distribution account, into which will be deposited amounts withdrawn from the collection account for payment to noteholders on a payment date and payment of certain fees and expenses of the trust. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in permitted investments maturing on or before the business day prior to the related payment date unless such permitted investments are invested in investments managed or advised by the trustee or an affiliate of the trustee, in which case such permitted investments may mature on the related payment date.

Servicing Advances

      The Servicer will not be obligated to make advances for delinquent scheduled payments of principal or interest on the mortgage loans. The Servicer will be obligated under the servicing agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a mortgage loan and legal and other costs incurred by the Servicer in an effort to cure defaulted mortgage loans. Upon the determination by the Servicer that such an advance made by the Servicer is nonrecoverable from late payments, liquidation proceeds or otherwise (a "Nonrecoverable Advance") the Servicer will be entitled to reimburse itself out of funds in the collection account for the amount of that Nonrecoverable Advance. Without limiting the generality of the foregoing, expenses incurred by the Servicer in connection with a defaulted contract which is subsequently reinstated, worked out, or otherwise cured, will be reimbursable to the Servicer as Nonrecoverable Advances at the time the default is cured, out of collections in the trust, and such reimbursements will reduce the amount available to make payments to noteholders.

The Backup Servicer

      [Insert information to be provided by Backup Servicer, if any, in accordance with Regulation AB].

Events of Default and Removal of the Servicer

      In addition to those Events of Default (as defined in the prospectus) described under "Description of the Securities--Events of Default and Rights Upon Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the Servicer maybe removed as Servicer of the Mortgage Loans in accordance with the terms of the servicing agreement.

      Any successor to the Servicer appointed under the servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $[____________]. See "Description of the Securities--Events of Default and Rights Upon Event of Default" in the prospectus. If no successor Servicer is appointed, the indenture trustee will assume all responsibilities and liabilities of the Servicer. The indenture trustee must provide the noteholders with notice of such event no later than 60 days after its occurrence of within 5 days after the indenture trustee becomes aware of the occurrence of the event.

      [According to ss.229.1108(d)(2) describe the process for transferring servicing to a successor Servicer.]

      [According to ss.229.1108(d)(3) describe the provisions for payment of expenses associated with a servicing transfer and any additional fees charged by a successor Servicer. Specify the amount of any funds set aside for a servicing transfer.]

                     THE INDENTURE AND OWNER TRUST AGREEMENT

      The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, National City Mortgage Capital LLC, at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

General

      The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

Assignment of Mortgage Loans

      On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to the Depositor, who in turn will convey each Mortgage Loan to the Issuing Entity.

      At the time of issuance of the Notes, the Issuing Entity will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuing Entity in exchange for, among other things, the Mortgage Loans.

      The Indenture will require the Issuing Entity to deliver to the Indenture Trustee or to a custodian with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Seller, at the expense of the Seller, in the appropriate offices for real property records.

Events of Default

      Notwithstanding the prospectus, an "Event of Default" under the Indenture with respect to the Notes is as follows: (a) the failure of the Issuing Entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on such Payment Date to make such payments, which continues unremedied for a period of five days; (b) the failure by the Issuing Entity on the Final Maturity Date to reduce the Note Balances of any Notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant to the Indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which such representation or warranty being incorrect not having been cured within thirty days after notice of the breach is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

      Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

      If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding Notes at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Note less the amount of such discount that is unamortized.

      No Noteholder will have any right under the Indenture to institute any proceeding with respect to such Indenture unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance of the default, (b) the holders of Notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the Note Balance of such class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the holders of Notes covered by such Indenture, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the litigation.

Voting Rights

      At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective Notes.

Optional Redemption

      The circumstances under which the obligations created by the Indenture will terminate in respect of the Notes are described in "Description of the Securities--Termination" in the prospectus.

      At its option, the majority holder of the Equity Certificates may redeem the Notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any such redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the Notes remaining unpaid immediately prior to such Payment Date, (y) the aggregate of the Interest Payment Amounts on the Notes for such Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for such Payment Date. Upon any such redemption, the remaining assets in the Trust Estate will be released from the lien of the Indenture.

      In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of such portion of the Mortgage Pool (together with any properties acquired in respect of those Mortgage Loans) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the Notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect of those Mortgage Loans) remaining in the Trust Estate is reduced to less than $_____________. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. Any such redemption will be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of each such Mortgage Loan plus accrued interest thereon at their respective Mortgage Rates through the last day of the calendar month preceding the month in which such redemption occurs, (y) the then fair market value of each such property and (z) the amount of any servicing advances reimbursable to the Servicer in respect of such Mortgage Loans.

      For purposes of payments on the Notes and Equity Certificates on the Payment Date of such redemption, such redemption price will be applied by the Indenture Trustee as a final liquidation of each of such Mortgage Loans and properties. The redemption price relating to any such properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the Notes. Furthermore, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the Servicing Agreement, in each case to the extent payable or reimbursable with respect to such Mortgage Loans, will be payable from the amount received in respect of such redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of such redemption.

      In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Notes, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the Notes will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuing Entity or the Depositor and (b) the Issuing Entity will not be
(i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation
Section 1.7704-1. The Notes will not be treated as having been issued with "original issue discount" (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

      Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity (or a portion of an entity) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50% of such debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in clause
(ii) bear a relationship to payments on the debt obligations referred to in clause (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

      The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

      Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuing Entity and purchasers of the Notes.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated ________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [NAME OF UNDERWRITER] (the "Underwriter") has agreed to purchase the Notes. The Underwriter is obligated to purchase all Notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor.

      The Notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the Notes. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC on or about the Closing Date.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of those liabilities.

      [Insert disclosure if underwriter or its affiliate, if affiliated with the Sponsor or Depositor, has provided financing to an originator of 10% or more of the Mortgage Loans that are part of the mortgage pool.]

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the Notes will be passed upon for the Depositor by Jones Day, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Notes that the Class A Notes be rated "AAA" by _____________ ("____") and "AAA" by _______________ ("_____"),
that the Class M-1 Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by
_____ and that the Class M-3 Notes be rated at least "BBB" by _____.

      The ratings of ___ and _____ assigned to the Notes address the likelihood of the receipt by Noteholders of all payments to which such Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

      The Depositor has not requested that any rating agency rate the Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered notes in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered notes.

      The Depositor has not requested that any rating agency rate the offered notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered notes or, if it does, what rating would be assigned by any other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes as stated in this section.

      [In order to monitor such ratings while the offered notes are outstanding, the [identify responsible party] will [describe arrangement].

                                LEGAL INVESTMENT

      The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

      The Depositor makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts of insurance companies in which such plans or arrangements are invested (all of which will be referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code; "Disqualified Persons") and "parties in interest" (within the meaning of ERISA; "Parties in Interest") who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuing Entity, the Depositor, the Seller, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Servicer, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Issuing Entity to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to the Trust Estate to be deemed a Party in Interest or Disqualified Person. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Issuing Entity), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the Notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

                           $___________ (Approximate)

                       National City Mortgage Capital LLC

                                    Depositor

                     Mortgage-Backed Notes, Series ____-___

                              Prospectus Supplement

                             Dated _______ __, ____

                           National City Mortgage Co.

                                    Servicer

                              [NAME OF UNDERWRITER]

                                   Underwriter

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes offered by this prospectus supplement in any state where the offer is not permitted.

      We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

                                     ANNEX I

            GLOBAL CLEARANCE, SETTLEMENT AND DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered National City Mortgage Capital LLC Trust ____-__, Mortgage-Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

      Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

                                   Annex 1-1

Trading between Clearstream and/or Euroclear Participants.

      Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants.

      When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.

      Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its

                                   Annex 1-2
respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.



                                   Annex 1-3

                  SUBJECT TO COMPLETION DATED DECEMBER 7, 2007


                       Mortgage Pass-Through Certificates

                              Mortgage-Backed Notes

                              (Issuable in Series)

                       National City Mortgage Capital LLC

                                    Depositor

                               ------------------

The information in this prospectus is not complete and may be changed. This prospectus and the accompanying prospectus supplement are not an offer to sell these offered securities and are not soliciting an offer to buy these offered securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page [__] of this prospectus.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

The Securities--

o National City Mortgage Capital LLC, as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes.

o Each issue of securities will have its own series designation and will evidence either the ownership of a beneficial interest in the issuing entity or debt obligations of the issuing entity secured by issuing entity assets.

The Issuing Entity and its Assets--

o A trust to be established with respect to each series of securities which will contain trust fund assets relating to such series of securities will be the issuing entity for such series. The issuing entity is sometimes referred to in this prospectus as the trust or the trust fund, and its assets are sometimes referred to as trust fund assets.

o The assets of an issuing entity will primarily include one or more pools of any combination of: one- to four-family residential first and junior lien mortgage loans, cooperative apartment loans or home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests, or pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Credit Enhancement--

o Credit enhancement for a series of securities may include pool insurance policies, bankruptcy bonds, certificate or note financial guaranty policies, letters of credit, reserve funds, overcollateralization, cross support, cash flow agreements, or any combination of those forms of credit enhancement, as described in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Offers of the securities may be made through one or more different methods, including through underwriters as described in "Method of Distribution" in the related prospectus supplement.



                The date of this prospectus is [________], 20[__]

                                TABLE OF CONTENTS

RISK FACTORS.................................................................................5
THE TRUST FUNDS.............................................................................19
    The Mortgage Loans......................................................................19
    Revolving Credit Loans..................................................................24
    Manufactured Home Loans.................................................................27
    Agency Securities.......................................................................27
USE OF PROCEEDS.............................................................................32
YIELD CONSIDERATIONS........................................................................32
MATURITY AND PREPAYMENT CONSIDERATIONS......................................................34
THE DEPOSITOR...............................................................................35
STATIC POOL INFORMATION.....................................................................36
MORTGAGE LOAN PROGRAM.......................................................................36
    Underwriting Standards..................................................................36
    Credit Scores...........................................................................38
    Qualifications of Originators and Mortgage Loan Sellers.................................38
    Representations by or on Behalf of Mortgage Loan Sellers; Repurchases...................38
DESCRIPTION OF THE SECURITIES...............................................................40
    General.................................................................................41
    Assignment of Trust Fund Assets.........................................................43
    Deposits to Certificate Account.........................................................44
    Payments on Mortgage Loans..............................................................45
    Payments on Agency Securities...........................................................46
    Book-Entry Form.........................................................................46
    Distributions...........................................................................53
    Categories of Classes of Securities.....................................................54
    Interest on the Securities..............................................................57
    Principal of the Securities.............................................................58
    Exchangeable REMIC Securities and Exchangeable Securities...............................58
    Pre-Funding Account.....................................................................61
    Allocation of Losses....................................................................61
    Advances in Respect of Delinquencies; Servicing Advances................................61
    Reports to Securityholders..............................................................62
    Servicing and Collection Procedures.....................................................64
    Sub-Servicing...........................................................................65
    Realization upon Defaulted Mortgage Loans...............................................65
    Retained Interest; Servicing or Administration Compensation and Payment of
        Expenses............................................................................66
    Evidence as to Compliance...............................................................67
    Certain Matters Regarding the Servicer and the Depositor................................68
    Servicer Events of Default and Rights upon Servicer Events of Default...................69
    Amendment...............................................................................71
    Termination.............................................................................72
    Duties of the Trustee...................................................................73
    Description of the Trustee..............................................................73
    Description of Credit Support...........................................................73
    Subordination...........................................................................74
    Letter of Credit........................................................................75
    Mortgage Pool Insurance Policy..........................................................76
    Special Hazard Insurance Policy.........................................................77
    Bankruptcy Bond.........................................................................79
    Financial Guarantee Insurance...........................................................79
    Reserve Fund............................................................................79
    Overcollateralization...................................................................79
    Cross Collateralization Features........................................................80
    Cash Flow Agreements....................................................................80


    Description of Primary Insurance Policies...............................................81
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................................83
    General.................................................................................84
    Single-Family Loans.....................................................................84
    Cooperative Loans.......................................................................84
    Foreclosure on Mortgages................................................................85
    Foreclosure on Cooperative Shares.......................................................87
    Rights of Redemption with Respect to Single-Family Properties...........................88
    Anti-Deficiency Legislation and Other Limitations on Lenders............................88
    Cooperative Loans.......................................................................89
    Junior Mortgages........................................................................89
    Enforceability of Provisions............................................................89
    Prepayment Charges and Prepayments......................................................90
    Subordinate Financing...................................................................90
    Applicability of Usury Laws.............................................................91
    Alternative Mortgage Instruments........................................................91
    Texas Home Equity Loans.................................................................92
    Servicemembers Civil Relief Act.........................................................92
    Environmental Legislation...............................................................92
    Forfeitures in Drug and RICO Proceedings................................................93
FEDERAL INCOME TAX CONSEQUENCES.............................................................93
    Federal Income Tax Consequences for REMIC Certificates..................................94
    Taxation of REMIC Regular Certificates..................................................96
    Taxation of REMIC Residual Certificates................................................103
    Taxes That May Be Imposed on the REMIC Pool............................................109
    Liquidation of the REMIC Pool..........................................................110
    Administrative Matters.................................................................110
    Limitations on Deduction of Certain Expenses...........................................110
    Taxation of Certain Foreign Investors..................................................111
    Backup Withholding.....................................................................112
    Reporting Requirements.................................................................112
Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made.....113
    General................................................................................113
    Tax Status.............................................................................113
    Premium and Discount...................................................................114
    Recharacterization of Servicing Fees...................................................115
    Sale or Exchange of Certificates.......................................................115
    Strip Securities.......................................................................116
    Reporting Requirements and Backup Withholding..........................................118
    Taxation of Certain Foreign Investors..................................................118
Federal Income Tax Consequences For Exchangeable Securities................................119
    Tax Status.............................................................................119
    Exchangeable Securities Representing Proportionate Interests in Two or More
        Exchangeable REMIC Securities......................................................119
    Exchangeable Securities Representing Disproportionate Interests in Exchangeable
        REMIC Securities...................................................................119
    Sales, Exchanges and Other Dispositions of Exchangeable Securities.....................120
Tax Characterization Of The Trust Fund As A Partnership....................................120
Tax Consequences To Holders Of The Notes...................................................120
Tax Consequences To Holders Of The Certificates............................................122
State And Other Tax Consequences...........................................................126
Penalty Avoidance..........................................................................126
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS..................................................127
    Investors Affected.....................................................................127
    Fiduciary Standards for ERISA Plans and Related Investment Vehicles....................127
    Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related
        Investment Vehicles................................................................127
    Possible Exemptive Relief..............................................................128

    Consultation with Counsel..............................................................133
    Governmental Plans.....................................................................133
    Representation from Plans Investing in Notes with Substantial Equity Features or
        Certain Securities.................................................................133
    Tax Exempt Investors...................................................................134
LEGAL INVESTMENT...........................................................................134
METHOD OF DISTRIBUTION.....................................................................136
LEGAL MATTERS..............................................................................136
FINANCIAL INFORMATION......................................................................137
RATING.....................................................................................137
AVAILABLE INFORMATION......................................................................137
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................137
INDEX OF DEFINED TERMS.....................................................................139

--------------------------------------------------------------------------------
                                  RISK FACTORS
--------------------------------------------------------------------------------

    The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

    You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price

    There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

    Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

    In addition, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of securities. Although any class of securities may experience illiquidity, it is more likely that classes of securities that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, which affect the securities generally or particular types of securityholders.

The Securities Will Be Limited Obligations of the Related Issuing Entity and Not of Any Other Party

    The securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the servicer or any of their respective affiliates. The only obligations of the foregoing entities or affiliates with respect to the securities, any mortgage loan or any other issuing entity asset will be the repurchase or substitution obligations, if any, of the depositor or affiliates of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other issuing entity assets and the servicer's servicing obligations under the related pooling and servicing agreement or servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans.

    Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans or other issuing entity assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities included in a trust fund will be guaranteed as described in this prospectus and in the related prospectus supplement by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, the securities of any series backed by such agency securities will not be so guaranteed.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Issuing Entity Assets Will Result in Losses Allocated to the Related Securities

    Credit support is intended to reduce the effect of delinquent payments or losses on the underlying issuing entity assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in some cases will be subject to periodic reduction in accordance with a schedule or formula, as further described in the prospectus supplement. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the issuing entity assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of the Securities--Description of Credit Support" in this prospectus.

The Types of Mortgage Loans Included in the Issuing Entity Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

    The securities will be directly or indirectly backed by mortgage loans. The types of mortgage loans in an issuing entity may include mortgage loans made to borrowers who do not qualify for mortgage loans conforming to underwriting standards of more traditional lenders and as a result of the credit quality of such borrowers, such mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in an issuing entity, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans, or at levels sufficient to avoid losses. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the issuing entity related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

    Certain of the types of mortgage loans which may be included in an issuing entity may involve additional uncertainties not present in traditional types of mortgage loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the issuing entity related to your security and the risks associated with the following types of mortgage loans.

    Negatively Amortizing Loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default and loss upon default. To the extent that these losses are not covered by any reserve fund or credit support, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from defaults by borrowers to the extent that the value of the mortgaged properties is insufficient to provide for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

    Buydown Mortgage Loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

    o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

    o investment earnings on the amount, if any, contributed by the borrower, or

    o additional buydown funds to be contributed over time by the borrower's employer or another source.

    Depending on FICO and/or the loan to value ratio ("LTV") as of the origination date of a mortgage loan or other factors, the borrower under each buydown mortgage loan may be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a borrower to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

    Balloon Loans. Some mortgage loans may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal, known as balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the mortgage loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

    The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

    o   the value of the related mortgaged property,

    o the level of available mortgage rates at the time of sale or refinancing,

    o   the borrower's equity in the related mortgaged property,

    o   prevailing general economic conditions, and

    o the availability of credit for mortgage loans to comparable borrowers secured by comparable real properties.

    Non-owner-occupied Properties. With respect to some of the mortgage loans, at the time of origination, the borrower may have represented that the mortgaged property would not be used as the borrower's primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home.

    Limited-recourse Loans. It is anticipated that some or all of the mortgage loans included in any issuing entity will be non-recourse mortgage loans or mortgage loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

    Alt A Loans and Subprime Loans. "Alt A" mortgage loans are mortgage loans that, primarily due to property characteristics, do not meet the applicable originator's prime underwriting guidelines. Subprime mortgage loans are mortgage loans that, primarily due to borrower credit characteristics, do not meet the applicable originator's prime underwriting guidelines. Subprime borrowers may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, Alt A mortgage loans and subprime mortgage loans are mortgage loans that are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with an originator's prime underwriting guidelines. The principal differences between Alt A mortgage loans and subprime mortgage loans, on the one hand, and prime mortgage loans, on the other hand, include:

    o   the applicable loan-to-value ratios,

    o   the credit and income histories of the related borrowers,

    o   the documentation required for approval of the related mortgage loans,

    o   the types of properties securing the mortgage loans, and

    o the borrowers' occupancy status with respect to the mortgaged properties.

    As a result of these and other factors, the interest rates charged on Alt A mortgage loans and on subprime mortgage loans are often higher than those charged for prime mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on Alt A mortgage loans and subprime mortgage loans as compared to prime mortgage loans.

    High LTV Loans. Mortgage loans with loan-to-value ratios at origination in excess of 80% and not insured by primary mortgage insurance policies are designated by the sponsor as high LTV mortgage loans. High LTV mortgage loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering all amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be insufficient amounts recovered from the related mortgaged property unless the value of the property increases or, in the case of junior lien mortgage loans, the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

    Junior Lien Mortgage Loans. The issuing entities may contain mortgage loans secured by junior liens and the related senior liens may not be included in the issuing entity. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

    Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than that of traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

Declining Property Values and Geographic Concentration of Mortgaged Properties May Present a Greater Risk of Loss

    An investment in securities such as the securities which represent, in general, interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular issuing entity become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly.

    Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially those with high loan-to-value ratios, would cause losses to the issuing entity and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

United States Military Actions Could Adversely Affect the Yield on the Offered Certificates

    As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in a trust fund, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in this prospectus. This may result in interest shortfalls on the mortgage loans in the trust fund, which will be borne by one or more classes of interest-bearing securities as described in the related prospectus supplement.

Varying Underwriting Standards of Unaffiliated Mortgage Loan Sellers May Present a Greater Risk of Loss

    Mortgage loans to be included in an issuing entity will be purchased by the depositor from its parent, National City Mortgage Co., or may be purchased directly or indirectly from other mortgage loan sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the sponsor or its affiliates and generally described below under "Mortgage Loan Program--Underwriting Standards" and in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the sponsor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the sponsor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the sponsor or an affiliate of the sponsor. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Risks Related to Mortgage Loans with Interest-Only Payments

    If specified in the related prospectus supplement, some of the mortgage loans to be included in the issuing entity may provide for payment of interest at the related mortgage interest rate, but not payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate. The required payment of principal will increase the burden on the borrower and may increase the risk of default or prepayment under the related mortgage loan. Higher scheduled monthly payments may induce the related borrowers to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. These losses will be allocated to the related securities.

    If applicable, the presence of the interest only mortgage loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these mortgage loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

Lack of Income Verification May Increase the Risk of Loss

    If specified in the related prospectus supplement, some of the mortgage loans may have been underwritten under "stated income" programs that permitted the borrower to be qualified on the basis of his or her monthly income as stated on the loan application, without independent verification by the related originator. This may increase the possibility that, due to borrower error or fraud, the amount of credit extended exceeds the borrower's capacity to pay, particularly with respect to adjustable payment mortgage loans and interest-only mortgage loans, on which the payments are likely to increase during the term of the mortgage loan. As a consequence, the rate of delinquencies and losses may be higher on such mortgage loans than on mortgage loans under which the borrower's income has been verified by the applicable originator.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

    If specified in the applicable prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

There are risks relating to simultaneous second mortgage loans

    Certain of the mortgage loans may have been originated by the originator simultaneously with a second lien mortgage loan. These second lien mortgage loans may or may not be included in the applicable trust fund. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because borrowers have less equity in the mortgaged property. Further, the servicer may declare a default on the junior lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any borrower may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

    Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the issuing entity related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the mortgage loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance mortgage loan.

Mortgaged Properties Are Subject to Certain Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in an issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, an issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

    It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

    Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases." However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

    In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the servicer. Any mortgage loan not so purchased or substituted for shall remain in the related issuing entity and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

    All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which may be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Book-Entry Registration May Affect Liquidity of the Securities

    Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

    The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

    o the extent of prepayments on the underlying mortgage loans in the issuing entity or, if the issuing entity is comprised of underlying securities, on the mortgage loans backing the underlying securities;

    o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

    o if any party has an option to terminate the related issuing entity early, the effect of the exercise of the option;

    o the rate and timing of defaults and losses on the assets in the related issuing entity;

    o repurchases of assets in the related issuing entity as a result of material breaches of representations and warranties made by the depositor, servicer or mortgage loan seller; and

    o with respect to an issuing entity containing revolving credit loans, additional draws on under the related credit line agreements.

    Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each issuing entity may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal amount and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal amount and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

    The yield to maturity on certain types of classes of securities including strip securities, accrual securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

    To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment.

    See "Yield Considerations" and "Maturity and Prepayment Considerations."

Early or Multiple Payment Delinquencies or Defaults may be Indicative of Higher Rates of Delinquencies and Losses in the Future

    As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

    Prior delinquencies and, in particular, first or early payment delinquencies or defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

    If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold.

    The servicer or another party specified in the prospectus supplement for a series of securities may, at its option, purchase the assets of the related issuing entity if the aggregate principal balance of the mortgage loans and other issuing entity assets for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other issuing entity assets at the cut-off date for that series. The exercise of this purchase right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the purchasing party if it is a price other than the sum of the principal balance plus accrued interest on each mortgage loan in the trust fund and the fair market value of any real property owned by the trust fund. Notwithstanding the foregoing, if separate portions of the issuing entity assets support separate groups of securities, and there is no cross-collateralization between such portions and groups, then, if specified in the prospectus supplement, such purchase right may be exercised for each portion and its related securities group separately from the other portion and its related securities group.

    In the case of an issuing entity for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under
Section 860F of the Internal Revenue Code. In connection with a termination, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the issuing entity to securityholders. An issuing entity may also be terminated and the certificates retired upon the servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the issuing entity has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

    The termination of an issuing entity and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities to the extent that the purchase price is less than the amount required to distribute the full amount of the outstanding principal balance plus accrued interest on the securities.

Considerations for Benefit Plan Investors

    If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "Considerations for Benefit Plan Investors." However, due to the complexity of regulations that govern these plans, if you are subject to ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Events of Default Under the Related Governing Documents May Result in Losses to the Related Securities

    Upon an event of default under a pooling and servicing agreement, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of the holders of certificates evidencing not less than 51% of the voting rights, the trustee is required to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the issuing entity and in and to the mortgage assets. Upon an event of default under a servicing agreement, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement. Upon an event of default with respect to any series of notes issued under an indenture, if the notes of the series have been declared to be due and payable, the indenture will provide for the liquidation of collateral, or under certain circumstances that the trustee, notwithstanding an acceleration of the related securities pursuant to the indenture, may maintain possession of the collateral securing the notes of the series and may continue to apply payments on the collateral as if there had been no declaration of acceleration, if the collateral can be expected to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. Any of the foregoing actions taken under the related governing documents pursuant to an event of default may result in losses to the related securities due to delays in the transfer of servicing from one entity to another, due to the liquidation of issuing entity assets or due to the failure to liquidate the issuing entity's assets. See "Description of the Securities--Servicer Events of Default and Rights Upon Servicer Events of Default."

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

    Federal, and, if applicable, state and local laws, and public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

    o   regulate interest rates and other charges on mortgage loans;

    o   require specific disclosures to borrowers;

    o   require, under certain circumstances, licensing of originators;

    o regulate generally the origination, servicing and collection processes for the mortgage loans;

    o require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

    o   prohibit discriminatory or predatory lending practices;

    o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

    o   regulate the use of consumer credit information; and

    o   regulate debt collection practices.

    Additional requirements may be imposed under federal and applicable state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain mortgage loan terms or the ability of a creditor to refinance a mortgage loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

    The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

    Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the mortgage loans, such as the trust fund. Losses on mortgage loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of indemnity or credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust fund may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or by the related mortgage loan seller, will be borne by the holders of one or more classes of securities.

    The depositor or an affiliate of the depositor or a mortgage loan seller will represent that all applicable federal, state and local laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of this representation, the party that made this representation will be obligated to repurchase any affected mortgage loan or, if applicable, to substitute a new mortgage loan into the related issuing entity. See "Certain Legal Aspects of Mortgage Loans."

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

    If the related prospectus supplement specifies that the issuing entity is a party to one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment owed to a swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

    If the related prospectus supplement specifies that the issuing entity's assets include one or more interest rate swap agreements, the ratings on your securities may be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

    See the description of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

The Servicer's Collection Procedures, Including Loan Modification, May Affect the Timing of Collections on the Mortgage Loans and the Yield on the Related Securities

    In order to reduce borrower defaults, the servicer may, from time to time, use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicer may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity's receipt of interest or principal payments.

    In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related issuing entity may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Servicing and Collection Procedures."

Risks Relating to Breaches, Bankruptcy, Insolvency or Resignation of the
Servicer

    If the servicer were to breach its obligations under the related pooling and servicing agreement or servicing agreement, the trustee or the depositor may attempt to terminate the servicer. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be subject to dispute. As a consequence, if the trustee attempts to terminate a servicer, the servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the servicer may continue to suffer and may adversely affect the mortgage loans or other issuing entity assets.

    If a servicer subject to the federal bankruptcy code were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer. Alternatively, although the pooling and servicing agreement or the servicing agreement, as applicable, will provide that the bankruptcy of the servicer is an event allowing the termination of the servicer, provisions of the United States bankruptcy code (and analogous provisions of federal and state banking laws) may prevent the enforcement of these provisions. Accordingly, the servicer or its creditors may seek to assume and continue acting as servicer under the pooling and servicing agreement or servicing agreement, as applicable, and thereafter force the assignment of its servicing rights and obligations to another entity, notwithstanding any contractual rights of consent which the trustee or other parties may otherwise have.

    If the servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor servicer willing to service the mortgage loans for the servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current servicer or any replacement servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee would seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Originators or Servicer May be Subject to Litigation or Governmental Proceedings

    The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular action, investigation or inquiry or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator of mortgage loans included in the issuing entity or of the servicer and were to have a material adverse effect on such party's financial condition, the ability of such party to fulfill its obligation to repurchase or substitute for defective mortgage loans or other issuing entity assets, or to service the mortgage loans or other trust fund assets, could be impaired.

The Securities May Not be Suitable Investments

    The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on a specific date. Because the mortgage loans or other assets in the issuing entity may include a substantial proportion of mortgage loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or mortgage loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only mortgage loans, and for the other factors relating to mortgage loans and other issuing entity assets discussed above, the yields and the aggregate amount and timing of distribution on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans or other issuing entity assets and the securities, and who understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Special Powers of the FDIC in the Event of Insolvency of National City Bank Could Delay or Reduce Distributions on the Securities

    The mortgage loans will be originated or acquired by National City Mortgage, a division of National City Bank, a national bank whose deposits are insured to the applicable limits by the FDIC or may be acquired by National City Mortgage Co., an operating subsidiary of National City Bank. If National City Bank becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the bank. As receiver, the FDIC would have broad powers to:

    o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

    o request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank, or

    o if the bank is a servicer for a series of certificates, repudiate without compensation the bank's ongoing servicing obligations under the pooling agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

    If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

    By statute, the FDIC as conservator or receiver of the bank is authorized to repudiate any "contract" of the bank upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the securitization of the mortgage loans.

    If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the bank's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the bank's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize the bank's transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

    If specified in the applicable prospectus supplement, National City Bank may also act as servicer of the mortgage loans. If the FDIC acted as receiver for the bank after the bank's insolvency, the FDIC could prevent the termination of the bank as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the bank as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the bank received, but did not remit to the trustee, mortgage loan collections received by the bank before the date of insolvency or if the servicer failed to make any required advances.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on Mortgage Loans

    The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

    The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

    However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Additional Risk Factors Will Be Set Forth in the Prospectus Supplement Related to a Series of Securities

    The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular issuing entity and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

--------------------------------------------------------------------------------
                                 THE TRUST FUNDS
--------------------------------------------------------------------------------

    The assets of the issuing entity for each series will be a trust fund held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

    o one or more segregated pools of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit or cooperative apartment loans; or

    o pass-through or participation certificates issued or guaranteed by t the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association. ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), commonly referred to as agency securities.

The Mortgage Loans

    General

    The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by first or junior liens on one- to four-family residential properties or shares in a private cooperative housing corporation that give the owner of the private cooperative housing corporation the right to occupy a particular dwelling unit in the cooperative, manufactured homes or by any real property acquired upon foreclosure or comparable conversion of the mortgage loans.

    Any of these mortgaged properties may be located in any one of the fifty states or the District of Columbia. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

    The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the Federal Housing Administration or guaranteed by the Veterans' Association. See "Description of the Securities--FHA Insurance" and "--VA Guarantees."

    A trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a trust fund shall be non-performing as of the related cut-off date. Mortgage loans which are more than 30 days delinquent included in any trust fund as of the related cut-off date will have delinquency data relating to them included in the related prospectus supplement. Less than 20% of the mortgage loans (by aggregate unpaid principal balance) included in any trust fund will be more than 30 days delinquent as of the related cut-off date.

    A trust fund may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

    A trust fund may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac for their "A-quality" mortgage loan purchase programs. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because of the credit characteristics of the related borrower, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

    In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

    Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. If a mortgage pool is composed of mortgage loans acquired or purchased by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired or purchased. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust fund but were not selected for inclusion in the trust fund.

    All of the mortgage loans or home equity loans will have original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

    o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

    o fully amortizing mortgage loans with an interest rate adjusted periodically (including after an initial fixed rate period), with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index, such as a one-month LIBOR index or six-month LIBOR index ("ARM Loans");

    o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

    o ARM Loans that provide for negative amortization (including payment option loans) or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

    o fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

    o fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

    o mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

    o mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; and

    o   revolving credit loans.

    Junior Lien Mortgage Loans

    If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

    The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

    Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the mortgage loan at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the mortgage loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

    Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal used in connection with the origination of the mortgage loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing mortgage loans. The value of the mortgaged property securing a refinance loan is the appraised value of the mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan.

    A mortgaged property may have been subject to secondary financing at the time of origination of a first lien mortgage loan to the borrower by the related originator, unless otherwise specified in the related prospectus.

    If so provided in the related prospectus supplement, certain or all of the single family loans may have loan-to-value ratios in excess of 80% that are not insured by primary mortgage insurance policies.

    Convertible Mortgage Loans

    If provided for in the related prospectus supplement, a trust fund may contain convertible mortgage loans which allow the borrowers to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a trust fund may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the mortgage loan seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related servicer, the applicable mortgage loan seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the trust fund.

    Prepayment Charges

    A mortgage loan may require payment of a prepayment charge or penalty and a revolving credit loan may have an early termination charge, in each case the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loan.

    Occupancy Status of the Related Mortgaged Property

    With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home or investment property that is not part of a mandatory rental pool and is suitable for year-round occupancy.

    With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

    Condominiums

    Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae or Freddie Mac guidelines. See "Mortgage Loan Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

    Buydown Mortgage Loans

    If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

    Depending on FICO and/or LTV and/or other factors, the borrower under each buydown mortgage loan may be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

    Primary Mortgage Insurance

    Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount of such mortgage loan exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of the Securities--Primary Mortgage Insurance Policies."

    Mortgage Loan Information in Prospectus Supplement

    Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans or agency securities contained in the related trust fund, including:

    o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

    o the type of property securing the mortgage loans (e.g., one- to four-family houses, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

    o   the original terms to maturity of the mortgage loans,

    o   the earliest origination date and latest maturity date,

    o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

    o the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities,

    o the geographical distribution of the mortgage loans on a state-by-state basis,

    o the number and aggregate principal balance of buydown mortgage loans, if any,

    o   the weighted average Retained Interest (as defined below), if any,

    o with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and

    o whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

    The "Retained Interest" is the portion of the interest payments on a mortgage asset that may be retained by the depositor or any previous owner of the mortgage asset.

    The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the issuing entity's monthly report to securityholders. See "Description of the Securities--Reports to Securityholders."

    No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

    Assignment of the Mortgage Loans

    The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other mortgage loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities." With respect to mortgage loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were servicing the mortgage loans.

    The depositor or an affiliate of the depositor or a mortgage loan seller will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without credit recourse. See "Mortgage Loan Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets."

    The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the Securities--Advances in respect of Delinquencies; Servicing Advances." Any obligation of the servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

    The single-family loans will be evidenced by promissory notes, credit line agreements or the mortgage notes, secured by first mortgages or first deeds of trust creating a first or junior lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

    The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Revolving Credit Loans

    General

    The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a mortgage loan rate that is subject to adjustment on the day specified in the related credit line agreement, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related credit line agreement, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the credit line agreement and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the revolving credit loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin subject to any applicable periodic rate cap limitations.

    The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, referred to as the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for revolving credit loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related credit line agreement, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

    The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the credit line agreement at the time of the draw. Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement, subject to reimbursement out of the trust fund.

    Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

    o the finance charge for any billing cycle, in most cases, will be an amount equal to the average daily account balance for that period multiplied by 1/12th of the then-applicable loan rate,

    o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, and any unpaid finance charges, unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus unpaid periodic finance charges and the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

    o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

    Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

    The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of the draw, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion of the draw excluded from the pool. If any entity with an interest in a draw or portion of the draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

    In most cases, each revolving credit loan may be prepaid in full or in part at any time, although the borrower may be subject to an early termination fee in connection with such prepayment if the account is closed. The related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The credit line agreement or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

    As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

    o   a materially adverse change in the borrower's financial circumstances;

    o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

    o   a payment default by the borrower.

    However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

    o   the borrower's failure to make any payment as required;

    o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

    o any fraud or material misrepresentation by a borrower in connection with the loan.

    If specified in the related prospectus supplement, the servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In some cases, the servicer will have an unlimited ability to allow increases provided that the specified conditions are met, including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

    If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

    The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

    Allocation of Revolving Credit Loan Balances

    For any series of securities backed by revolving credit loans, the related trust fund may include either:

    o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or

    o a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance of the revolving credit loan as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

    The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

    o provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

    o provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

    Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

Manufactured Home Loans

    These mortgage loans will consist of mortgage loans each secured by a manufactured home and the land upon which it is located. The manufactured homes securing the these mortgage loans will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter; and except that such term shall not include any self-propelled recreational vehicle."

Agency Securities

    The agency securities evidenced by a series of certificates will consist of:

    o mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by Freddie Mac,

    o guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae,

    o fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA,

    o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

    o another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

    o   a combination of such agency securities.

    All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

    The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement.

The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

    Government National Mortgage Association

    GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA Certificates

    Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of mortgage loans originated by the FHA ("FHA Loans") and/or mortgage loans originated by the VA ("VA Loans"). The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

    The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

    If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

    All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the mortgage loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

    Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

    Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such mortgage loan will be passed through to the trustee as the registered holder of such GNMA certificate.

    GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

    Federal Home Loan Mortgage Corporation

    Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    Freddie Mac Certificates

    Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional mortgage loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

    Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

    Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

    Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share in the principal, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

    o   30 days following foreclosure sale,

    o   30 days following payment of the claim by any mortgage insurer, or

    o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

    In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

    Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

    Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

    Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

    Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of the Freddie Mac certificates in accordance with such holders' instructions.

    Federal National Mortgage Association

    Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

    Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

    Fannie Mae Certificates

    Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

    Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

    Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

    Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

    Stripped Mortgage-Backed Securities

    Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

    Other Agency Securities

    If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------

    The net proceeds to be received from each sale of securities will be applied by the depositor to the purchase of the related trust fund assets or will be used by the depositor for expenses relating to the issuance, offer and sale of the securities.

--------------------------------------------------------------------------------
                              YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

    Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the trust fund asset. Unless otherwise provided in the related prospectus supplement, interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of Strip Securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal amount of the security, except as provided below with respect to prepayments. A "Strip Security" is a class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions. In the case of Strip Securities with no or, in certain cases, a nominal principal amount, such distributions of interest on a Strip Security with no or a nominal principal amount ("Stripped Interest") will be in an amount, as to any distribution date, described in the related prospectus supplement.

    The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a Strip Security, the distributions of Stripped Interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

    Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions limiting prepayments on the mortgage loans or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General."

    The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those mortgage loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those mortgage loans or contracts (other than revolving credit loans which provide for an interest only period) to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance mortgage loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

    For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. Under the applicable underwriting standards, the borrower under each of the mortgage loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

    The mortgage rates on ARM Loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination, initial mortgage rates are typically lower, and may be substantially lower, than the sum of the indices applicable at origination and the related note margins, and the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

    The addition of any deferred interest to the principal amount of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM Loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal amount of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders of those certificates.

    The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

--------------------------------------------------------------------------------
                     MATURITY AND PREPAYMENT CONSIDERATIONS
--------------------------------------------------------------------------------

    The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans and contracts and all of the mortgage loans underlying the agency securities may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration of the lockout period, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

    The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

    A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

    Unless otherwise provided in the related prospectus supplement, all mortgage loans will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

    With respect to a series of securities evidencing interests in the trust fund including mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Servicing and Collection Procedures" and "Certain Legal Aspects of Mortgage Loans--Enforceability of Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the servicer and the depositor to repurchase mortgage loans under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" , and the trust fund is unable to acquire such additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

    There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty unless the account is terminated within a period specified in the related credit line agreement. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty or early termination fee. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical non-revolving mortgage loans.

    For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the mortgage loans may also be affected by the risks associated with other loans.

    As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

--------------------------------------------------------------------------------
                                  THE DEPOSITOR
--------------------------------------------------------------------------------

    National City Mortgage Capital LLC, the depositor, was incorporated in the State of Delaware on August 5, 2005 as a direct wholly-owned subsidiary of National City Mortgage Co. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its registered office in the State of Delaware at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is (937) 910-4372.

    The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material and adverse impact on the related trust fund and the interests of the potential investors.

--------------------------------------------------------------------------------
                             STATIC POOL INFORMATION
--------------------------------------------------------------------------------

    The depositor will provide static pool information in the prospectus supplement or through an internet website as set forth in the prospectus supplement.

--------------------------------------------------------------------------------
                              MORTGAGE LOAN PROGRAM
--------------------------------------------------------------------------------

    The mortgage loans will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise set forth in the related prospectus supplement.

Underwriting Standards

    Mortgage loans to be included in a trust fund will be purchased by the depositor from National City Mortgage Co. ("NCMC"), or if specified in the related prospectus supplement purchased by the depositor directly or indirectly from other mortgage loan sellers. The mortgage loans will have been originated in accordance with underwriting standards acceptable to NCMC or its parent or affiliates and generally described below unless otherwise stated in the related prospectus supplement. Each mortgage loan seller or another party on its behalf, or the related originator, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from the mortgage loan seller have been originated by the related originators in accordance with its underwriting standards unless otherwise stated in the related prospectus supplement. Any mortgage loan not directly underwritten by the depositor or its affiliates may be re-underwritten by the depositor, its parent or its affiliates. The re-underwriting of the depositor or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

    National City Mortgage Underwriting Standards

    Mortgage loans to be included in a mortgage pool will have been originated by National City Mortgage ("NCM"), a division of National City Bank or originated by another affiliate of NCM or by an unaffiliated originator and acquired by NCMC, in each case in accordance with the NCM underwriting standards described below, or, if specified in the prospectus supplement, originated by other originators in accordance with such other originators' underwriting guidelines as described in the prospectus supplement or originated by NCM or its affiliates in accordance with underwriting guidelines different from those described below depending upon product type as described in the prospectus supplement. The depositor will acquire the mortgage loans directly or indirectly from NCMC or from another seller, which seller may also be the related originator or an affiliate of the related originator. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor. Any mortgage loan not directly underwritten by NCM or its affiliates may be re-underwritten by NCM, NCMC or its affiliates. The re-underwriting standards for such mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the prospectus supplement.

    The NCM underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. The NCM underwriting standards allow exceptions to prescribed parameters when compensating factors are present.

    Generally, each borrower will have been required to complete an application designed to provide to the lender pertinent credit information concerning the borrower. The borrower will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the borrower's credit history. In the case of two-to-four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. In the case of investment properties, the income derived from the mortgaged property will be considered for underwriting purposes.

    Under the NCM underwriting guidelines, for each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less, or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value, and certain other conditions are met. All of the insurers that have issued primary mortgage insurance policies with respect to such mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the rating agencies rating the securities.

    In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, NCM generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

    NCM underwriting guidelines generally require a credit report for all prospective borrowers. Normally each credit report provides a credit score for the borrower. Credit scores generally range from 250 to 900 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types or credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant. See "--Credit Scores" below.

    NCM's mortgage loan documentation requirements vary according to the program and product type offered to the borrower. The three areas of income, assets, and employment may be verified, through written and telephonic communications, or not verified, depending upon the program and product type. Generally, mortgage loans underwritten in accordance with the NCM underwriting standards fall into one of seven categories. Under "full/alternative" ("Full Doc") documentation loans, the prospective borrower's employment, income, and assets are verified through written and telephonic communications. Under "stated income verified asset" ("SIVA") loans, the borrower states his/her income on the loan application but the income is not verified; assets and employment are verified without reference to income. Under "stated income stated asset" ("SISA") loans, the borrower states income and assets, but neither are verified; employment is verified. Under "no ratio" ("NR") loans, income is neither stated nor verified; assets and employment are verified. Under "no income no asset" ("NINA") loans, neither income nor assets are stated nor verified; employment is verified. Under "no documentation" ("No Doc") loans, income, assets, and employment are not stated and not verified. Under the "streamlined refinance documentation" ("Streamlined") program, documentation requirements for income, assets and employment may be reduced or waived, depending upon the payment history of the existing loan and the credit history of the borrower.

    The NCM underwriting standards require that each mortgaged property has been appraised by a qualified independent appraiser. All such appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in good condition, and verify that construction, if new, has been substantially completed. The appraisal generally will have been based upon prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Credit Scores

    Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the depositor, any mortgage loan seller, the servicer, the trustee, any trust administrator, any sub-servicer, the underwriter or any of their respective affiliates will make any representation as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

Qualifications of Originators and Mortgage Loan Sellers

    Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller will be required to satisfy the qualifications set forth below. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. The mortgage loan seller must be a seller or seller/servicer of conventional mortgage loans for Fannie Mae and Freddie Mac in good standing. The mortgage loans will have been originated by National City Mortgage, a subsidiary of National City Bank, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking company or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or will be a mortgagee approved by HUD, or will be a correspondent approved by NCMC or a broker approved by National City Bank. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Repurchases

    Each mortgage loan seller, or a party on its behalf, or the related originator will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

    o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

    o that, in the case of single-family first-lien loans, either (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth in the attorney's certificate of title, the first lien status of the mortgage;

    o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission;

    o that each mortgage constituted a valid first or junior lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

    o that there were no taxes or governmental assessments with respect to the mortgaged property;

    o that the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

    o that each mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

    o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in effect at the time of origination in all material respects.

    If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller or otherwise, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller or otherwise shall be an affiliate of the mortgage loan seller or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

    All of the representations and warranties made by or on behalf of a mortgage loan seller or otherwise in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to the sponsor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty that materially and adversely affects the value of the mortgage loan or the interests of the securityholders therein, the mortgage loan seller or party making representations or warranties will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller or otherwise do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, there will arise no cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty unless the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale.

    The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the servicer described below under "Description of the Securities--Assignment of Trust Fund Assets." If the servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the servicer in its capacity as a mortgage loan seller.

    The servicer and/or trustee will be required to promptly notify the relevant mortgage loan seller or other party making representations and warranties regarding the mortgage loans of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests in such mortgage loan of the securityholders. If such mortgage loan seller or other party making representations and warranties regarding the mortgage loans cannot cure such breach within 60 days from the date on which the mortgage loan seller or other party making representations and warranties regarding the mortgage loans was notified of such breach, then such mortgage loan seller or other party making representations and warranties regarding the mortgage loans will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller or other party making representations and warranties regarding the mortgage loans was notified of such breach, at the purchase price therefor.

    As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of:

    o   the unpaid principal balance of the mortgage loan,

    o the unpaid accrued interest thereon at the applicable mortgage interest rate from the due date as to which interest was last paid by the borrower to the first day of the month following the month in which such mortgage loan became eligible to be repurchased, and

    o if applicable, any expenses reasonably incurred or to be incurred by the servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

    In the case of the breach of the representation made by the mortgage loan seller that a mortgage loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the mortgage loan seller (or other party specified in the related prospectus supplement) will be required to pay any costs or damages incurred by the issuing entity as a result of the violation of those laws.

    Unless otherwise provided in the related prospectus supplement, a mortgage loan seller or other party making representations and warranties regarding the mortgage loans, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of Trust Fund Assets." In connection with any substitution of a mortgage loan, the party substituting such mortgage loan will be required to deposit the amount of any shortfall to the applicable collection account. The trustee and/or the servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller or other party making representations and warranties regarding the mortgage loans for the benefit of the trustee and the holders of the securities. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller or other party making representations and warranties regarding the mortgage loans. See "Description of the Securities--General."

    The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

    Neither the depositor nor the servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller or other party making representations and warranties regarding the mortgage loans defaults on its obligation to do so, and no assurance can be given that any mortgage loan seller or other party making representations and warranties regarding the mortgage loans will carry out such obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets."

--------------------------------------------------------------------------------
                          DESCRIPTION OF THE SECURITIES
--------------------------------------------------------------------------------

    The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement. The parties to the pooling and servicing agreement will include the depositor, the mortgage loan seller (if specified in the related prospectus supplement), the servicer, the trustee named in the prospectus supplement and any other party specified in the related prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuing entity and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. The issuing entity will be an owner trust or statutory trust established by the depositor for the purpose of issuing such series of notes. Where the issuing entity is an owner trust or statutory trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may or may not be offered publicly. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description of the agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

General

    The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the Depository Trust Company ("DTC")DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

    o such trust fund assets, or interests in such trust fund assets, exclusive of the Retained Interest, if any, on a trust fund asset retained by the depositor or any previous owner of that asset, as from time to time are subject to the related agreement;

    o such assets as from time to time are identified as deposited in the certificate or note account or any other account maintained for the benefit of the securityholders;

    o property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

    o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies";

    o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

    o the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies; Servicing Advances" and

    o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support."

    Subject to any limitations described in the related prospectus supplement, the securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Each series of securities may consist of either:

    o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund; or

    o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement. Each series may consist of more than one group of senior and/or subordinate securities.

    A series may include one or more classes of Strip Securities entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

    Where the issuer is an owner trust or statutory trust, the certificates evidencing ownership of the trust fund are referred to as the "Equity Certificates." With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as "Accrual Securities", as to which certain accrued interest will not be distributed but rather will be added to the principal amount of such security on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy, surety bond or a combination of those types of credit support. See "Description of Credit Support."

    Each class of securities, other than certain Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, referred to as a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

    As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions of the trust fund as a "real estate mortgage investment conduit," or "REMIC," as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates."

    As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

Assignment of Trust Fund Assets

    Assignment of Mortgage Loans

    At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the Retained Interest, if any, are calculated, the Retained Interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

    If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS, assignments of the mortgages for the mortgage loans in the related trust fund will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

    In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

(1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form or evidence that the Mortgage is held for the trustee through the MERS(R) System. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignment of each related mortgage loan (except for Mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in the states in which such recordation is not required by the rating agencies rating the securities.

(2) With respect to each first-lien cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

    The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the servicer, the depositor and the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

    With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

    The obligation to repurchase or to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations relating to the nature of the mortgage loans.

    The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

    Assignment of Agency Securities

    The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal amount as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

Deposits to Certificate Account

    The servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be maintained with a bank or trust company and in a manner satisfactory to the rating agency or agencies rating any class of securities of the series.

    A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the servicer or the trustee. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or serviced by it on behalf of others.

Payments on Mortgage Loans

    The servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any Retained Interest, servicing fees and reimbursements:

(1) all payments on account of principal, including principal prepayments, on the mortgage loans and all payments on any agency securities;

(2) all payments on account of interest on the mortgage loans, net of any portion retained by the servicer or by a sub-servicer as its servicing compensation and net of any Retained Interest;

(3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4) any amounts required to be paid under any letter of credit, as described below under "Description of the Securities--Letter of Credit";

(5) any advances made as described below under "--Advances in Respect of Delinquencies; Servicing Advances";

(6) if applicable, all amounts required to be transferred to the certificate or note account from a reserve fund, as described below under "Description of the Securities--Reserve Fund";

(7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

(8) all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "Mortgage Loan
     Program--Representations by or on Behalf of Mortgage Loan Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of the mortgage loan;

(9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

(10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Primary Hazard Insurance Policies";

(11) any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the certificate account; and

(12) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

    With respect to each buydown mortgage loan, the servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account.

The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

    If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied in the manner set forth below. If the borrower on a buydown mortgage loan prepays the mortgage loan in its entirety during the buydown period, the servicer, unless otherwise specified in the related prospectus supplement, is entitled to retain any buydown funds remaining in the buydown account. If a prepayment by a borrower during the buydown period together with buydown funds will result in a prepayment in full, the servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the servicer or the insurer under any related insurance policy, the servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

    Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Payments on Agency Securities

    The agency securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any.

Book-Entry Form

    Persons acquiring beneficial ownership interests in securities issued in book-entry form ("Beneficial Owners") will hold their securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants") or indirectly through Participants ("Indirect Participants"). Each class of the securities of a series issued in book-entry form ("Book-Entry Securities") initially will be represented by one or more physical securities registered in the name of Cede & Co., as nominee of DTC, which will be the "registered holder" of those securities, as that term is used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Security will be entitled to receive a security of a series issued in fully-registered, certificated form (a "Definitive Security") representing that person's interest in the Book-Entry Security, except as set forth below or in the related prospectus supplement. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Securities in minimum denominations of $1,000.

    The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant), or on the records of Clearstream or Euroclear, as appropriate.

    Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Securityholders will not receive or be entitled to receive securities representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, holders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

    Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities see "--Certain U.S. Federal Income Tax Documentation Requirements" below and "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and "--Backup Withholding."

    Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

    Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

    Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

    Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

    Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

    The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and"--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical securities for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

    DTC has advised the depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

    Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the depositor or the Trustee is unable to locate a qualified successor or (b) in the case of securities of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

    Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global security or securities representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of those Definitive Securities as holders under the pooling and servicing agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.

Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

    Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Securities that is not a U.S. Person within the meaning of
Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a Book-Entry Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the trustee, a paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

            (1) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed Internal Revenue Service ("IRS") Form W-8BEN (or any successor or substitute form);

            (2) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor or substitute form);

            (3) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

            (4) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Securities):

                (i) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (A) stating the name, permanent residence address and
                employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                    (B) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under
                Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (C) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (D) providing any other information, certifications, or
                statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                regulations; or

                (ii) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (A) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

                    (B) certifying that the non-Qualified Intermediary is not
                acting for its own account,

                    (C) certifying that the non-Qualified Intermediary has
                provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's beneficial owners, and

                    (D) providing any other information, certifications or
                statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

            (5) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

    In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

        (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

        (b) provides a duly completed and executed IRS Form W-9 (or any successor or substitute form), if the Holder is a U.S. Person; or

        (c) can be treated as a "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities.

Distributions

    Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. "Record Date" means the last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the trustee or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the trustee or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

    All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

(1) the total amount of all cash on deposit in the related certificate or note account as of the corresponding determination date, exclusive of:

    (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

    (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds (as defined below), Insurance Proceeds (as defined below) and other unscheduled recoveries received subsequent to the related Prepayment Period, and

    (c) all amounts in the certificate or note account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the servicer or that are payable in respect of specified expenses of the related trust fund;

(2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

(3) all advances with respect to the distribution date;

(4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period (as defined below);

(5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

(6) any other amounts described in the related prospectus supplement.

    "Insurance Proceeds" are proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures.

    "Liquidation Proceeds" are all amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

    "Prepayment Period" means the calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

    Except for the funding of any reserve fund and any other application described in the related prospectus supplement, the entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Categories of Classes of Securities

    The Securities of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories or another category specified in the prospectus supplement.

                                 PRINCIPAL TYPES

Accretion Directed
  Securities ...................... A class of securities that receives principal payments from amounts that would otherwise be distributed as
                                    interest on specified Accrual Securities. These
                                    principal payments may be in lieu of or in addition to
                                    principal payments from principal receipts on the
                                    mortgage loans for the related series.

Companion Securities (also
  sometimes referred to as
  Support Securities) ............. A class of securities that is entitled to receive principal payments on any distribution date only if
                                    scheduled payments have been made on



                                       54

                                    specified planned amortization securities, targeted
                                    amortization securities and/or scheduled amortization
                                    securities.

Component Securities .............. A class of securities consisting of two or more specified components, as described in the applicable
                                    prospectus supplement. The components of a class of
                                    component securities may have different principal and/or
                                    interest payment characteristics but together constitute
                                    a single class and do not represent severable interests.
                                    Each component of a class of component securities may be
                                    identified as falling into one or more of the categories
                                    in this chart.

Lockout Securities ................ A class of senior securities that is designed not to participate in or to participate to a limited extent in
                                    (i.e., to be "locked out" of ), for a specified period,
                                    the receipt of (1) principal prepayments on the mortgage
                                    loans that are allocated disproportionately to the
                                    classes of senior securities of its series as a group
                                    pursuant to a "shifting interest" structure and/or
                                    (2) scheduled principal payments on the mortgage loans
                                    that are allocated to the senior classes as a group. A
                                    class of lockout securities will typically not be
                                    entitled to receive, or will be entitled to receive only
                                    a restricted portion of, distributions of principal
                                    prepayments and/or scheduled principal prepayments, as
                                    applicable, for a period of several years, during which
                                    time all or a portion of the principal payments that it
                                    would otherwise be entitled to receive in the absence of
                                    a "lockout" structure will be distributed in reduction
                                    of the principal amount of other senior securities.
                                    Lockout securities are designed to minimize weighted
                                    average life volatility during the lockout period.

Notional Amount
  Securities....................... A class of securities having no principal amount and bearing interest on a notional amount. The notional
                                    amount is a hypothetical balance used for calculating
                                    interest distributions.

Pass-Through Securities ........... A class of senior securities that is entitled to receive a specified percentage of the principal payments that
                                    are distributable to the senior securities or applicable
                                    group of senior securities in the aggregate on a
                                    distribution date and that is not designated as a class
                                    of sequential pay securities.

Planned Amortization
  Securities (also sometimes
  referred to as PAC
  Securities) ..................... A class of securities that is designed to receive principal payments (or has a notional amount that is
                                    based on the principal amount of one or more classes of
                                    securities that are designed to receive principal
                                    payments) using a predetermined principal balance
                                    schedule derived by assuming two constant prepayment
                                    rates for the underlying mortgage loans. These two rates
                                    are the endpoints for the "structuring range" for a
                                    class of planned amortization securities. The classes of
                                    planned amortization securities in any series may be
                                    subdivided into different categories derived using
                                    different structuring ranges and/or payment priorities.
                                    A class of planned amortization securities is designed
                                    to provide protection against prepayments occurring at a
                                    constant rate within the structuring range.

                                             55

Ratio Strip Securities............. A class of securities that is entitled to receive a constant proportion, or "ratio strip," of the principal
                                    payments on the underlying mortgage loans.

Scheduled Amortization
  Securities ...................... A class of securities that is designed to receive principal payments (or has a notional amount that is
                                    based on the principal amount(s) of one or more classes
                                    of securities that are designed to receive principal
                                    payments) using a predetermined principal balance
                                    schedule but is not designated as a class of planned
                                    amortization securities or targeted amortization
                                    securities. The schedule is derived by assuming either
                                    two constant prepayment rates or a single constant
                                    prepayment rate for the underlying mortgage loans. In
                                    the former case, the two rates are the endpoints for the
                                    "structuring range" for a class of scheduled
                                    amortization securities and the range generally is
                                    narrower than that for a lass of planned amortization
                                    securities. Typically, the companion securities for the
                                    applicable series of securities generally will represent
                                    a smaller percentage of a class of scheduled
                                    amortization securities than the companion securities
                                    generally would represent in relation to a class of
                                    planned amortization securities or targeted amortization
                                    securities. A class of scheduled amortization securities
                                    is generally less sensitive to prepayments than a class
                                    of companion securities, but more sensitive than a class
                                    of planned amortization securities or targeted
                                    amortization securities.

Senior Securities ................. A class of securities that is entitled to receive payments of principal and interest on each distribution
                                    date prior to the classes of subordinate securities.

Sequential Pay Securities.......... Classes of securities that are entitled to receive principal payments in a prescribed sequence, that do not
                                    have predetermined principal balance schedules and that,
                                    in most cases, are entitled to receive payments of
                                    principal continuously from the first distribution date
                                    on which they receive principal until they are retired.
                                    A class of sequential pay securities may receive
                                    principal payments concurrently with one or more other
                                    classes of sequential pay securities.

Subordinate Securities............. A class of securities that is entitled to receive payments of principal and interest on each distribution
                                    date only after the senior securities and classes of
                                    subordinate securities with higher priority of
                                    distributions have received their full principal and
                                    interest entitlements.

Super Senior Securities............ A class of senior securities that will not bear its share of certain losses after the classes of subordinate
                                    securities are no longer outstanding for so long as one
                                    or more specified classes of senior securities are
                                    outstanding.

Super Senior Support
  Securities ...................... A class of senior securities that bears certain losses allocated to one or more classes of super senior
                                    securities.

Targeted Amortization
  Securities  (also sometimes
  referred to as TAC
  Securities) ..................... A class of securities that is designed to receive principal payments (or has a notional amount that is
                                    based on the principal amount (s) of one or more classes
                                    of securities that are designed to receive principal


                                             56

                                    payments) using a predetermined principal balance
                                    schedule derived by assuming a single constant
                                    prepayment rate for the underlying mortgage loans. A
                                    class of targeted amortization securities is designed to
                                    provide some protection against prepayments at a rate
                                    exceeding the assumed constant prepayment rate used to
                                    derive that class's principal balance schedule.

                                        INTEREST TYPES

Categories of Class ............... Definitions

Accrual Securities ................ A class of securities that accretes the amount of accrued interest otherwise distributable on that class,
                                    which amount will be added as principal to the principal
                                    amount of that class on each applicable distribution
                                    date. This accretion may continue until some specified
                                    event has occurred or until the class of Accrual
                                    Securities is retired.

Fixed Rate Securities ............. A class of securities with an interest rate that is fixed throughout the life of the class.

Floating Rate Securities........... A class of securities with an interest rate (or an effective rate as a result of a yield maintenance
                                    agreement) that resets periodically based upon a
                                    designated index and that varies directly with changes
                                    in that index.

Interest Only Securities........... A class of securities that is entitled to receive some or all of the interest payments made on the mortgage
                                    loans and little or no principal. Interest only
                                    securities have either a nominal principal amount or a
                                    notional amount. A nominal principal amount represents
                                    actual principal that will be paid on the class. It is
                                    referred to as nominal since it is extremely small
                                    compared to other classes. A notional amount is the
                                    amount used as a reference to calculate the amount of
                                    interest due on a class of interest only securities that
                                    is not entitled to any distributions in respect of
                                    principal.

Inverse Floating Rate
  Securities ...................... A class of securities with an interest rate that resets periodically based upon a designated index and that
                                    varies inversely with changes in that index and with
                                    changes in the interest rate payable on the related
                                    class of floating rate securities.

Principal Only Securities ......... A class of securities that does not bear interest and is entitled to receive only distributions of principal.

Step Coupon Securities............. A class of securities with a fixed interest rate that is reduced to a lower fixed rate after a specified period
                                    of time. The difference between the initial interest
                                    rate and the lower interest rate will be supported by a
                                    reserve fund established on the closing date.

Variable Rate Securities........... A class of securities with an interest rate that resets periodically and is calculated by reference to the rate
                                    or rates of interest applicable to the mortgage loans.

Interest on the Securities

    Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal-only Strip Securities, will be equal to one month's interest on the outstanding principal amount of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following: as to each Strip Security with no or a nominal principal amount, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal amount of that class on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the servicer is obligated to cover the shortfalls from its own funds up to its servicing fee or a specified portion of such fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations."

Principal of the Securities

    The principal amount of a security (other than a class of Exchangeable REMIC Securities or Exchangeable Securities), at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. or, in the case of a class of Exchangeable Securities or Exchangeable Securities entitled to distributions of principal, will equal the portion then represented by the outstanding certificates of such class of the maximum initial principal amount specified in the applicable prospectus supplement. The principal amount of each security offered by this prospectus will be stated in the related prospectus supplement as the class balance with respect to a class of certificates and the note balance with respect to a class of notes. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal amount of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal amount of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal amount of that class has been reduced to zero. With respect to a Senior/Subordinate Series (as defined below), distributions allocable to principal of a class of securities may be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal amount of that class as compared to the principal amount of all classes of securities of the series. A "Senior/Subordinate Series" is a series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal amount will not receive distributions of principal.

Exchangeable REMIC Securities and Exchangeable Securities

    General. If specified in a prospectus supplement for a series, certain classes of securities may be Exchangeable REMIC Securities or Exchangeable Securities. "Exchangeable REMIC Securities" are a class of securities that may be exchanged for proportionate interests in one or more specified classes of Exchangeable Securities in the same series, as described in the applicable prospectus supplement "Exchangeable Securities" are a class of securities that may be exchanged for proportionate interests in one or more specified classes of Exchangeable REMIC Securities in the same series, as described in the applicable prospectus supplement. In any of these series, the holders of one or more of the classes of Exchangeable REMIC Securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of Exchangeable REMIC Securities for proportionate interests in one or more specified classes of Exchangeable Securities in the same series and vice versa.

    If a series includes Exchangeable REMIC Securities and Exchangeable Securities, all of these classes of Exchangeable REMIC Securities and Exchangeable Securities will be listed in the related prospectus supplement.

The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable REMIC Securities and Exchangeable Securities will be referred to as a "combination," with the classes of Exchangeable REMIC Securities in the combination referred to as a "REMIC combination" and the classes of Exchangeable Securities in the combination referred to as an "exchangeable combination." At any time after their initial issuance, any class of Exchangeable REMIC Securities may be exchanged for the related class or classes of Exchangeable Securities. In some cases, multiple classes of Exchangeable REMIC Securities may be exchanged for one or more classes of related Exchangeable Securities.

    The descriptions in the related prospectus supplement of the securities of a series that includes Exchangeable REMIC Securities and Exchangeable Securities, including descriptions of principal and interest distributions, registration and denominations of securities, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each class of Exchangeable REMIC Securities and Exchangeable Securities. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each class of Exchangeable REMIC Securities and Exchangeable Securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable REMIC Securities and Exchangeable Securities.

    Exchanges. If a holder of Exchangeable REMIC Securities elects to exchange its Exchangeable REMIC Securities for related Exchangeable Securities, then:

    o the aggregate principal amount of the related Exchangeable Securities received in the exchange, immediately after the exchange, will equal the aggregate principal amount, immediately prior to the exchange, of the Exchangeable REMIC Securities so exchanged (for purposes of an exchange, interest only certificates will have a principal amount of zero);

    o the aggregate amount of principal or interest payable on each distribution date with respect to the related Exchangeable Securities received in the exchange will equal the aggregate amount of principal or interest payable on each distribution date with respect to the Exchangeable REMIC Securities so exchanged; and

    o the class or classes of Exchangeable REMIC Securities and Exchangeable Securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable REMIC Securities and Exchangeable Securities that differ in their interest characteristics include:

    o Floating rate certificates and inverse floating rate certificates that are Exchangeable REMIC Securities may be exchangeable, together, for related fixed rate certificates. In such a combination, the floating rate certificates and inverse floating rate certificates would produce, in the aggregate, an annual interest amount equal to that generated by the related fixed rate certificates. In addition, the aggregate principal amount of a class of floating rate certificates and a class of inverse floating rate certificates would equal the aggregate principal amount of the related fixed rate certificates.

    o Interest only certificates and principal only certificates that are Exchangeable REMIC Securities may be exchangeable, together, for related Exchangeable Securities that are entitled to both principal and interest payments. In such a combination, the principal amount of the class of related Exchangeable Securities would be equal to the principal amount of the class of principal only certificates, and the interest rate on the class of related Exchangeable Securities, when applied to the principal amount of this related Class, would generate interest equal to the annual interest amount of the interest only certificates.

    o Two classes of fixed rate certificates that are Exchangeable REMIC Securities with different interest rates may be exchangeable, together, for a single class of related Exchangeable Securities with a fixed interest rate. In such a combination, the principal amount of the single class of related Exchangeable Securities would be equal to the aggregate principal amount of the two classes of Exchangeable REMIC Securities, and the single class of related Exchangeable Securities would have a fixed interest rate that, when applied to the aggregate principal amount of the two classes of Exchangeable REMIC Securities, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable REMIC Securities.

    In some series, a holder may be able to exchange its Exchangeable REMIC Securities for other related Exchangeable Securities that have different principal payment characteristics. Some examples of combinations that differ in the principal payment characteristics include:

    o A class of Exchangeable REMIC Securities that is a class of Accrual Securities, and a second class of Exchangeable REMIC Securities that is a class of accretion directed securities and receives all of the interest accrued on the class of Accrual Securities for so long as the Accrual Securities are accreting, may be exchangeable, together, for a single class of related Exchangeable Securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

    o A class of Exchangeable REMIC Securities that is a class of planned amortization securities, scheduled amortization securities or targeted amortization securities, and a class of Exchangeable REMIC Securities that is a class of companion securities, may be exchangeable, together, for a class of related Exchangeable Securities that receives principal payments without regard to the amortization schedule for the class of planned amortization, scheduled amortization, or targeted amortization securities from the first distribution date on which it receives principal until it is retired.

    The holder of the class or classes of Exchangeable Securities in any of the example combinations described above may also exchange its Exchangeable Securities for the related Exchangeable REMIC Securities and this process may occur repeatedly in each direction.

    A number of factors may limit the ability of a holder of Exchangeable REMIC Securities or Exchangeable Securities to effect an exchange. For example, the holder must own, at the time of the proposed exchange, the class or classes of Exchangeable REMIC Securities or Exchangeable Securities necessary to make the exchange in the necessary proportions. If a holder does not own the necessary classes of Exchangeable REMIC Securities or Exchangeable Securities or does not own the necessary classes of Exchangeable REMIC Securities or Exchangeable Securities in the proper proportions, the holder may not be able to obtain the desired classes of Exchangeable REMIC Securities or Exchangeable Securities, as the case may be. The holder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable REMIC Securities or Exchangeable Securities from the then-current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable REMIC Securities or Exchangeable Securities may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable REMIC Securities or Exchangeable Securities.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Securities and Exchangeable Securities. A holder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal amount or notional amount of the Exchangeable REMIC Securities or Exchangeable Securities to be exchanged and the related Exchangeable REMIC Securities or Exchangeable Securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the certificateholder regarding delivery of the Exchangeable REMIC Securities or Exchangeable Securities and payment of the administrative fee. A certificateholder's notice to the trustee will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Securities or Exchangeable Securities that are in book-entry form will be subject to DTC's rules.

    If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable REMIC Securities and Exchangeable Securities, these proportions will be based on the original, rather than the outstanding, principal amounts or notional amounts of these classes.

    Distributions on an Exchangeable REMIC Security or Exchangeable Security received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable holder of record as of the applicable Record Date.

Pre-Funding Account

    If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan seller(s) of additional mortgage loans to the depositor for transfer to the related trust fund after the closing date. Such additional mortgage loans will be required to conform to the requirements set forth in the agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts in the pre-funding account will be required to be invested in permitted investments and the amount held in the pre-funding account shall at no time exceed 25% of the aggregate outstanding principal amount of the securities. The agreement providing for the transfer of additional mortgage loans will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

    The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer.

Allocation of Losses

    With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated mortgage loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated mortgage loan and to reimburse the servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings or a permitted modification, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized losses not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under "--Subordination."

Advances in Respect of Delinquencies; Servicing Advances

    With respect to any series of securities, the servicer will advance on or before each distribution date its own funds or funds held in the certificate or note account that are not included in the available distribution amount for that distribution date unless the servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and Retained Interest, that were due during the related Due Period and were delinquent on the related determination date. The "Due Period" is the period from and including the second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, to and including the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise. The prospectus supplement for a series will specify whether the servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, a servicer that is otherwise required to advance principal will not have to advance a delinquent balloon payment.

    Advances are intended to maintain a regular flow of scheduled interest and, if applicable, principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the servicer's funds will be reimbursable only out of related payments or recoveries on the mortgage loans, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. "Related Proceeds" are recoveries on a mortgage loan related to amounts which the servicer has previously advanced to the related trust fund. If advances have been made by the servicer from excess funds in the certificate account, the servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

    Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

    In the case of revolving credit loans, the servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

    In addition, in the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage and (iv) credit counseling services (to the extent not paid by the borrower), including but not limited to counseling regarding consumer credit, money and fees in connection with any debt management and budgeting used to aid a borrower with respect to payments on a mortgage loan. Each such expenditure will constitute a reimbursable servicing advance.

    The servicer's right to reimbursement for servicing advances is limited to collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the servicer may collect from the related borrower or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer, in which event reimbursement may be made to the servicer from general funds in the collection account.

Reports to Securityholders

    With each distribution to holders of any class of securities of a series, the servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related pooling and servicing agreement, a statement setting forth the following as of the distribution date:

(1) all amounts received on the mortgage loans with respect to the related due period and prepayment period and any amounts received from any other source used to make distributions on the securities;

(2) the amount of the distribution to holders of securities of that class applied to reduce the principal amount of the securities;

(3) the amount of the distribution to holders of securities of that class allocable to interest;

(4) the amount of related administration or servicing compensation received by the trustee or the servicer;

(5) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

(6) reimbursement of advances and reimbursements from amounts on deposit in the collection account;

(7) the aggregate principal balance of the mortgage loans at the close of business on that distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(8) the number and aggregate principal balance of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure or bankruptcy),
        (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the distribution date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the distribution date;

(9) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

(10) the aggregate principal amount of each class of securities (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal amount due to the allocation of any realized loss;

(11) if applicable, the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

(12) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

(13) the amount on deposit in the reserve fund and any other applicable transaction account, if any, as of the distribution date and after giving effect to all distributions and allocations made on such distribution date;

(14) if applicable, any tests or calculations to determine whether any trigger events were met or not;

(15) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

(16) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(17) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

(18) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(19) material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

(20) material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time;

(21) if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account;

(22) if applicable, the amount of the principal collections on revolving credit loans that are reinvested in additional balances or are accumulated in a trust account pending commencement of the related amortization period; and

(23) whether any exchanges of Exchangeable REMIC Securities and Exchangeable Securities have taken place since the preceding distribution date and, if applicable, the class designations, principal amounts or notional amounts and any interest and/or principal paid, including any shortfalls allocated, with respect to such securities.

    In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for an other specified portion of those amounts. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

    Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses
(1)-(3) above, aggregated for that calendar year or the applicable portion of the calendar year during which that person was a securityholder. The obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Servicing and Collection Procedures

    The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support." Consistent with this servicing standard and the right to modify loans as set forth below, the servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days. The servicer for each series will either service the mortgage loans pursuant to the related pooling and servicing agreement or will service the mortgage loans pursuant to a separate servicing agreement.

    To the extent specified in the related prospectus supplement, if there is more than one servicer of the mortgage loans for a series, a master servicer, affiliated or unaffiliated with the depositor, may be appointed by the depositor to supervise the servicers.

    To the extent required under the applicable pooling and servicing agreement or servicing agreement, the servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

    In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may, to the extent provided for in the related pooling and servicing agreement or the related servicing agreement, permit modifications of the mortgage loan rather than proceeding with foreclosure. A modification will be deemed to be in the best interests of the securityholders if the servicer determines that such modification is reasonably likely to increase the proceeds of the related mortgage loan over the amount expected to be collected pursuant to foreclosure. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

    In any case in which the servicer has knowledge that property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The servicer will exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note or cooperative note and, to the extent permitted by applicable law, the borrower remains liable thereon. The original borrower may be released from liability on a mortgage loan if the servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Provisions."

Sub-Servicing

    The obligations of a servicer may be performed through sub-servicers or vendors, provided that the servicer remains primarily liable for the servicing of the mortgage loans. In the event a servicer appoints a sub-servicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on Form 8-K for so long as the related issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

Realization upon Defaulted Mortgage Loans

    Each servicing agreement and pooling and servicing agreement with respect to a series will require the servicer to present claims to the insurer under any insurance policy applicable to the mortgage loans included in the trust fund for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted mortgage loans, or losses on the mortgaged property securing the mortgage loans.

    If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan, subject to its right to instead enter into a modification of the mortgage loan, as described above under "Description of the Securities-- Servicing and Collection Procedures". If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement or servicing agreement, the trust fund will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

    If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the Retained Interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support."

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

    The prospectus supplement for a series of securities will specify whether there will be any Retained Interest from the trust fund assets, and, if so, the owner of the Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A Retained Interest in a trust fund asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between Retained Interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the Retained Interest are calculated, on a pari passu basis.

    The servicer's, or in the case of a trust fund consisting of agency securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any Retained Interest and the servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment penalties and early termination charges, to the extent collected from borrowers. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer's primary compensation as its sub-servicing compensation.

    With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, except as otherwise described in the prospectus supplement and subject to reimbursement as stated herein or in the related prospectus supplement, the servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

    As described under "Advances in Respect of Delinquencies; Servicing Advances" above, the servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans and other loss mitigation activities, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer is also entitled to reimbursement from the certificate or note account for servicing advances.

Evidence as to Compliance

    The servicer (and any other parties identified in the related prospectus supplement) will be required, pursuant to the related pooling and servicing agreement or servicing agreement, to deliver annually to the trustee, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date for a series of securities), an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following: -

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria; the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

    Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. For each year in which an annual report on Form 10-K is required to be filed with the Securities and Exchange Commission (the "Commission"), the depositor will cause all such items to be filed on such Form 10-K.

    Item 1122(d) of Regulation AB includes the following servicing criteria:

    General Servicing Criteria

            (1) policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

            (2) if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities;

            (3) any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

            (4) a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

    Cash Collection and Administration

            (1) payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (2) wire transfers to investors are made by authorized personnel;

            (3) advances are made in accordance with the terms of the pooling and servicing agreement or servicing agreement; and

            (4) all accounts are separately maintained in accordance with the terms of the pooling and servicing agreement or servicing agreement.

    Investor Remittances and Reporting

            (1) reports to investors are maintained in accordance with the terms of the transaction documents; and

            (2) amounts due to investors are allocated and remitted in accordance with the terms of the transaction documents.

    Pool Asset Administration

            (1) the mortgage loans are safeguarded in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (2) any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (3) payments on the mortgage loans are posted to the servicer's records in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (4) changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (5) records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the pooling and servicing agreement or servicing agreement;

            (6) adjustments to mortgage rates are computed in accordance with the terms of the pooling and servicing agreement or servicing agreement; and

            (7) escrow accounts are kept in accordance with the terms of the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Servicer and the Depositor

    The servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as servicer may be the mortgage loan seller or an affiliate of the depositor or the mortgage loan seller and may have other normal business relationships with the depositor or the depositor's affiliates.

    Unless otherwise described in the related prospectus supplement, the pooling and servicing agreement will provide that the servicer may resign from its obligations and duties under the related agreement only upon a determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

    The pooling and servicing agreement or servicing agreement will provide that neither the servicer, the depositor nor any director, officer, employee or agent of servicer or the depositor will be under any liability to the related trust fund or the securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the depositor or the servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement or servicing agreement. Each servicer and the depositor and any director, officer, employee or agent of each servicer and the depositor will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective responsibilities under the related agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or servicing agreement. In addition, the pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed out of the collection account, and any loss to the trust fund arising from this right of reimbursement will be allocated first to the subordinate certificate of a series before being allocated to the related senior certificates, or if the series does not contain subordinate certificates, pro rata among the various classes of securities or in another manner specified in the applicable prospectus supplement.

    Any person into which the servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the servicer will be the successor of the servicer under the terms of each agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

Servicer Events of Default and Rights upon Servicer Events of Default

    Unless otherwise specified in the related prospectus supplement, servicer events of default under each pooling and servicing agreement and servicing agreement will include:

    o any failure by the servicer to remit to the trustee (or remit into a specified account) for distribution to securityholders, any required payment in the amount and manner provided in the pooling and servicing agreement so as to enable the trustee to distribute to securityholders any payment required to be made under the terms of the securities of a series and the pooling and servicing agreement (other than certain advances required to be made out of its own funds) which continues unremedied for a specified number of business days;

    o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement or servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than a specified percentage of the voting rights;

    o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations;

    o any failure of the servicer to remit any advance required to be remitted by it which continues unremedied until 3:00 p.m. New York time on the business day immediately following the date such advance was required to be remitted to the trustee; and

    o any other servicing default as set forth in the pooling and servicing or servicing agreement.

    So long as an event of default under a pooling and servicing agreement or servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

    If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of securities entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $10,000,000 to act as successor to the servicer under the agreement. The trustee or the successor servicer will be entitled to be reimbursed from the predecessor servicer (or the trust fund if the predecessor servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

    No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

    o the certificateholder previously has given to the trustee written notice of default,

    o the holders of certificates evidencing not less than a specified percentage of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

    o   have offered to the trustee reasonable indemnity, and

    o the trustee for a specified amount of days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

    Indenture Events of Default

    An event of default under the indenture with respect to any series of notes will be described specifically in the related prospectus supplement and may include:

    o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

    o failure to perform any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

    o any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

    o the failure by the issuer on the final scheduled payment date to reduce the principal amount of the notes to zero;

    o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

    o any other event of default provided with respect to notes of that series.

    If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale.

    No noteholder or holder of a certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

    o the holder previously has given to the trustee written notice of default and the default is continuing,

    o the holders of notes or certificates of any class evidencing not less than a specified percentage of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

    o the trustee has neglected or refused to institute a proceeding for a specified number of days after receipt of the request and indemnity, and

    o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note or certificate balances of the class.

Amendment

    With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision in the agreement that may be inconsistent with any other provision of the agreement or the related prospectus supplement, (iii) if one or more REMIC elections has been made, to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the trust fund (or one or more segregated pools of assets in the trust fund) as one or more REMICs at all times that any certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the trust fund pursuant to the Code that would be a claim against the trust fund, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or desirable to maintain qualification as one or more REMICs or to avoid or minimize the risk of the imposition of any tax and the action will not, as evidenced by the opinion of counsel, adversely affect in any material respect the interests of any certificateholder, (iv) to change the timing and/or nature of deposits into the certificate account, provided that the change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder and that the change will not adversely affect the then current rating assigned to any security, (v) to reduce the percentage of the unpaid principal balance of the mortgage loans as of the cut-off date at which the depositor, the servicer or other party specified in the applicable prospectus supplement will have the option to purchase all the remaining mortgage loans, provided that the reduction is considered necessary by the depositor, as evidenced by an officer's certificate delivered to the trustee, to preserve the treatment of the transfer of the mortgage loans to the depositor by the mortgage loan seller or to the trust fund by the depositor as a sale for accounting purposes, or (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions of the pooling and servicing agreement, provided that the amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders of the related series; provided that the action will not be considered to adversely affect in any material respect the interests of the certificateholders and no opinion of counsel will be required if each rating agency rating the certificates states in writing that the action will not result in the downgrading or withdrawal of the ratings then assigned to the certificates.

    Each agreement may also be amended by the depositor, the servicer, if any, the trustee and any other party specified in the related prospectus supplement, with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% of the voting rights evidenced by the certificates of all classes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to mortgage loans that are required to be distributed on any certificate, without the consent of the holder of the certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as set forth in clause (i) above, without the consent of the holders of certificates of that class evidencing not less than 66-2/3% of the aggregate voting rights of that class or (iii) reduce the aforesaid percentage of certificates, the holders of which are required to consent to the amendment, without the consent of the holders of all certificates of the affected classes then outstanding. Notwithstanding the foregoing, the trustee will not consent to any amendment if it would subject the trust fund (or any segregated pool of assets in the trust fund) to tax or, if one or more REMIC elections has been made, cause any REMIC to fail to qualify as a REMIC. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

    With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the agreement,
(iii) to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, (iv) to change the timing and/or nature of deposits into the note account, provided that the change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder and that the change will not adversely affect the then current rating assigned to any security, or (v) to reduce the percentage of the unpaid principal balance of the mortgage loans as of the cut-off date at which the depositor, the servicer or other party specified in the applicable prospectus supplement will have the option to purchase all the remaining mortgage loans (provided that the reduction is considered necessary by the depositor, as evidenced by an officer's certificate delivered to the trustee, to preserve the treatment of the transfer of the mortgage loans to the depositor by the mortgage loan seller or to the trust fund by the depositor as a sale for accounting purposes) or (vi) to make any other provisions with respect to matters or questions arising under the indenture or servicing agreement that are not inconsistent with the provisions of the indenture or servicing agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66-2/3% of the voting rights, for any purpose; provided, that no amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to mortgage loans that are required to be distributed on any note, without the consent of the holder of the note, (ii) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as set forth in clause (i) above, without the consent of the holders of notes of that class evidencing not less than 66-2/3% of the aggregate voting rights of that class or (iii) reduce the aforesaid percentage of notes, the holders of which are required to consent to the amendment, without the consent of the holders of all notes of the affected classes then outstanding.

Termination

    The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate or note account or by the servicer or the trustee and required to be paid to them under the agreements following the earlier of:

    o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

    o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

    In no event, however, will the trust fund created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency which will be specified in the notice of termination.

    Unless otherwise set forth in the related prospectus supplement, any purchase of assets of the trust fund in connection with a termination, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan as of the day of the purchase plus accrued interest thereon at the applicable mortgage interest rate plus (b) the fair market value of any real property owned by the trust fund.

    The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be 10% or another percentage specified in the applicable prospectus supplement. This percentage may be reduced by amending the pooling and servicing agreement or indenture, without securityholder consent, if the reduction is considered necessary by the depositor to preserve the treatment of the transfer of the mortgage loans to the depositor by the mortgage loan seller or to the trust fund by the depositor as a sale for accounting purposes.

    Distributions in respect of an optional purchase described above will be paid to securityholders (or in the case of the optional purchase of one or more, but less than all, groups of mortgage loans, to securityholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of securities is entitled if the purchase price is based in part on the fair market value of the assets and this fair market value is less than the unpaid principal balance of the related mortgage loan.

Duties of the Trustee

    The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

    The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the servicer and its affiliates.

Description of Credit Support

    If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the types of credit support set forth below, any of which may be limited to a specified percentage of the aggregate principal balance of the securities or of the mortgage loans covered thereby or a specified dollar amount.

    As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, a letter of credit, one or more insurance policies, a bankruptcy bond, a reserve fund, overcollateralization, cross support, cash flow agreements or guarantees or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K following the issuance of the related series.

Subordination

    With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

    All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal amount of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal amounts or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount of the realized losses that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal amounts, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal amount of that security as of the distribution date following the Prepayment Period in which the realized loss was incurred.

    As set forth under "Description of the Securities--Distributions of Principal of the Securities," the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal amount of each class. The principal amount of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal amount of those securities, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

    If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Fund" and in the related prospectus supplement.

    With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

    If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

    As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

    The servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

(1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and Retained Interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the servicer;

(2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and
    (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and Retained Interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

(3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

    If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

    In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

    As to any trust fund (or portion thereof) to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

    The servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

    Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

    Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

    o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

    o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

    o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

    o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the insurer, has sold the property with the approval of the insurer.

    Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

    Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

    The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages."

    If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

    Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

    If so specified in the prospectus supplement for a series of securities, the related trust fund may be entitled to the benefit of a special hazard insurance policy. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

    Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect the related trust fund from:

    o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

    o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

    Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

    The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

    Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

    The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

    A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

    If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

    Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

    As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgages."

Financial Guarantee Insurance

    Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. Premiums payable under such insurance will be paid as set forth in the related prospectus supplement. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of the securities of the related series.

Reserve Fund

    If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement.

    Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the servicer or any other person named in the related prospectus supplement.

Overcollateralization

    If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal amount of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

Cross Collateralization Features

    If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross collateralization feature will describe the manner and conditions for applying that cross collateralization feature. As to any trust fund that includes a cross collateralization feature, only assets of the trust fund will be used to provide cross collateralization, and cross collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross collateralization from any other trust fund.

Cash Flow Agreements

    If so provided in the related prospectus supplement, the trust fund may include interest rate exchange agreements, interest rate cap, swap, floor or corridor agreements or currency exchange agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and/or on the value of one or more classes of securities. The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any cash flow agreement. In addition, the prospectus supplement for the related series of securities will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or 20% or more, calculated in accordance with
Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is
(a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) 20% or more, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the cash flow agreement or the substitution of another cash flow agreement for the cash flow agreement. Copies of the cash flow agreement, if any, relating to a series of securities will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

    Guaranteed Investment Contracts. If specified in the related prospectus supplement, the issuing entity will have the benefit of one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between distribution dates pending distribution to securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the issuing entity will be distributed to the related class or classes of securities as specified in the applicable prospectus supplement.

    Interest Rate Cap Agreements. If specified in the related prospectus supplement, the issuing entity will have the benefit of one or more interest rate cap agreements in order to support the yield of one or more classes of securities. The counterparty to an interest rate cap agreement will receive an upfront payment and the issuing entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers), exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the interest rate cap agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the principal amount or amounts of one or more classes of securities multiplied by one-twelfth. This amount will be paid to the class or classes of securities as specified in the related prospectus supplement.

    Interest Rate Swap Agreements. If specified in the related prospectus supplement, the issuing entity will have the benefit of a swap agreement to support the yield on one or more classes of securities. Under the interest rate swap agreement, the issuing entity will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the issuing entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the interest rate swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the issuing entity is required to make a payment to the counterparty, that payment will be paid on the related distribution date prior to distributions to securityholders. Generally, any payments received from the counterparty by the issuing entity will be distributed as set forth in the applicable prospectus supplement.

Description of Primary Insurance Policies

    Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

    Primary Mortgage Insurance Policies

    As set forth under "Description of the Securities--Realization Upon Defaulted Mortgage Loans," the servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

    Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary insurance policies may be required to be obtained and paid for by the borrower, or may be paid for by the servicer.

    As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

    o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

    o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

    Primary Hazard Insurance Policies

    Each pooling and servicing agreement and servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to acquire and maintain flood insurance by the servicer's maintaining a blanket policy insuring against such losses on the mortgage loans.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

    Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

    FHA Insurance

    The Federal Housing Administration (the "FHA")is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

    Section 223(f) of the Housing Act allows the US Department of Housing and Urban Development ("HUD") to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old.
Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the mortgage loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the mortgage loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

    The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

    VA Guarantees

    The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The Veterans' Association (the "VA") currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a mortgage loan guaranty program under which the VA guarantees a portion of mortgage loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

    Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that mortgage loan of a fixed percentage of the mortgage loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the mortgage loan holder or through the VA's supplemental servicing of the mortgage loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

    The servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

--------------------------------------------------------------------------------
                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
--------------------------------------------------------------------------------

    The following discussion contains general summaries of certain legal aspects of mortgage loans secured by residential properties. Because these legal aspects may be governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

General

    All of the mortgage loans, except as described below, are loans to homeowners and all of the Single-Family Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien may not be prior to any liens for real estate taxes and assessments, as well as certain other encumbrances.

Single-Family Loans

    The single-family loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single-family loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the borrower, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a borrower, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

Cooperative Loans

    The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project borrower, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender may take possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

Foreclosure on Mortgages

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A borrower is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the borrower from an entirely technical default where the default was not willful.

    A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the mortgage loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the mortgage loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Cooperative Shares

    The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption with Respect to Single-Family Properties

    In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

    Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a mortgage loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

    Several tax liens arising under the Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and applicable state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding mortgage loans against either originators or assignees.

    In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"), if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels. Such mortgage loans are referred to as the "High Cost Loans." The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

Cooperative Loans

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-610(b) of the UCC and its predecessor provision to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

    The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

    Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Enforceability of Provisions

    The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender.

    Historically, the enforceability of these clauses has been impaired by state statutes and case law. The resulting inability to enforce a due-on-sale clause would result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which impacted the average life of the mortgage loans related to a series and the number of mortgage loans that might be outstanding until maturity.

    The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, with some exceptions, preempted state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses. The Garn-St Germain Act also established nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. As a result, the Garn-St Germain Act encouraged lenders to permit assumptions of mortgage loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

    Regulations issued by the Office of the Comptroller of the Currency ("OCC") under the Garn-St Germain Act allow national banks and their operating subsidiaries to acquire or make real property loans that include a due-on-sale clause consistent with the Garn-St. Germain Act. Substantively similar regulations have been issued by the OTS and FDIC. As a result, generally, except for certain Veteran's Affairs and Fair Housing Administration loans, nearly all mortgages contain a "due-on-sale clause" that require the mortgage to be paid if there is a change in ownership. Only mortgages originated in a limited number of states prior to October 15,1982, lack an enforceable due-on-sale clause.

Prepayment Charges and Prepayments

    Generally, except for mortgage loans whose terms provide for the payment of a prepayment or early termination charge in connection with certain principal prepayments, mortgage loans may be prepaid in full or in part without penalty.

    OCC regulations allow national banks and their operating subsidiaries offering or purchasing ARM Loans to impose fees for pre-payments of real estate loans, notwithstanding state laws to the contrary. Pre-payments, however, do not include payments that exceed the required payment amount to avoid or reduce negative amortization; or principal payments in excess of those needed to retire outstanding debt over the remaining loan term under the then-current interest rate, that are made in accordance to monthly payments calculated pursuant to applicable loan documents.

    OTS regulations also allow federal savings associations to impose a prepayment fee under the terms of the loan contract.

    With respect to state-chartered banks, the Alternative Mortgage Transaction Parity Act 1982 (the "Parity Act"), generally gives state-chartered banks and housing creditors, including non-bank/non-thrift mortgage lenders, parity with federally chartered banking institutions. Relevant OTS regulations, however, generally do not pre-empt state prohibitions against prepayment penalties, effective July 1, 2003. These OTS regulations, however, do not apply retroactively to mortgages originated prior to July 1, 2003 or to the small number of states that opted out of the Parity Act (Maine, New York, South Carolina, and Wisconsin).

Subordinate Financing

    When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple mortgage loans. In addition, if the junior loan permits recourse to the borrower, as junior loans often do, and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

    Currently, national banks are allowed, under the National Bank Act, and relevant OCC regulations, to charge the maximum interest rate that a state-chartered bank where it is located is allowed to charge. To the extent state law permits different interest rates for different loan classes, a national bank is allowed to charge the highest rate permitted to be charged by the most favored state licensed lender, in the state where it is located, but it must comply with any state laws material to the determination of the interest rate that applies to such class of loans. The term "interest" as used in the National Bank Act, includes any payment that compensates a creditor or prospective creditor for an extension or credit, default or breach by a borrower of a condition for the credit, including, among others, late, annual, and cash advance fees. Interest does not, however, ordinarily include appraisal fees, insurance premiums, document preparation fees, or credit report fees, among others.

    The OCC's regulations are virtually identical to those adopted by the OTS under Section 4(g) of the Home Owners' Loan Act and Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Monetary Control Act"). (Title V of the Monetary Control Act removed state usury ceilings and provided competitive parity in this area for federal and state thrifts.)

Alternative Mortgage Instruments

    OCC regulations allow national banks and their operating subsidiaries to make, sell, purchase, participate in, or otherwise deal in ARM Loans and interest, without regard to state limitations on such activities. When making ARM Loans and other non-traditional residential mortgage loans, national banks must comply with relevant OCC regulations.

    ARM Loans and revolving credit loans originated by state lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII", sometimes referred to as the Alternative Mortgage Transaction Parity Act). Title VIII provides that, notwithstanding any state law to the contrary:

    o state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the OCC with respect to origination of alternative mortgage instruments by national banks,

    o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

    o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by OTS with respect to origination of alternative mortgage instruments.

    Generally, ARM Loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

    All ARM Loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Texas Home Equity Loans

    Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of these loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related mortgage loan. Title insurance generally available on these mortgage loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

    Under the terms of the Servicemembers Civil Relief Act, as amended (the "Relief Act"), a borrower who enters active military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, that exceed an annual rate of 6% during the period of that the borrower has active duty status, unless a court orders otherwise, because it has determined that a borrower's ability to satisfy the obligation has not been materially affected by virtue of military service. The Relief Act also prevents a lender from obtaining judgment against a borrower on active military duty who is in default of a loan obligation. The Relief Act generally applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to active military duty and to some extent, their dependents . Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after a mortgage loan is originated, at this time no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single-family loan or cooperation loan during the borrower's period of active duty status, and, sometimes, during an additional 90 day period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. The Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a mortgage loan or to the value of the property securing a mortgage loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a mortgage loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any pooling and servicing agreement or servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

--------------------------------------------------------------------------------
                         FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of securities. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as Sections 860A through 860G of the Code and the related Treasury regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

    If a series of securities includes Exchangeable Securities, each class of Exchangeable Securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of Exchangeable Securities is discussed under "Federal Income Tax Consequences--Federal Income Tax Consequences for Exchangeable Securities" below.

    For purposes of this discussion, where the applicable prospectus supplement provides for a Retained Interest on the mortgage loans of a series of securities, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund that does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

    General

    With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "REMIC Regular Certificates" and one class of "REMIC Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has advised the depositor that in its opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the REMIC Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the REMIC Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections for the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

    Status of REMIC Certificates

    REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the REMIC Regular Certificates and income with respect to REMIC Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

    Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. A "Buy-Down Fund" is a fund maintained by the related servicer contributed by the seller of the related mortgaged property or an other source, including the originator of the related mortgage loan to compensate for the resulting difference in payment on the Buy-Down Loans. "Buy-Down Loans" are mortgage loans that are subject to temporary buy-down plans under which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan.

    REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

    Qualification as a REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the date of issuance of the REMIC Certificates (the "Startup Date") and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of REMIC Residual Certificates--Tax-Related Restrictions on Transfer of REMIC Residual Certificates--Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the mortgage loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that mortgage loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the borrower, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer reasonably required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the IRS.

    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the REMIC Regular Certificates of a series will constitute one or more classes of regular interests, and the REMIC Residual Certificates for that series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the REMIC Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of REMIC Regular Certificates

    General

    In general, interest, original issue discount, and market discount on a REMIC Regular Certificate will be treated as ordinary income to a holder of a REMIC Regular Certificate (a "REMIC Regular Certificateholder"), and principal payments on a REMIC Regular Certificate will be treated as a return of capital to the extent of the REMIC Regular Certificateholder's basis in the REMIC Regular Certificate (other than accrued market discount not previously reported as income). REMIC Regular Certificateholders must use the accrual method of accounting with regard to REMIC Regular Certificates, regardless of the method of accounting they otherwise use.

    Original Issue Discount

    Compound interest certificates will be, and other classes of REMIC Regular Certificates may be, issued with original issue discount within the meaning of Code Section 1273(a). Holders of any class of REMIC Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the this discussion and the appropriate method for reporting interest and original issue discount for the REMIC Regular Certificates.

    Each REMIC Regular Certificate (except to the extent described below for a REMIC Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a REMIC Regular Certificateholder's income. The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." The issue price of a class of REMIC Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a REMIC Regular Certificate also includes any amount paid by an initial REMIC Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate, unless the REMIC Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a REMIC Regular Certificate always includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a REMIC Regular Certificate, it is possible that no interest on any class of REMIC Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the trustee will treat interest on the REMIC Regular Certificates as qualified stated interest. Distributions of interest on a compound interest certificate, or on other REMIC Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of these REMIC Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

    Under a de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption for a series of REMIC Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and this income will be capital gain if the REMIC Regular Certificate is held as a capital asset. Under the OID Regulations, however,

REMIC Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

    A REMIC Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the REMIC Regular Certificate accrued during an accrual period for each day on which it holds the REMIC Regular Certificate, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. For each REMIC Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the REMIC Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the REMIC Regular Certificate as of the end of that accrual period, and (b) the distributions made on the REMIC Regular Certificate during the accrual period that are included in the REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the REMIC Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period equals the issue price of the REMIC Regular Certificate, increased by the aggregate amount of original issue discount for the REMIC Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the REMIC Regular Certificate's stated redemption price at maturity that were made on the REMIC Regular Certificate in prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a REMIC Regular Certificateholder generally will increase to take into account prepayments on the REMIC Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of REMIC Regular Certificates can result in both a change in the priority of principal payments for certain classes of REMIC Regular Certificates and either an increase or decrease in the daily portions of original issue discount for the REMIC Regular Certificates.

    In the case of a Non-Pro Rata Certificate, it is anticipated that the trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal amount of any Non-Pro Rata Certificate (or portion of this unpaid principal amount), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal amount of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class to the extent attributable to the portion of the unpaid principal amount of that class that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

    Acquisition Premium

    A purchaser of a REMIC Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the REMIC Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

    Variable Rate REMIC Regular Certificates

    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal amount by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. A rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a REMIC Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the trustee will treat REMIC Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

    The amount of original issue discount for a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on these REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate mortgage loans. In the case of adjustable-rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these REMIC Regular Certificates.

    Market Discount

    A purchaser of a REMIC Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the REMIC Regular Certificate (i) is exceeded by the then-current principal amount of the REMIC Regular Certificate, or (ii) in the case of a REMIC Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the REMIC Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the REMIC Regular Certificate as distributions includible in the stated redemption price at maturity on that REMIC Regular Certificate are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a REMIC Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the REMIC Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the REMIC Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the REMIC Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the REMIC Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount on a REMIC Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.

Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

    Premium

    A REMIC Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the REMIC Regular Certificateholder holds the REMIC Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the REMIC Regular Certificateholder may elect under Code Section 171 to amortize this premium under the constant yield method. This election will apply to all debt obligations acquired by the REMIC Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the REMIC Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a REMIC Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

    Election to Treat All Interest Under the Constant Yield Method

    A holder of a debt instrument such as a REMIC Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

    Treatment of Losses

    REMIC Regular Certificateholders will be required to report income on REMIC Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that these amounts are uncollectible. Accordingly, the holder of a REMIC Regular Certificate, particularly a subordinate certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that REMIC Regular Certificateholders that are corporations or that otherwise hold the REMIC Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any of their REMIC Regular Certificates becoming wholly or partially worthless, and that, in general, REMIC Regular Certificateholders that are not corporations and do not hold the REMIC Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any of their REMIC Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, these non-corporate REMIC Regular Certificateholders should be allowed a bad debt deduction at the time the principal amount of the REMIC Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of REMIC Regular Certificates has been otherwise retired. The IRS could also assert that losses on the REMIC Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. REMIC Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the REMIC Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the REMIC Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on REMIC Regular Certificates.

    Sale or Exchange of REMIC Regular Certificates

    If a REMIC Regular Certificateholder sells or exchanges a REMIC Regular Certificate, the REMIC Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the REMIC Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a REMIC Regular Certificate realized by an investor who holds the REMIC Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the REMIC Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such REMIC Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such REMIC Regular Certificate. In addition, gain or loss recognized from the sale of a REMIC Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of REMIC Residual Certificates

    Taxation of REMIC Income

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of the holders of REMIC Residual Certificates (each, a "REMIC Residual Holder"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a REMIC Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the REMIC Residual Holders in proportion to their respective holdings of REMIC Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad mortgage loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the REMIC Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that REMIC Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

    The taxable income recognized by a REMIC Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium on the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the REMIC Regular Certificates on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more mortgage loans is prepaid, the REMIC Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the REMIC Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon these distributions on those REMIC Regular Certificates on account of any unaccrued original issue discount relating to those REMIC Regular Certificates. When there is more than one class of REMIC Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the REMIC Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of REMIC Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of REMIC Regular Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of REMIC Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of REMIC Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, REMIC Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of this mismatching or unrelated deductions against which to offset this income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of this mismatching of income and deductions described in this paragraph may have a significant adverse effect upon a REMIC Residual Holder's after-tax rate of return. In addition, a REMIC Residual Holder's taxable income during certain periods may exceed the income reflected by the REMIC Residual Holder for these periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in REMIC Residual Certificates.

    Basis and Losses

    The amount of any net loss of the REMIC Pool that may be taken into account by the REMIC Residual Holder is limited to the adjusted basis of the REMIC Residual Certificate as of the close of the quarter (or time of disposition of the REMIC Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a REMIC Residual Certificate is the amount paid for the REMIC Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the REMIC Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the REMIC Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a REMIC Residual Holder as to whom such loss was disallowed and may be used by this REMIC Residual Holder only to offset any income generated by the same REMIC Pool.

    A REMIC Residual Holder will not be permitted to amortize directly the cost of its REMIC Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the REMIC Residual Certificates over their life. However, in view of the possible acceleration of the income of REMIC Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the REMIC Residual Certificates.

    A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a REMIC Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the REMIC Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the REMIC Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a REMIC Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

    Further, to the extent that the initial adjusted basis of a REMIC Residual Holder (other than an original holder) in the REMIC Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the REMIC Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not provide for this outcome. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a REMIC Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

    Treatment of Certain Items of REMIC Income and Expense

    It is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The trustee makes no representation as to the specific method that it will use for reporting income for the mortgage loans and expenses with respect to the REMIC Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to REMIC Residual Holders or differences in capital gain versus ordinary income.

    Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on REMIC Regular Certificates as described above under "--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium."

    Market Discount. The REMIC Pool will have market discount income on the mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of this market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of REMIC Regular Certificates--Market Discount."

    Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of REMIC Regular Certificates--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium on these mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

    Limitations on Offset or Exemption of REMIC Income

    A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a REMIC Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a REMIC Residual Certificate over the daily accruals for this quarterly period of
(i) 120% of the long-term applicable federal rate that would have applied to the REMIC Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the REMIC Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of a quarter is the issue price of the REMIC Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the REMIC Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the REMIC Residual Certificates diminishes.

    The portion of a REMIC Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the REMIC Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the REMIC Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the REMIC Residual Holder's excess inclusions will be treated as unrelated business taxable income of such REMIC Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons, and the portion of that taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--REMIC Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a REMIC Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Holder. First, alternative minimum taxable income for a REMIC Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

    Tax-Related Restrictions on Transfer of REMIC Residual Certificates

    Disqualified Organizations. If any legal or beneficial interest in a REMIC Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for the REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the REMIC Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the REMIC Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a REMIC Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on the Pass-Through Entity equal to the product of
(i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for this tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the REMIC Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

    If an Electing Large Partnership (as defined below) holds a REMIC Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a REMIC Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the REMIC Residual Certificate and is not a Disqualified Organization and is not purchasing such REMIC Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of the Disqualified Organization) and (ii) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each REMIC Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each REMIC Residual Holder will be deemed to have agreed, as a condition of ownership of the REMIC Residual Certificate, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the sponsor or the trustee may charge a fee for computing and providing such information.

    Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of REMIC Residual Certificates, in which case the transferor would continue to be treated as the owner of the REMIC Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a REMIC Residual Holder (other than a REMIC Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

    (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

        (1) the present value of any consideration given to the transferee to acquire the residual interest;

        (2) the present value of the expected future distributions on the residual interest; and

        (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

        (b) (1)the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

            (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

    For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

    The pooling and servicing for each series of certificates will require the transferee of a REMIC Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the REMIC Residual Certificates meet requirement
(iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the REMIC Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the REMIC Residual Certificates.

    Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. A "Foreign Person" is a nonresident alien, foreign corporation, or other non-U.S. Person. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The prospectus supplement relating to the certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

    Sale or Exchange of a REMIC Residual Certificate

    Upon the sale or exchange of a REMIC Residual Certificate, the REMIC Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such REMIC Residual Holder in such REMIC Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a REMIC Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that distribution date. Such income will be treated as gain from the sale or exchange of the REMIC Residual

Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a REMIC Residual Holder's REMIC Residual Certificate, in which case, if the REMIC Residual Holder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its REMIC Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    In addition, under temporary Treasury Regulations, effective generally for partnership interests first acquired on or after August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusion income allocable to non-U.S. Persons through certain other pass-through entities.

    Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income (i) if a REMIC Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a REMIC Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code
Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of REMIC Residual Certificates where the seller of the REMIC Residual Certificate, during the period beginning six months before the sale or disposition of the REMIC Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a REMIC Residual Certificate.

    Mark to Market Regulations

    The IRS has issued final regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

    Prohibited Transactions

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of REMIC Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on REMIC Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal amount of a class of REMIC Regular Certificates to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable-rate mortgage loan.

    Contributions to the REMIC Pool After the Startup Day

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a REMIC Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

    Net Income from Foreclosure Property

    The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of REMIC Regular Certificates and REMIC Residual Holders within the 90-day period.

Administrative Matters

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for a REMIC Pool's income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either REMIC Residual Holder or agent of the REMIC Residual Holders. If the Code or applicable Treasury regulations do not permit the servicer to act as tax matters person in its capacity as agent of the REMIC Residual Holders, the REMIC Residual Holder chosen by the REMIC Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

    An investor who is an individual, estate, or trust will be subject to limitation on certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of REMIC Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of REMIC Regular Certificates, as well as holders of REMIC Residual Certificates, where the REMIC Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of these expenses generally will be allocable to the REMIC Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of REMIC Regular Certificates and REMIC Residual Certificates for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on REMIC Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on REMIC Residual Certificates.

Taxation of Certain Foreign Investors

    REMIC Regular Certificates

    Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are Foreign Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more borrowers) and (ii) provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service.

    REMIC Residual Certificates

    The Conference Committee Report to the 1986 Act indicates that amounts paid to REMIC Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to REMIC Residual Holders may qualify as "portfolio interest," subject to the conditions described in "REMIC Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the REMIC Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a REMIC Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of REMIC Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to REMIC Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by these non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to these non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of REMIC Residual Certificates--Tax-Related Restrictions on Transfer of REMIC Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC Residual Certificates.

Backup Withholding

    Distributions made on the REMIC Regular Certificates, and proceeds from the sale of the REMIC Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the REMIC Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations
Section 1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the REMIC Regular Certificates would be refunded by the IRS or allowed as a credit against the REMIC Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of REMIC Regular Certificates or beneficial owners who own REMIC Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of REMIC Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of REMIC Regular Certificates. Holders through nominees must request such information from the nominee.

    The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each REMIC Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to REMIC Residual Holders, furnished annually, if applicable, to holders of REMIC Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to REMIC Residual Holders, furnished annually to holders of REMIC Regular Certificates and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


--------------------------------------------------------------------------------
Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made
--------------------------------------------------------------------------------

General

    In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Retained Interest on the mortgage loans underlying the certificates of a series, and where the certificates are not designated as "Strip Securities," the holder of each certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its certificate, including interest at the mortgage interest rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with such certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that these amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, investors holding certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their certificates relating to interest at the pass-through rate or as discount income on their certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest on the mortgage loans underlying a series of certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Strip Securities" and "--Recharacterization of Servicing Fees," respectively.

Tax Status

    Cadwalader, Wickersham & Taft LLP has advised the depositor that, except as described below with respect to Strip Securities:

                (i) A certificate owned by a "domestic building and loan
            association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that certificate is of the type described in such section of the Code.

                (ii) A certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

                (iii) A certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the mortgage loan exceeds the principal amount of the mortgage loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such certificateholder's investment for federal income tax purposes.

Premium and Discount

    Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of certificates or thereafter.

    Premium

    The treatment of premium incurred upon the purchase of a certificate will be determined generally as described above under "Federal Income Tax
Consequences--Taxation of REMIC Residual Certificates--Original Issue Discount and Premium."

    Original Issue Discount

    The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Strip Securities" below regarding original issue discount on Strip Securities.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. Generally no prepayment assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by the holder.

    Market Discount

    Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of this accrual.

Recharacterization of Servicing Fees

    If the servicing fees paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these amounts is not greater than the value of the services provided.

    Accordingly, if the IRS's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Strip Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the certificates, and the original issue discount rules of the Code would apply to the holder of the certificates. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Strip Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

    Upon sale or exchange of a certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the certificate, increased by the amount of any income previously reported relating to the certificate and decreased by the amount of any losses previously reported for the certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the certificate was held as a capital asset. However, gain on the sale of a certificate will be treated as ordinary income (i) if a certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Strip Securities

    General

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Strip Securities." The certificates will be subject to those rules if (i) the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Recharacterization of Servicing Fees" above), or (iii) a series or class of certificates is issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

    In general, a holder of a Strip Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Strip Security's allocable share of the servicing fees paid to the servicer, to the extent that these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to a holder of a Strip Security (a "Strip Security Holder"), the servicing fees will be allocated to the Strip Securities in proportion to the respective entitlements to distributions of each class of Strip Securities for the related period or periods. The holder of a Strip Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--General," subject to the limitation described in that section.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such Stripped Interest is purchased. Although the treatment of Strip Securities for federal income tax purposes is not clear in certain respects at this time, particularly where such Strip Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that (i) the trust fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Strip Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Strip Securities could be made in one of the ways described below under "--Taxation of Strip Securities--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Strip Securities should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations provide for treatment of a Strip Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Strip Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Strip Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Strip Security. Further, these final regulations provide that the purchaser of this type of Strip Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences--Taxation of REMIC

Regular Certificates--Market Discount," without regard to the de minimis rule in that section, assuming that a prepayment assumption is employed in this computation.

    Status of Strip Securities

    No specific legal authority exists as to whether the character of the Strip Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Strip Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Strip Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for such treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

    Taxation of Strip Securities

    Original Issue Discount. Except as described above under "--General," each Strip Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Strip Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a Strip Security Holder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Original Issue Discount" and "--Variable Rate REMIC Regular Certificates." However, with the apparent exception of a Strip Security qualifying as a market discount obligation as described above under "--General," the issue price of a Strip Security will be the purchase price paid by each holder of that Strip Security, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Strip Security to the Strip Security Holder, presumably under the Prepayment Assumption, other than qualified stated interest.

    If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Strip Security Holder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Strip Security Holder's Strip Security. While the matter is not free from doubt, the holder of a Strip Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Strip Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Strip Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Strip Securities. However, if final regulations dealing with contingent interest with respect to the Strip Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Strip Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Strip Securities.

    Sale or Exchange of Strip Securities. Sale or exchange of a Strip Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Strip Security Holder's adjusted basis in such Strip Security, as described above under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Sale or Exchange of REMIC Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Strip Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Strip Security Holder other than an original Strip Security Holder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    Purchase of More Than One Class of Strip Securities. When an investor purchases more than one class of Strip Securities, it is unclear whether for federal income tax purposes these classes of Strip Securities should be treated separately or aggregated for purposes of the rules described above.

    Possible Alternative Characterizations. The characterizations of the Strip Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Strip Security Holder may be treated as the owner of (i) one installment obligation consisting of the Strip Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Strip Security's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or (iii) a separate installment obligation for each mortgage loan, representing the Strip Security's pro rata share of payments of principal and/or interest to be made on the mortgage loan. Alternatively, the holder of one or more classes of Strip Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Strip Security, or classes of Strip Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

    Because of these possible varying characterizations of Strip Securities and the resultant differing treatment of income recognition, Strip Security Holders are urged to consult their own tax advisors regarding the proper treatment of Strip Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

    The trustee will furnish, within a reasonable time after the end of each calendar year, to each certificateholder or Strip Security Holder at any time during such year, information (prepared on the basis described above) as is necessary to enable certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Strip Securities, this reporting will be based upon a representative initial offering price of each class of Strip Securities. The trustee will also file original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences--Backup Withholding."

Taxation of Certain Foreign Investors

    To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Foreign Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Foreign Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences--Taxation of Certain Foreign Investors--REMIC Regular Certificates."

--------------------------------------------------------------------------------
Federal Income Tax Consequences For Exchangeable Securities
--------------------------------------------------------------------------------

Tax Status

    The Exchangeable Securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C). Original issue discount and interest accruing on Exchangeable Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Exchangeable Securities will be "qualified mortgages" under Code Section 860G(a)(3) for a REMIC. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Securities in respect of the above discussion.

Exchangeable Securities Representing Proportionate Interests in Two or More
   Exchangeable REMIC Securities

    The related prospectus supplement for a series will specify whether an Exchangeable Security represents beneficial ownership of a proportionate interest in two or more Exchangeable REMIC Securities corresponding to that Exchangeable Security. Each beneficial owner of such an Exchangeable Security should account for its ownership interest in each Exchangeable REMIC Security underlying that Exchangeable Security as described under "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying Exchangeable REMIC Securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Security, the beneficial owner must allocate the amount received on the sale among the underlying Exchangeable REMIC Securities in accordance with their relative fair market values as of the time of sale.

Exchangeable Securities Representing Disproportionate Interests in Exchangeable
   REMIC Securities

    The related prospectus supplement for a series will specify whether an Exchangeable Security represents beneficial ownership of a disproportionate interest in one or more Exchangeable REMIC Securities corresponding to that Exchangeable Security. The beneficial owner of such an Exchangeable Security will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such Exchangeable REMIC Security. Under Code Section 1286, each beneficial owner of an Exchangeable Security must treat the Exchangeable Security as a debt instrument originally issued on the date the owner acquires it and having original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Security is determined in the same manner as described with respect to REMIC Regular Certificates under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Original Issue Discount."

    Each beneficial owner of such an Exchangeable Security should calculate original issue discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a REMIC Regular Certificate under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Security and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Security is acquired or would be the original prepayment assumption with respect to the underlying Exchangeable REMIC Security.

    While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Securities in separate transactions which in the aggregate represent a single Exchangeable REMIC Security, it appears that the owner should account for each such Exchangeable Security separately, even if it exchanges the

Exchangeable Securities for the underlying Exchangeable REMIC Security. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying Exchangeable REMIC Security (regardless of whether it has exchanged the Exchangeable Securities for the underlying Exchangeable REMIC Security). Accounting separately for the Exchangeable Securities may lead to significantly different accruals of interest and original issue discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Security in either of these circumstances.

Sales, Exchanges and Other Dispositions of Exchangeable Securities

    If a beneficial owner exchanges one or more underlying Exchangeable REMIC Securities for one or more Exchangeable Securities in the manner described under "Description of the Securities--Exchangeable REMIC Securities and Exchangeable Securities" in this prospectus, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Securities for the corresponding Exchangeable REMIC Security or Exchangeable REMIC Securities, the exchange will not be taxable.

    Upon the sale, exchange or other disposition of an Exchangeable Security other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the Exchangeable REMIC Security or Exchangeable REMIC Securities underlying the Exchangeable Security. The adjusted basis of each such Exchangeable REMIC Securities will be determined as described above under "Federal Income Tax Consequences--Taxation of REMIC Regular Certificates--Sale or Exchange of REMIC Regular Certificates."

--------------------------------------------------------------------------------
Tax Characterization Of The Trust Fund As A Partnership
--------------------------------------------------------------------------------

    If the related prospectus supplement specifies that the trust fund is intended to be treated as a partnership for United States federal income tax purposes, Cadwalader, Wickersham & Taft LLP is of the opinion that the trust fund will not be treated as a publicly traded partnership or an association taxable as a corporation, and upon the issuance of securities by the trust fund will deliver an opinion to that effect. Counsel's opinion that the trust fund will not be treated as a publicly traded partnership will be based on a conclusion that (i) the nature of the trust fund's income qualifies it for exemption from the publicly traded partnership rules or (ii) limitations on the number of holders of securities that are not treated as indebtedness satisfy the requirements of a private placement safe harbor. Counsel's opinion that the trust fund will not be treated as an association taxable as a corporation will be based on an undertaking that no election for the trust fund to be treated as such will be filed. Counsel's opinion will assume compliance by the parties with all provisions of the agreements that affect the tax treatment of the trust fund. If the securities are structured as indebtedness issued by the partnership, Cadwalader, Wickersham & Taft LLP also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

    If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

--------------------------------------------------------------------------------
Tax Consequences To Holders Of The Notes
--------------------------------------------------------------------------------

    Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

    Original Issue Discount, Etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Strip Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any original issue discount on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the original issue discount in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-U.S. Person, or a Foreign Person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person
(1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

--------------------------------------------------------------------------------
Tax Consequences To Holders Of The Certificates
--------------------------------------------------------------------------------

    Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

    A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

    The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Strip Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

    Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of mortgage loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

            (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

            (2) any trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

            (3) prepayment premium payable to the holders of certificates for that month; and

            (4) any other amounts of income payable to the holders of certificates for that month.

    The allocation will be reduced by any amortization by the trust fund of premium on mortgage loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

    All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

    An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be subject to limitation on certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. As a result, individuals, estates or trusts holding certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities) may have taxable income in excess of the interest actually distributed to that holder over the life of the trust fund.

    The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each mortgage loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

    Discount and Premium. It is believed that the mortgage loans were not issued with original issue discount, and, therefore, the trust fund should not have original issue discount income. However, the purchase price paid by the trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

    If the trust fund acquires the mortgage loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the mortgage loans or to offset the premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

    Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

    If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

    Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

    The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a holder of a certificate sells its certificates at a gain or loss the purchasing holder of a certificate will have a higher or lower basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

    The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

    Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

    The depositor will be designated as the tax matters partner in the related agreement and, in that capacity, will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

    Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to
Section 1446 of the Code,
as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more U.S. Persons who have authority to control all substantial decisions of the trust fund.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a Foreign Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

--------------------------------------------------------------------------------
State And Other Tax Consequences
--------------------------------------------------------------------------------

    In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

--------------------------------------------------------------------------------
Penalty Avoidance
--------------------------------------------------------------------------------

    The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS


Investors Affected

    The Employee Retirement Income Security Act of 1974, as amended.("ERISA"), the Code and a variety of other federal, state, local or non-U.S. laws may affect your decision whether to invest in the securities if you are investing for:

    o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

    o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

    o a pension and other benefit plan for the employees of state and local governments, called a governmental plan, or

    o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or governmental plans.

    A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

    ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you are encouraged to consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related
    Investment Vehicles

    General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor (the "DOL"). Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

    Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

    Transactions Incidental to the Operation of the Trust. Transactions involving the assets of a trust fund may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust fund to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust fund's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA and if they are equity investments, whether an exception applies to prevent the trust fund's assets from being treated as plan assets. The DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

    Under the plan asset regulations, a trust fund's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

    To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust fund unless (1) the trust fund is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust fund. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

    The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

    Class Exemptions. The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

    Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

    o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

    o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

    o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

    o PTCE 95-60, which exempts certain transactions entered into by insurance company general accounts.

    o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

    These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust fund. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

    Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust Fund. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust fund:

    o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

    o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

    Administrative Exemption For Offerings Managed by Certain Underwriters. The DOL has also issued exemptions to several underwriters of securities for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust fund and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997), 65 Fed. Reg. 67765 (November 13, 2000), 67 Fed. Reg. 54487 (August 22, 2002) and 72 Fed. Reg. 13130 (March
20, 2007). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust fund and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust fund's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust fund.

    In order for the Underwriters' Exemption to be available to a purchase of securities, the trust fund's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain cash flow agreements, with respect to any of the these obligations; and a pre-funding account.

    Conditions For Pre-Funding Accounts. If the trust fund includes a pre-funding account, the following conditions also apply:

    o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

    o All additional obligations transferred to the trust fund after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust fund as the obligations placed in the trust fund at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., DBRS Limited or DBRS, Inc., or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

    o After the transfer of additional obligations to the trust fund, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

    o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust fund between the time of initial issuance of the securities and the end of the pre-funding period.

    o Either the characteristics of the obligations added to the trust fund during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust fund as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

    o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

    o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States.

    o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

    o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including ERISA plans.

    Additional Conditions for the Underwriters' Exemption. If the requirements applicable to the trust fund and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

    o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

    o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust fund unless none of the mortgage loans or other assets has an LTV that exceeds 100% as of the date of the issuance of the securities.

    o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust fund exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust fund (other than a one- to four-family residential mortgage loan or home equity loan) has an LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity loan has an LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

    o The trustee of the trust fund is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

    o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

    o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

    o In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust fund may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust fund, and a true sale opinion is issued in connection with the transfer of assets to the trust fund.

    The Underwriters' Exemption permits cash flow agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent swap" or a "non-ratings dependent swap"; and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

    An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., London interbank offered rate quotation for one-month U.S. dollar deposits ("LIBOR") or the U.S. Federal Reserve's Cost of Funds Index ("COFI")), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal amount of the class of securities to which the Swap relates, or (ii) the portion of the principal amount of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products of those amounts, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

    An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

    A "qualified plan investor" is an ERISA plan, an IRA or a Keogh plan where the decision to buy such class of securities is made on behalf of such plan entity by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and plan) under management of at least $100 million at the time the securities are acquired by the plan entity.

    In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap

Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

    "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

    An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. ("ISDA") form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty; and (f) it has an Allowable Notional Amount.

    Limits on Scope of The Underwriters' Exemption. The Underwriters' Exemption will not provide complete exemptive relief even where a trust fund satisfies all of the conditions applicable to the trust fund and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

    The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust fund's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust fund or an affiliate only when the following additional conditions are met:

    o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust fund's sponsor, the trustee, any insurer, any counterparty, any servicer or any obligor with respect to obligations or receivables included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

    o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust fund is acquired by persons independent of the underwriters or selling agents, the trust fund's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

    o The purchaser's investment in each class of securities issued by the trust fund does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

    o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

    The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust fund only if:

    o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

    o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust fund.

    Statutory Exemption for Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Consultation with Counsel

    There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified in the DOL exemption were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustee, the servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment in the securities by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Governmental Plans

    Governmental plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which have established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of governmental plans. If you are considering investing in securities on behalf of a governmental plan, you are encouraged to consult with your advisors regarding the requirements of applicable state law.

Representation from Plans Investing in Notes with Substantial Equity Features or
  Certain Securities

    Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including, but not limited to, any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the servicer with an opinion of counsel satisfactory to the depositor, the trustee and the servicer, which opinion will not be at the expense of the depositor, the trustee or the servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement.

    In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement and, if applicable, that the following statements are correct:
(i) the transferee is an insurance company; (ii) the source of funds used to acquire or hold the securities or interest in the securities is an "insurance company general account" as defined in PTCE 95-60; and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

Tax Exempt Investors

    An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences" above.

    This discussion is a general discussion of some of the rules which apply to ERISA Plans, Keogh Plans, IRAS, governmental plans and their related investment vehicles. Prior to making an investment in securities, prospective plan investors are encouraged to consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of governmental plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

                                LEGAL INVESTMENT

    The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation ("FDIC"), the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

    One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

    One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

    The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to purchase the securities. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriter named in the underwriting agreement acting as underwriter with other underwriters, if any, named in the underwriting agreement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

    In addition, the prospectus supplement may specify that the securities may be offered by direct placements by the depositor with investors, in which event the depositor will be an underwriter with respect to the securities, or by inclusion as underlying securities backing another series of asset-backed securities issued by an entity of which the depositor or an affiliate of the depositor may act as the depositor. In the event that the depositor or an affiliate of the depositor acts as depositor with respect to the other series of asset-backed securities, the depositor or its affiliate will be an underwriter with respect to the underlying securities.

    Alternatively, the prospectus supplement may specify that the securities will be distributed by the underwriter acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If the underwriter acts as agent in the sale of securities, the underwriter will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriter elects to purchase securities as principal, the underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

    The sponsor and the depositor will indemnify the underwriter and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the underwriter and any underwriters may be required to make in respect of those civil liabilities.

    In the ordinary course of business, any underwriter and the depositor or its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's or such affiliate's mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the securities.

    The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

    As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

    The validity of the securities will be passed upon for the depositor by Jones Day, New York, New York. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

    It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

    Any such ratings on the securities address the likelihood of receipt by the holders of those securities of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

    The depositor filed a registration statement relating to the securities with the Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. Copies of the registration statement and any other materials the depositor files including distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K can be inspected and copied at the public reference facility maintained by the Commission at its Public Reference Section, 100 F Street NE, Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet website that contains reports, proxy and information statements and other information that the depositor filed electronically with the Commission. The address of such Internet website is (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

    Any Form 10-D, annual report on Form 10-K or current report on Form 8-K filed on behalf of the issuing entity will be signed by the depositor or the servicer.

    This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits to the registration statement which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

    If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered by this prospectus evidencing interest in the securities. Finalized agreements, including the exhibits to these agreements, will be filed by Form 8-K and incorporated by reference into the registration statement. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its registered office in the State of Delaware, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention: Kelly C.

Johnson, or by telephone at (937) 910-4372. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

                             INDEX OF DEFINED TERMS

1
1986 Act..................................96
A
Allowable Interest Rate..................131
Allowable Notional Amount................131
ARM Loans.................................20
Assessment of Compliance..................67
Attestation Report........................67
B
Beneficial Owners.........................46
Book-Entry Securities.....................46
Buy-Down Fund.............................94
Buy-Down Loans............................95
C
CERCLA....................................92
Charter Act...............................31
Code......................................42
COFI.....................................131
Commission................................67
D
Definitive Security.......................46
Disqualified Organization................106
DOL......................................127
DTC.......................................41
Due Period................................61
E
Electing Large Partnership...............106
eligible counterparty....................131
eligible Swap............................131
Equity Certificates.......................42
ERISA....................................127
Euroclear Operator........................48
European Depositaries.....................47
Exchangeable REMIC Securities.............58
EYS Agreement............................132
F
Fannie Mae................................19
FDIC.....................................134
FHA.......................................83
FHA Loans.................................28
Financial Intermediary....................47
Foreign Person...........................108
Freddie Mac...............................19
Freddie Mac Act...........................29
Full Doc..................................37
G
Garn-St. Germain Act......................90
GNMA......................................19
H
High Cost Loans...........................89
Homeownership Act.........................89
Housing Act...............................28
I
Indirect Participants.....................46
Insurance Proceeds........................54
IRS.......................................51
ISDA.....................................132
L
Leveraged................................131
LIBOR....................................131
Liquidation Proceeds......................54
LTV........................................6
M
Monetary Control Act......................91
N
NCM.......................................36
NCMC......................................36
NINA......................................37
No Doc....................................37
Non-Pro Rata Certificate..................97
Non-ratings dependent swaps..............132
Non-U.S. Holder...........................51
NR........................................37
O
OID Regulations...........................96
OTS......................................135
P
Parity Act................................90
Participants..............................46
Pass-Through Entity......................106
Prepayment Assumption.....................97
Prepayment Period.........................54
PTCEs....................................128
Q
QPAM.....................................131
Qualified Intermediary....................52
qualified plan investor..................131
R
Record Date...............................53
Regular Certificates......................94
Related Proceeds..........................62
Relevant Depositary.......................47
Relief Act................................92
REMIC.....................................42
REMIC Certificates........................94
REMIC Pool................................94
REMIC Pool................................94
REMIC Regular Certificateholder...........96
REMIC Regulations.........................93
REMIC Residual Holder....................103
Residual Certificates.....................94
Retained Interest.........................23
Rules.....................................47
S
Senior/Subordinate Series.................58

SISA......................................37
SIVA......................................37
SMMEA....................................134
Startup Date..............................95
Streamlined...............................37
Stripped Interest.........................33
Swap.....................................131
Swap Agreement...........................131
T
TB 13a...................................135
TB 73a...................................135
Texas Home Equity Laws....................92
Title VIII................................91
U
U.S. Person..............................108
U.S. Withholding Agent....................51
V
VA........................................83
VA Loans..................................28

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.


          SEC Registration Fee..........................        *
          Printing and Engraving Fees...................        *
          Legal Fees and Expenses.......................        *
          Accounting Fees and Expenses..................        *
          Trustee Fees and Expenses.....................        *
          Rating Agency Fees............................        *
          Miscellaneous.................................        *
          Total.........................................        *

---------------
*   To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

    Under Section 8.2 of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

    Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    The registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the registrant provides, in effect, that to the fullest extent permitted by law, the registrant shall indemnify and hold harmless, the directors, or any person who is or shall have been serving at the request of the registrant as a director, officer, employee or agent of another entity, from and against any and all losses, liabilities or claims attributable to such status or for acts or failures to act in connection therewith, provided that the scope of this indemnification and agreement to hold harmless shall not extend to losses arising from the gross negligence or intentional misconduct of the indemnitee and any indemnity shall be provided out of and to the extent of the registrant's assets only, and no director shall have personal liability on account thereof.

    The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement, Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular mortgage loans.

Item 16. Exhibits.

    1.1     Form of Underwriting Agreement.

    3.1**   Certificate of Formation of the Company.

    3.2**   Limited Liability Company Agreement of the Company.

    4.1*    Form of Pooling and Servicing Agreement.

    4.3* Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

    4.4* Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.

    4.5*    Form of Indenture, for a series consisting of Mortgage-Backed Notes.

    5.1     Opinion of Jones Day as to the legality of the securities.

    8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.

    23.1    Consent of Jones Day (included as part of Exhibit 5.1).

    23.2    Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 8.1).

    24.1    Power of Attorney.

---------------
* Filed as an exhibit to Registration Statement No. 333-135655 and incorporated herein by reference.

** Filed as an exhibit to Registration Statement No. 333-127740 and incorporated herein by reference.

Item 17. Undertakings.

        (a) Rule 415 Offering.

        The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) except as otherwise provided by Item 512(a) of Regulation S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) except as otherwise provided by Item 512(a) of Regulation S-K, to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

                provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

                provided further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c));

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                        (i) each prospectus filed by the Registrant pursuant to
                Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                        (ii) each prospectus required to be filed pursuant to
                Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

                (5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                        (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                        (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                        (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                        (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b) Filings Incorporating Subsequent Exchange Act Documents by
Reference.

                The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

                The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

                The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

        (e) Undertaking in Respect of Indemnification.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

        (f) Undertaking regarding the Qualification of Trust Indentures.

                The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio, on November 29, 2007.


                                     NATIONAL CITY MORTGAGE CAPITAL LLC



                                     By:  /s/ Kelly C. Johnson
                                          ------------------------------------
                                          Name: Kelly C. Johnson
                                          Title: Vice President and Secretary

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Thomas, Bernard J. Angelo, Scott J. Dixon and Kelly C. Johnson, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Form S-3 Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                           DATE

                                  Director and President
/s/ Paul Thomas                   (Principal Executive Officer)   November 29, 2007
--------------------------------
Paul Thomas

/s/ Bernard J. Angelo             Director                        November 29, 2007
--------------------------------
Bernard J. Angelo

/s/ Scott J. Dixon                Director, Vice President and    November 29, 2007
--------------------------------  Treasurer (Principal
Scott J. Dixon                    Financial Officer and
                                  Principal Accounting Officer)


/s/ Kelly C. Johnson              Vice President and Secretary    November 29, 2007
--------------------------------
Kelly C. Johnson
